Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
NINE ENERGY SERVICE, INC., et al.,[1]	)	Case No. 26-[●] (___)
)
Debtors.	)	(Joint Administration Requested)
)

DISCLOSURE STATEMENT
FOR THE JOINT PREPACKAGED PLAN OF

REORGANIZATION OF NINE ENERGY SERVICE, INC. AND ITS
DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

KANE RUSSELL COLEMAN LOGAN PC		KIRKLAND & ELLIS LLP
John J. Kane (TX Bar No. 24066794)		KIRKLAND & ELLIS INTERNATIONAL LLP
Kyle Woodard (TX Bar No. 24102661)		Chad J. Husnick, P.C. (pro hac vice pending)
JaKayla J. DaBera (TX Bar No. 24129114)		333 West Wolf Point Plaza
901 Main Street, Suite 5200		Chicago, Illinois 60654
Dallas, Texas 75202		Telephone:	(312) 862-2000
Telephone:	(713) 425-7400	Facsimile:	(312) 862-2200
Facsimile:	(713) 425-7700	Email:	chad.husnick@kirkland.com
Email:	jkane@krcl.com
kwoodard@krcl.com
jdabera@krcl.com

-and-		-and-

Michael P. Ridulfo (TX Bar No. 16902020)		Ross J. Fiedler (pro hac vice pending)
Sage Plaza, 5151 San Felipe, Suite 800		601 Lexington Avenue
Houston, Texas 77056		New York, New York 10022
Telephone:	(713) 425-7400	Telephone:	(212) 446-4800
Facsimile:	(713) 425-7700	Facsimile:	(212) 446-4900
Email:	mridulfo@krcl.com	Email:	ross.fiedler@kirkland.com

Proposed Co-Counsel for the Debtors		Proposed Co-Counsel for the Debtors
and Debtors in Possession		and Debtors in Possession

[1]	A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/NineEnergy. The location of Nine Energy Service, Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is 2001 Kirby Drive, Suite 200, Houston, TX 77019.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126, 11 U.S.C. §§ 1125, 1126. THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE. THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

Important information about this Disclosure Statement

SOLICITATION OF VOTES ON THE JOINT PREPACKAGED PLAN OF REORGANIZATION OF NINE ENERGY SERVICE, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE PLAN
4	Senior Secured Notes Claims

IF YOU ARE IN CLASS 4, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN.

DELIVERY OF BALLOTS BY HOLDERS OF Senior Secured Notes Claims (as defined herein)

CLASS 4 BALLOTS of the aforementioned parties (such ballots, the “class 4 ballots”) MAY BE RETURNED iN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED on or WITH THE BALLOTS.

IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR

VOTING ON THE PLAN:

YOU CAN CONTACT THE CLAIMS AND NOTICING AGENT BY E-MAIL AT:

BALLOTING@EPIQGLOBAL.COM (REFERENCING “IN RE: NINE – SOLICITATION

INQUIRY” IN THE SUBJECT LINE).

YOU CAN ALSO CONTACT THE CLAIMS AND NOTICING AGENT BY PHONE TOLL-
FREE AT (877) 269-3874 (USA OR CANADA) OR +1 (971) 257-1895 (INTERNATIONAL).

Important information about this disclosure statement

THE DEBTORS ARE PROVIDING THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT pREPACKAGED PLAN OF REORGANIZATION OF NINE ENERGY SERVICE, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE (AS MAY BE AMENDED, MODIFIED, OR SUPPLEMENTED FROM TIME TO TIME, AND INCLUDING ALL EXHIBITS AND SUPPLEMENTS THERETO, THE “PLAN”).2 THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT. FUTURE APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE BANKRUPTCY COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.

BEFORE DECIDING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, EACH HOLDER OF A CLAIM ENTITLED TO VOTE ON THE PLAN SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX HEREIN.

the debtors and certain holders of claims support the plan, including over 70% of the Senior Secured Notes Claims and 100% of the Prepetition ABL Claims. The debtors believe that the compromises contemplated under the plan are fair and equitable, maximize the value of the debtors’ estates, and provide the best possible recovery to stakeholders. at this time, the debtors believe the plan represents the best available option for completing the chapter 11 cases. the debtors strongly recommend that you vote to accept the plan.

HOLDERS OF CLAIMS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. THE DEBTORS URGE EACH HOLDER OF A CLAIM entitled to vote ON the plan TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY. FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (when and if approved) DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

[2]	Capitalized terms used but not otherwise defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan or the RSA, as applicable. The summary of the Plan provided herein is qualified in its entirety by reference to the Plan. In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan shall govern.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE debtors’ forthcoming CHAPTER 11 CASES. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS. the summaries of the financial information and the documents to this disclosure statement or otherwise incorporated herein by reference are qualified in their entirety by reference to those documents. IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN, the rsa, OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN, the rsa, OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPpLeMENT THIS DISCLOSURE STATEMENT.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS. WHILE THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESS AND THEIR FUTURE RESULTS AND OPERATIONS. THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER. THE DEBTORS or any other Authorized Party MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED. there is no assurance that the statements contained herein will be correct at any time after such date. ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE. HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT. THE DEBTORS RESERVE THE RIGHT TO FILE or distribute AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT, FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN and the RSA.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN or the rsa OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT. THE DEBTORS HAVE NOT AUTHORIZED ANY DISCLOSURE or representations CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, who vote to reject the Plan, or WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

The confirmation and effectiveness of the Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the Plan. There is no assurance that the Plan will be confirmed, or if confirmed, that the conditions required to be satisfied for the Plan to go effective will be satisfied (or waived).

You are encouraged to read the Plan, the RSA, and this Disclosure Statement in their entirety, including Article  IX herein, entitled “RISK FACTORS” before submitting your ballot TO vote on the Plan.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(b) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS. This Disclosure Statement has not been approved or disapproved by the United States Securities and Exchange Commission (THE “sec”) or any similar federal, state, local, or foreign regulatory agency, nor has the SEC or any other agency passed upon the accuracy or adequacy of the statements contained in this Disclosure Statement. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Debtors have sought to ensure the accuracy of the financial information provided in this Disclosure Statement; however, the financial information contained in this Disclosure Statement or incorporated herein by reference has not been, and will not be, audited or reviewed by the Debtors’ independent auditors unless explicitly provided otherwise HEREIN.

v

Upon Confirmation of the Plan, certain of the securities described or otherwise contemplated in this Disclosure Statement will be issued without registration under the Securities Act of 1933, AS AMENDED (together with the rules and regulations promulgated thereunder, the “Securities Act”), or similar federal, state, local, or foreign laws in reliance on the exemption set forth in section 1145 of the Bankruptcy Code to the extent permitted under applicable law, section 4(a)(2) of the securities act, regulation d promulgated thereunder (“Regulation D”), regulation s under the securities act (“Regulation S”), and/or other available exemptions from registration. Other Securities may be issued pursuant to other applicable exemptions under the federal securities laws. If exemptions from registration under section 1145 of the Bankruptcy Code, section 4(a)(2) of the securities act, regulation d promulgated thereunder, regulation s under the securities act, or applicable federal securities law do not apply, the Securities described or otherwise contemplated in this disclosure statement may not be offered or sold except UNDER a valid exemption or upon registration under the Securities Act. The Debtors recommend that potential recipients of Securities issued under the Plan consult their own LAWYER concerning their ability to freely trade such Securities in compliance with the federal securities laws and any applicable “Blue Sky” laws. The Debtors make no representation concerning the ability of a person to dispose of such Securities.

The Debtors make statements in this Disclosure Statement that are considered forward-looking statements under federal securities laws. The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward-looking statements. Although the debtors believe the expectations reflected in such forward-looking statements are based on reasonable assumptions, the debtors can give no assurance that their expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. forward-looking statements may include, but are not limited to, statements about:

•	THE DEBTORS’ PLANS, OBJECTIVES, INTENTIONS, AND EXPECTATIONS;

•	THE DEBTORS’ BUSINESS STRATEGY;

•	THE DEBTORS’ FINANCIAL STRATEGY, BUDGET, AND PROJECTIONS;

•	THE DEBTORS’ FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	THE DEBTORS’ LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	THE SUCCESS AND COSTS OF THE DEBTORS’ OPERATIONS;

•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

•	THE AMOUNT, NATURE, AND TIMING OF THE DEBTORS’ CAPITAL EXPENDITURES;

•	THE AVAILABILITY AND TERMS OF CAPITAL;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS (INCLUDING WITH RESPECT TO NON-U.S. CURRENCY FLUCTUATIONS, TARIFFS, AND/OR TRADE NEGOTIATIONS, PARTICULARLY WITH RESPECT TO ANY NON-U.S. MARKETS WHERE THE DEBTORS CONDUCT BUSINESS);

•	THE EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	THE DEBTORS’ COUNTERPARTIES’ CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION CLAIMS OR ANY REGULATORY PROCEEDINGS;

•	THE GOVERNMENTAL REGULATIONS AND TAXATION APPLICABLE TO THE DEBTORS, INCLUDING ANY CHANGES THERETO;

•	THE OVERALL HEALTH OF THE OIL AND GAS INDUSTRY AND THE PRICE OF OIL AND NATURAL GAS;

•	THE POTENTIAL ADOPTION OF NEW GOVERNMENTAL REGULATIONS; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS.

Statements concerning these and other matters are not guarantees of the Reorganized Debtors’ future performance. There are risks, uncertainties, and other important factors that could cause the Reorganized Debtors’ or company’s actual performance or achievements to be different from those they may project, and the Debtors undertake no obligation to update the projections made herein. These risks, uncertainties, and factors may include the following:  the Debtors’ ability to confirm and consummate the Plan; the potential that THE DEBTORS MAY NEED TO PURSUE AN ALTERNATIVE TRANSACTION IF THE PLAN IS NOT CONFIRMED; the Debtors’ ability to reduce their overall financial leverage; the potential adverse impact of the Chapter 11 Cases on the Debtors’ operations, management, and employees; the risks associated with operating the Debtors’ business during the Chapter 11 Cases; THE DEBTORS’ INABILITY TO MAINTAIN RELATIONSHIPS WITH SUPPLIERS, EMPLOYEES, AND other third parties as a result of this chapter 11 filing or those parties’ failure to comply with their contractural obligations; customer responses to the Chapter 11 Cases; the Debtors’ inability to discharge or settle Claims during the Chapter 11 Cases; general economic, business, and market conditions; currency fluctuations; interest rate fluctuations; price increases; exposure to litigation; a decline in the Debtors’ market share due to competition; the Debtors’ ability to implement cost reduction initiatives in a timely manner; financial conditions of the Debtors’ customers; adverse tax changes; limited access to capital resources; changes in domestic and foreign laws and regulations; the possibility that foreign courts will not enforce the confirmation order; trade balance; natural disasters; PANDEMICS; geopolitical instability; government shutdowns; and the effects of governmental regulation on the Debtors’ business.

You are cautioned that all forward-looking statements are necessarily speculative, and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. The projections and forward-looking information contained or incorporated by reference herein and attached hereto are only estimates, and the timing and amount of actual distributions to Holders of Allowed Claims and Allowed Interests, among other things, may be affected by many factors that cannot be predicted. Any analyses, estimates, or recovery projections may or may not turn out to be accurate.

Recommendation by the Debtors

each debtor’s board of MANAGERS, BOARD OF DIRECTORS, DIRECTOR, MANAGING DIRECTOR, OR MANAGER, as applicable, has approved the restructuring transactions contemplated by the plan and described in THIS disclosure statement. each Debtor believes that the compromises contemplated by the restructuring transactions are fair and equitable, maximize the value of each Debtor’s ASSETS, and provide the best recovery to the DEBTORS’ STAKEholders. At this time, each Debtor believes that the restructuring transactions represent the best alternative for accomplishing the Debtors’ overall restructuring objectives.

EACH OF THE DEBTORS THEREFORE STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ON THE PLAN ARE BEING SOLICITED ACCEPT THE PLAN by returning their ballot so as to be actually received by the Claims and Noticing Agent no later than THE VOTING DEADLINE (march 2, 2026, at 11:59 P.m. (prevailing central Time)) pursuant to the instructions set forth herein and In the SOLICITATION MATERIALS, INCLUDING IN YOUR BALLOT.

Special Notice Regarding Federal and State Securities Laws

The Bankruptcy Court has not reviewed this Disclosure Statement or the Plan, and the securities to be issued pursuant to the Plan on or after the Effective Date will not have been the subject of a registration statement filed with the SEC under the Securities Act, any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”), or the securities laws of any other jurisdiction. The Plan has not been approved or disapproved by the SEC, any state regulatory authority, or the regulatory authority of any jurisdiction and neither the SEC, any state regulatory authority, nor any other regulatory authority in any jurisdiction has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or the Plan. Any representation to the contrary is a criminal offense. The securities may not be offered or sold within the United States or to, or for the account or benefit of, United States persons (as defined in Regulation S under the Securities Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable laws of other jurisdictions.

After the Petition Date, the Debtors will rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution, if applicable, of securities under the Plan, and to the extent such exemption is not available, then such securities will be offered, issued, and distributed under the Plan pursuant to section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other applicable exemptions from registration under the Securities Act and any other applicable securities laws. Neither the Solicitation nor this Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

Securities issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and may be subject to any additional restrictions on the transferability of such securities pursuant to the applicable underlying documentation.

EACH RECIPIENT HEREBY ACKNOWLEDGES THAT IT (A) IS AWARE THAT THE FEDERAL SECURITIES LAWS OF THE UNITED STATES PROHIBIT ANY PERSON (AS DEFINED IN SECTION 101(41) OF THE BANKRUPTCY CODE, A “PERSON”) WHO HAS MATERIAL NON-PUBLIC INFORMATION ABOUT A COMPANY, WHICH IS OBTAINED FROM THE COMPANY OR ITS REPRESENTATIVES, FROM PURCHASING OR SELLING SECURITIES OF SUCH COMPANY OR FROM COMMUNICATING THE INFORMATION TO ANY OTHER PERSON UNDER CIRCUMSTANCES IN WHICH IT IS REASONABLY FORESEEABLE THAT SUCH PERSON IS LIKELY TO PURCHASE OR SELL SUCH SECURITIES AND (B) IS FAMILIAR WITH THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND AGREES THAT IT WILL NOT USE OR COMMUNICATE TO ANY PERSON OR ENTITY, UNDER CIRCUMSTANCES WHERE IT IS REASONABLY LIKELY THAT SUCH PERSON OR ENTITY IS LIKELY TO USE OR CAUSE ANY PERSON OR ENTITY TO USE, ANY CONFIDENTIAL INFORMATION IN CONTRAVENTION OF THE EXCHANGE ACT OR ANY OF ITS RULES AND REGULATIONS, INCLUDING RULE 10B-5 PROMULGATED THEREUNDER.

TABLE OF CONTENTS

			Page

I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		2

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN		4

	A.	What is chapter 11?	4
	B.	Why are the Debtors sending me this Disclosure Statement?	5
	C.	Why are votes being solicited prior to Bankruptcy Court approval of this Disclosure Statement?	5
	D.	What are the Restructuring Transactions under the Plan?	5
	E.	Am I entitled to vote on the Plan?	5
	F.	Controversy Concerning Impairment.	6
	G.	Special Provision Governing Unimpaired Claims.	6
	H.	What is the deadline to vote on the Plan?	6
	I.	How do I vote for or against the Plan?	6
	J.	Why is the Bankruptcy Court holding a Combined Hearing?	7
	K.	What is the purpose of the Combined Hearing?	7
	L.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	7
	M.	What will I receive from the Debtors if the Plan is consummated?	7
	N.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, Professional Fee Claim, or a Priority Tax Claim?	10
	O.	Are any regulatory approvals required to consummate the Plan?	12
	P.	What happens to my recovery if the Plan is not confirmed or does not go effective?	12
	Q.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	12
	R.	What are the sources of Cash and other consideration required to fund the Plan?	12
	S.	Are there risks to owning the New Equity Interests upon the Debtors’ emergence from chapter 11?	12
	T.	Is there potential litigation related to the Plan?	13
	U.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?	13
	V.	Does the Plan preserve Causes of Action?	13
	W.	Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?	14
	X.	What Are the Consequences of Opting Out of the Releases Provided by the Plan?	20
	Y.	Does the Bankruptcy Code protect against discriminatory treatment?	20
	Z.	Will the Company retain documents after any Effective Date?	20
	AA.	What is the effect of Reimbursement or Contribution?	20
	BB.	What is the effect of the Plan on the Debtors’ capital structure?	21
	CC.	What is the effect of the Plan on the Debtors’ ongoing business?	21
	DD.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	21
	EE.	Do the Debtors recommend voting in favor of the Plan?	21
	FF.	Who Supports the Plan?	22

x

IV.	CORPORATE HISTORY AND BUSINESS OPERATIONS		22

	A.	Corporate History	22
	B.	The Company’s Business and Operations	23
	C.	The Company’s Prepetition Corporate Structure	25
	D.	The Company’s Prepetition Capital Structure	25

V.	EVENTS LEADING TO the CHAPTER 11 CASES		27

	A.	Prepetition Challenges	27
	B.	Prepetition Initiatives and the Path Forward in Chapter 11	29

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES		33

	A.	First Day Relief	33
	B.	Proposed Confirmation Schedule	33

VII.	THE DEBTORS’ PLAN		34

	A.	General Settlement of Claims and Interests	34
	B.	Restructuring Transactions	35
	C.	Reorganized Debtors	35
	D.	Sources of Consideration for Plan Distributions	35
	E.	Corporate Existence	37
	F.	Vesting of Assets in the Reorganized Debtors	38
	G.	Cancellation of Existing Securities, Agreements, and Interests	38
	H.	Corporate Action	39
	I.	New Organizational Documents	39
	J.	Directors and Officers of the Reorganized Debtors	39
	K.	Effectuating Documents; Further Transactions	40
	L.	Certain Securities Law Matters	40
	M.	Section 1146 Exemption	41
	N.	Employee Compensation and Benefits	42
	O.	Director and Officer Liability Insurance	42
	P.	Cashless Transactions.	43

VIII.	OTHER KEY ASPECTS OF THE PLAN		43

	A.	Treatment of Executory Contracts and Unexpired Leases	43
	B.	Provisions Governing Distributions	46
	C.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims	50
	D.	Conditions Precedent to Confirmation and Consummation of the Plan	52
	E.	Modification, Revocation, or Withdrawal of the Plan	54
	F.	Other Claims and Interest Classification and Treatment Features	55

IX.	RISK FACTORS		56

	A.	Bankruptcy Law Considerations	56
	B.	Risks Related to Recoveries Under the Plan	63
	C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Business	65
	D.	Risks Related to the Offer and Issuance of Securities Under the Plan	72

X.	SOLICITATION AND VOTING PROCEDURES		73

	A.	Holders of Claims Entitled to Vote on the Plan	74
	B.	Voting Record Date	74
	C.	Voting on the Plan.	74
	D.	Ballots Not Counted.	74
	E.	Votes Required for Acceptance by a Class.	75
	F.	Solicitation Procedures.	75

XI.	CONFIRMATION OF THE PLAN		76

	A.	The Combined Hearing.	76
	B.	Requirements for Confirmation of the Plan	76
	C.	Best Interests of Creditors/Liquidation Analysis	76
	D.	Valuation Analysis.	77
	E.	Feasibility	77
	F.	Acceptance by Impaired Classes	77
	G.	Confirmation Without Acceptance by All Impaired Classes	78

XII.	CERTAIN SECURITIES LAW MATTERS		79

	A.	New Equity Interests.	79
	B.	Exemption from Registration Requirements; Issuance of New Equity Interests and Other Securities Under the Plan.	79
	C.	Resales of New Equity Interests and Other Securities; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code.	80

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		84

	A.	Introduction.	84
	B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and Reorganized Debtors.	85
	C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Class 4 Claims.	88
	D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims.	91
	E.	FACTA.	94
	F.	U.S. Information Reporting and Back-Up Withholding.	95

XIV.	RECOMMENDATION		95

EXHIBITS3

EXHIBIT A	Plan of Reorganization

EXHIBIT B	RSA

EXHIBIT C	Financial Projections

EXHIBIT D	Liquidation Analysis

EXHIBIT E	Valuation Analysis

EXHIBIT F	Organizational Chart

[3]	Each Exhibit is incorporated herein by reference.

I.	INTRODUCTION.

Nine Energy Service, Inc. (“Nine Energy Service”) and its affiliated debtors and debtors in possession in the above-captioned cases (collectively, the “Debtors” and, together with their non-Debtor affiliates, “Nine” or the “Company”), are pursuing proposed restructuring and recapitalization transactions (the “Restructuring Transactions”) pursuant to the terms and conditions set forth in that certain Restructuring Support Agreement by and among the Company and the Consenting Stakeholders (as may be amended, supplemented, or otherwise modified from time to time, and including all schedules, exhibits, and annexes thereto, the “RSA”), attached hereto as Exhibit B.

Pursuant to the RSA, the Debtors have launched a solicitation of votes to accept or reject the Plan (the “Solicitation”) to Holders of Senior Secured Notes Claims. The Debtors intend to submit this disclosure statement (as amended, supplemented, or otherwise modified from time to time, this “Disclosure Statement”) pursuant to section 1125 of the Bankruptcy Code, to Holders of Senior Secured Notes Claims in connection with the Solicitation. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.

In connection with the RSA, and to seek Confirmation and Consummation of the Plan, the Debtors intend to promptly commence voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

THE DEBTORS AND THE CONSENTING STAKEHOLDERS THAT HAVE EXECUTED THE RSA, BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST AVAILABLE RECOVERY TO STAKEHOLDERS. AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES. THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT.

The Company intends to file the Chapter 11 Cases to implement a comprehensive financial restructuring that will enable it to continue its history of innovation and success.

Nine Energy Service is a publicly traded company listed on the New York Stock Exchange (the “NYSE”) under the symbol “NINE.” Along with its subsidiaries, Nine is an oilfield services (“OFS”) business that supplies cutting edge solutions for unconventional oil and gas resource extraction and development across North America and abroad. The Company partners with exploration and production (“E&P”) customers to design and deploy downhole solutions and technology to prepare horizontal, multistage wells for production. Through its asset-light business model, advanced technological offerings, diversified business lines, and highly experienced management team, Nine provides customers with cost-effective and comprehensive completion solutions designed to maximize production levels and operating efficiencies. Nine’s culture is driven by an intense focus on performance and wellsite execution as well as a commitment to forward-leaning technologies that aid the development of smarter, customized applications that drive efficiencies and reduced emissions for clients.

Headquartered in Houston, Texas, Nine employs approximately 1,100 full-time employees and engages approximately 30 independent contractors. Over a decade of organic growth and targeted acquisitions have brought Nine to where it is today, with an operational reach that extends across all major onshore basins in the United States and Canada, as well as abroad, with a research and development (“R&D”) facility in Norway to help serve the international markets. Nine’s customer-focused approach has solidified its place in the industry as a trusted partner.

Despite the Company’s positive gross profit generation, a confluence of factors contributed to Nine’s present need to comprehensively restructure its balance sheet. First, an overleveraged capital structure created high interest expense costs for the Company over the past several years, which limited Nine’s ability to achieve levered free cash flow and reinvest in its businesses. Second, the oil and gas industry continues to experience challenging macroeconomic conditions, as major oil indexes suffer persistent pricing declines, leading many E&P companies to reduce their drilling and completion programs. Nine’s financial success is highly predicated on active drilling rigs and fracturing fleets. The Company’s management team estimates, out of an abundance of caution, that these conditions will persist through 2026, which will continue to put pressure on the Company’s gross margins. Finally, OFS companies rely on consolidation through merger activity to scale to relevance with both investors and customers, especially as their E&P customers similarly consolidate. For Nine, these growth opportunities remain largely closed off today due to its leverage profile, annualized debt interest expense, and near-term debt maturities.

The combination of macroeconomic and industry-specific challenges limits the Company’s optionality going forward. As Nine falls behind, competitors able to scale through organic growth and acquisition threaten to capture more of the total addressable market. And without the ability to unlock additional liquidity or deleverage, the Company lacks the resources to meaningfully invest in its people, R&D, and assets to maintain a leading technological position in the industry. These headwinds caused consistent declines in the Company’s share price over the last few years, which recently triggered non-compliance with the listing standards of the NYSE.

Understanding that its leverage profile constrained its ability to address issues within its control, Nine engaged restructuring advisors in late 2025 to explore strategic and financial alternatives aimed at refinancing or restructuring its debt obligations with minimal disruption to its business operations. The Company, with the assistance of its advisors, thoroughly evaluated all available options, including out-of-court refinancing opportunities. But in the face of continued industry headwinds and a declining stock price, the Company determined that an in-court restructuring providing for the complete equitization of its Senior Secured Notes would best allow it to substantially deleverage its capital structure and position it for long-term success.

In November 2025, the Company and its advisors engaged an ad hoc group of holders of the Company’s Senior Secured Notes (the “Ad Hoc Group”), who organized with Milbank LLP as counsel and Houlihan Lokey Capital, Inc. as financial advisor (collectively, the “Ad Hoc Group Advisors”). The Company submitted a non-binding proposal to the restricted members of the Ad Hoc Group for a comprehensive deleveraging transaction to be effectuated through a quick, prepackaged chapter 11 plan. At the same time, the Company engaged with the Prepetition ABL Lenders on the terms of a financing package to fund both a chapter 11 process and the reorganized Nine’s go-forward operations. Following months of hard-fought, arm’s-length negotiations, the Debtors, the Prepetition ABL Lenders, and members of the Ad Hoc Group holding more than 70% of the claims arising under the Senior Secured Notes (the “Consenting Noteholders”) entered into the RSA.

Nine plans to commence prepackaged Chapter 11 Cases to effectuate the carefully negotiated and comprehensive balance sheet restructuring embodied by the RSA, which will ensure its long-term viability. Pursuant to the RSA, the Company’s existing ABL lenders, White Oak ABL 3, LLC and White Oak Europe ABL Limited (collectively, the “Prepetition ABL Lenders”), and the Ad Hoc Group have agreed to support the Plan and, in the case of the members of the Ad Hoc Group, to vote in favor of the Plan. The key terms of the RSA include:

•	the Prepetition ABL Lenders will provide a senior secured superpriority asset-based DIP Facility with an aggregate principal commitment of $125 million on the terms set forth in the DIP Documents. The DIP Facility shall be used for (i) working capital and corporate purposes of the Debtors, (ii) bankruptcy-related costs and expenses in respect of the Chapter 11 Cases, (iii) costs and expenses related to the DIP Facility, and (iv) refinancing all Obligations under the Prepetition ABL Facility;

•	on the Effective Date, the DIP Facility shall convert into the Exit ABL Facility with an aggregate principal commitment of $135 million and secured by a first lien security interest on substantially all assets of Reorganized Debtors;

•	each Holder of an Allowed Prepetition ABL Claim shall be paid in full in cash to the extent not converted into DIP Claims in accordance with the DIP Documents;

•	each Holder of Senior Secured Notes Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, its pro rata share of 100% of the New Equity Interests, which shall be distributed ratably on account of the Allowed Senior Secured Notes Claims and subject to dilution by the Management Incentive Plan;

•	General Unsecured Claims will be unimpaired; and

•	on the Effective Date, the Nine Energy Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such holder shall not receive any distribution, property, or other value under the Plan on account of such Nine Energy Equity Interests.

Not only will the Restructuring Transactions contemplated by the RSA and embodied in the Plan deleverage the Company, but they will also provide adequate liquidity upon emergence through an upsized asset-based loan facility, the Exit ABL Facility, provided by the Prepetition ABL Lenders. Critically, all general unsecured creditors, including the Company’s key trade vendors, are unimpaired under the Plan.

To fund these cases and instill confidence in the Company’s customers, vendors, and other key stakeholders, the Company negotiated a debtor-in-possession financing package with the Prepetition ABL Lenders, which will provide the Company access to a $125 million asset-based revolving loan facility on terms substantially consistent with the Prepetition ABL Facility. Through the Restructuring Transactions, Nine will emerge from these Chapter 11 Cases healthier and having instilled renewed confidence in key customers, vendors, and other stakeholders that are critical to the Company’s long-term operational goals.

Given the high level of consensus for the Restructuring Transactions and the need to limit the cost and disruption of these Chapter 11 Cases, the Company intends to proceed through these cases quickly and efficiently. The agreement of the Company’s key constituencies to advance these Chapter 11 Cases expeditiously is memorialized by various milestones in the RSA and the DIP Facility. To meet those milestones and minimize the effect of the Chapter 11 Cases on the Company and its businesses, the Debtors successfully launched Solicitation prior to the commencement the Chapter 11 Cases. On February 1, 2026, the Debtors commenced service of the Solicitation Package (as defined herein), including this Disclosure Statement, the Plan, the various exhibits to those documents, a ballot to vote to accept or reject the Plan, and instructions regarding the voting process, pursuant to sections 1125 and 1126(b) of the Bankruptcy Code on holders of Senior Secured Notes entitled to vote on the Plan. The Debtors request that such holders submit their ballots by March 2, 2026 (the “Voting Deadline”). And though Solicitation remains ongoing, the Consenting Noteholders who hold more than 70% of the claims in Class 4 of the Plan—the only Voting Class—have committed to vote in favor of the Plan through the RSA.

The Restructuring Transactions will preserve over 1,000 jobs and maximize the value of the Company for the benefit of all stakeholders. With a deleveraged balance sheet and access to additional liquidity through the Exit ABL Facility, Nine is best positioned to continue to build on over a decade of providing the highest quality and most advanced completion services in the industry.

FOR THESE REASONS, THE DEBTORS STRONGLY RECOMMEND THAT HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND THE PLAN.

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. In addition to permitting debtor rehabilitation, chapter 11 promotes equal treatment for similarly situated creditors and equity holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced. The Bankruptcy Code provides that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case. A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity holder of the debtor (whether or not such creditor or equity holder voted to accept the plan), and any other entity as may be ordered by the bankruptcy court. Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan. Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires that the Debtors prepare a disclosure statement containing adequate information sufficient to enable a hypothetical reasonable investor to make an informed decision regarding acceptance of the Plan and to share such Disclosure Statement with all Holders of Claims whose votes on the Plan are being solicited. This Disclosure Statement is being submitted in accordance with these requirements.

C.	Why are votes being solicited prior to Bankruptcy Court approval of this Disclosure Statement?

By sending this Disclosure Statement and soliciting votes for the Plan prior to approval by the Bankruptcy Court, the Debtors are preparing to seek Confirmation of the Plan soon after commencing the Chapter 11 Cases. The Debtors will ask the Bankruptcy Court to approve this Disclosure Statement on a final basis together with Confirmation of the Plan at the same hearing, which may be scheduled as shortly as thirty-one (31) days after commencing the Chapter 11 Cases, all subject to the Bankruptcy Court’s approval and availability.

D.	What are the Restructuring Transactions under the Plan?

The RSA and the Plan contemplate a recapitalization of the Debtors through which the Debtors will (a) issue and distribute the New Equity Interests and (b) enter into the Exit ABL Facility.

E.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold and whether you held that Claim or Interest as of the Voting Record Date (i.e., as of January 30, 2026). Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, is referred to as a “Class.” Each Class’s respective voting status is set forth below:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	Prepetition ABL Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 4	Senior Secured Notes Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class 8	Nine Energy Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth above in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The Plan constitutes a separate Plan for each of the Debtors, and the classification of Claims and Interests set forth therein shall apply separately to each of the Debtors. All of the potential Classes for the Debtors are set forth in the Plan. Such groupings shall not affect any Debtor’s status as a separate legal Entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal Entities, or cause the transfer of any assets, and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal Entities after the Effective Date.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

F.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date or such other date as fixed by the Bankruptcy Court.

G.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan or the Plan Supplement shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

H.	What is the deadline to vote on the Plan?

The Voting Deadline with respect to the Plan is March 2, 2026, at 11:59 p.m. (prevailing Central Time).

I.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to Holder of Claims that are entitled to vote on the Plan (the “Ballots”). For your vote to be counted, your Ballot must be properly completed, executed, and delivered as directed, so that the Ballot containing your vote is actually received by the Claims and Noticing Agent on or before the Voting Deadline, i.e., March 2, 2026 at 11:59 p.m., prevailing Central Time.

J.	Why is the Bankruptcy Court holding a Combined Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on Confirmation of the Plan and recognizes that any party in interest may object to Confirmation of the Plan. Shortly after the commencement of the Chapter 11 Cases, the Debtors will request that the Bankruptcy Court schedule the Combined Hearing, at which time the Debtors will seek, among other things, Confirmation of the Plan. At the Combined Hearing, the Debtors will also seek Bankruptcy Court approval of this Disclosure Statement pursuant to section 1125 of the Bankruptcy Code as containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and that the Debtors shared this Disclosure Statement with all Holders of Claims whose votes on the Plan are being solicited. All parties in interest will be served notice of the time, date, and location of the Combined Hearing once scheduled. The Combined Hearing may be adjourned from time to time without further notice.

K.	What is the purpose of the Combined Hearing?

The purpose of the Combined Hearing is to seek approval of this Disclosure Statement and confirmation of the Plan. If so approved, the Bankruptcy Court will have held that this Disclosure Statement has provided the Voting Class with adequate information to make an informed decision as to whether to vote to accept or reject the Plan in accordance with section 1125(a)(1) of the Bankruptcy Code.

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code. Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

L.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Claims and Noticing Agent, Epiq, by calling (877) 269-3874 (Toll free from US / Canada) OR +1 (971) 257-1895 (International), or e-mailing balloting@epiqglobal.com with “In re: Nine – Solicitation Inquiry” in the subject line. Copies of the Plan, this Disclosure Statement, and any other publicly-filed documents in the Chapter 11 Cases are available free of charge, as applicable, by:  (a) visiting the Debtors’ restructuring website at https://dm.epiq11.com/NineEnergy after the Petition Date; (b) emailing using balloting@epiqglobal.com (with “In re: Nine – Solicitation Inquiry” in the subject line); or (c) calling the Claims and Noticing Agent at the number(s) listed above. You may also obtain copies of any pleadings filed in the Chapter 11 Cases via PACER at https://www.pacer.gov (for a fee).

M.	What will I receive from the Debtors if the Plan is consummated?

The following chart provides a summary of the anticipated distributions to Holders of Claims or Interests under the Plan. Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and meet the conditions necessary to consummate the Plan.

Pursuant to the Plan, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to any applicable consent or approval rights under the RSA, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Summary of Projected Distributions
Class	Claim/Interest	Treatment of Claim / Interest	Projected Allowed Amount of Claims	Estimated Recovery (%)
Class 1	Other Secured Claims

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Secured Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)   payment in full in Cash in an amount equal to its Allowed Other Secured Claim;

(ii)   the collateral securing its Allowed Other Secured Claim;

(iii)  Reinstatement of its Allowed Other Secured Claim; or

(iv)  such other treatment rendering its Allowed Other Secured Claim Unimpaired.

			N/A	100%
Class 2	Other Priority Claims	Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Priority Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor, treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code and reasonably acceptable to the Required Consenting Stakeholders.	N/A	100%

Summary of Projected Distributions
Class	Claim/Interest	Treatment of Claim / Interest	Projected Allowed Amount of Claims	Estimated Recovery (%)
Class 3	Prepetition ABL Claims	Except to the extent that a Holder of an Allowed Prepetition ABL Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Prepetition ABL Claim shall receive payment in full in Cash to the extent not converted into DIP Claims in accordance with the DIP Orders.	$0[4]	100%
Class 4	Senior Secured Notes Claims	Except to the extent that a Holder of an Allowed Senior Secured Notes Claim agrees to less favorable treatment of its Allowed Claim, on the Effective Date, each Holder of an Allowed Senior Secured Notes Claim shall receive its pro rata share of 100% of the New Equity Interests, which shall be distributed ratably on account of the Allowed Senior Secured Notes Claims and subject to dilution on account of the Management Incentive Plan.	$319,500,000	45%
Class 5	General Unsecured Claims	Each Holder of an Allowed General Unsecured Claim shall, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either: (i) be Reinstated; or (ii) receive such other treatment rendering such General Unsecured Claims Unimpaired in accordance with section 1124 of the Bankruptcy Code.	N/A	100%
Class 6	Intercompany Claims

Each Allowed Intercompany Claim shall be, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)   Reinstated;

(ii)   set off, settled, discharged, contributed, cancelled, or converted to equity;

(iii)   released without any distribution on account of such Allowed Intercompany Claims; or

(iv)   otherwise addressed at the Debtor’s election.

			N/A	N/A
Class 7	Intercompany Interests

On the Effective Date, each Allowed Intercompany Interest shall be, as determined by the applicable Debtor or Reorganized Debtor, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)   Reinstated;

(ii)   set off, settled, discharged, contributed, cancelled;

(iii)   released without any distribution on account of such Allowed Intercompany Interest; or

(iv)   otherwise addressed at the Debtors’ election.

			N/A	N/A
Class 8	Nine Energy Equity Interests	All Nine Energy Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such Holders of Nine Energy Equity Interests shall not receive any distribution, property, or other value under the Plan on account of such Nine Energy Equity Interests.	N/A	0%
Class 9	Section 510(b) Claims	All Section 510(b) Claims will be cancelled, released, discharged, and extinguished, and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claims.	N/A	0%

[4]	Upon entry of the Interim DIP Order, the Prepetition ABL Claims will roll up into the DIP Facility, at which time all such Prepetition ABL Claims will be refinanced in full.

N.	What will I receive from the Debtors if I hold an Allowed Administrative Claim, DIP Claim, Professional Fee Claim, or a Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, DIP Claims, and Professional Fee Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims.

Except with respect to the Professional Fee Claims, Restructuring Expenses, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtors on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable, and subject to the consent of the Required Consenting Stakeholders, not to be unreasonably withheld, conditioned, or delayed; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

2.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor, Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C), of the Bankruptcy Code and reasonably acceptable to the Required Consenting Stakeholders.

3.	DIP Claims.

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Facility on such date, (b) all interest accrued and unpaid thereon to the date of payment, and (c) all accrued and unpaid fees, premiums, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, each Holder of an Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, its pro rata share of the Exit ABL Facility Loans.

Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of the Plan, or other such treatment as contemplated by Article II.C of the Plan, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, terminated, and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable.

4.	Professional Fee Claims.

(a)	Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of the Plan.

(b)	Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Professional Fee Amount.

Professionals shall reasonably estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than three (3) Business Days before the anticipated Effective Date; provided that such estimates shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment of Filed Professional Fee Claims in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or the Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

(d)	Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or the Reorganized Debtors as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional without any further notice to or action, order, or approval of the Bankruptcy Court.

5.	Payment of Restructuring Expenses.

To the extent not otherwise paid, the Debtors or the Reorganized Debtors, as applicable, shall promptly pay in Cash in full outstanding and invoiced Restructuring Expenses as follows: (i) on the Effective Date, Restructuring Expenses incurred, or estimated to be incurred, during the period prior to the Effective Date to the extent invoiced to the Debtors at least five (5) Business Days in advance of the Effective Date, and (ii) after the Effective Date, any unpaid Restructuring Expenses within five (5) Business Days of receiving an invoice; provided that such Restructuring Expenses shall be paid in accordance with the terms of any applicable engagement letters or other contractual arrangements without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval; provided further that, to the extent timely invoiced, Restructuring Expenses that are not paid by the Debtors or the Reorganized Debtors, as applicable, within the timeframes set forth in Article II.D of the Plan, such Restructuring Expenses shall not be deemed waived and shall be included in a subsequent invoice.

O.	Are any regulatory approvals required to consummate the Plan?

At this time, the Debtors are evaluating which, if any, regulatory approvals are required to consummate the Plan. To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, however, it is a condition precedent to the Effective Date that they be obtained.

P.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their business. It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan. For a more detailed description of the consequences of an extended Chapter 11 Case, or of a liquidation scenario, see Article IX.B of this Disclosure Statement, and the Liquidation Analysis attached hereto as Exhibit D.

Q.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court. Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan. After Confirmation of the Plan by the Bankruptcy Court, there are conditions that must be satisfied or waived before the Plan can go effective. Initial distributions to Holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan. “Consummation” of the Plan refers to the occurrence of the Effective Date. See Article VIII.D of this Disclosure Statement, entitled “Conditions Precedent to Confirmation and Consummation of the Plan,” for a discussion of conditions precedent to Confirmation and Consummation of the Plan.

R.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan and the Restructuring Transactions contemplated thereby with: (1) the Debtors’ Cash on hand as of the Effective Date; (2) the New Equity Interests; and (3) the loans under the Exit ABL Facility. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Equity Interests, will be exempt from registration under the Securities Act, as described more fully in Article IV.M of the Plan.

S.	Are there risks to owning the New Equity Interests upon the Debtors’ emergence from chapter 11?

Yes. See Article IX of this Disclosure Statement, entitled “Risk Factors,” for a discussion of such risks.

T.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan, which objections potentially could give rise to litigation. See Article IX.C.7 of this Disclosure Statement, entitled “The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.”

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek Confirmation of the Plan notwithstanding the dissent of such rejecting Classes. The Bankruptcy Court may confirm the Plan pursuant to the “cramdown” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an Impaired Class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code. See Article  XI.G of this Disclosure Statement, entitled “Confirmation Without Acceptance by All Impaired Classes.”

U.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?

Following the Effective Date, the New Board shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards to employees, directors, consultants, and/or other service providers of the Reorganized Debtors, as determined at the discretion of the New Board. The Reorganized Debtors shall reserve a pool of up to 10.00% of fully-diluted New Equity Interests for the Management Incentive Plan. The awardees, terms, and conditions of the Management Incentive Plan shall be determined at the discretion of the New Board.

V.	Does the Plan preserve Causes of Action?

The Plan provides for the retention of Causes of Action that are not expressly waived, relinquished, exculpated, released, compromised, or settled.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII of the Plan, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the RSA, the Plan, the Plan Supplement, or this Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity, except as otherwise expressly provided in the Plan. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. Unless any retained Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Reorganized Debtor, except as otherwise expressly provided in the Plan, including Article VIII of the Plan, or pursuant to Bankruptcy Court order. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

W.	Will there be releases, exculpation, and injunction granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties. The Debtor Release, Third-Party Release, exculpation, and injunction provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and were an essential element of the negotiations among the Debtors and the parties to the RSA in obtaining their support for the Restructuring Transactions.

The Released Parties and the Exculpated Parties have made or are expected to make substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve the going-concern value of the Debtors for the benefit of all parties in interest. Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

The Releasing Parties are collectively, and in each case in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents (including the DIP Agent); (e) the Senior Secured Notes Trustee; (f) the members of the Ad Hoc Group; (g) the Consenting Stakeholders; (h) Holders of Prepetition ABL Claims; (i) the Exit ABL Facility Lenders; (j) Holders of Claims or Interests who vote to accept the Plan or are presumed to accept the Plan and do not affirmatively opt out of the releases set forth in the Plan; (k) Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases set forth in the Plan; (l) Holders of Claims or Interests who vote to reject the Plan or are deemed to reject the Plan but do not affirmatively opt out of the releases set forth in the Plan; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through clause (n); provided that, in each case, an Entity shall not be a Releasing Party if it:  (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

The Released Parties are collectively, and in each case in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents (including the DIP Agent); (e) the Senior Secured Notes Trustee; (f) the members of the Ad Hoc Group; (g) the Consenting Stakeholders; (h) Holders of Prepetition ABL Claims; (i) the Exit ABL Facility Lenders; (j) Holders of Claims or Interests who vote to accept the Plan or are presumed to accept the Plan and do not affirmatively opt out of the releases set forth in the Plan; (k) Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases set forth in the Plan; (l) Holders of Claims or Interests who vote to reject the Plan or are deemed to reject the Plan but do not affirmatively opt out of the releases set forth in the Plan; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through clause (n); provided that, in each case, an Entity shall not be a Released Party if it:  (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

The Debtor Release is a release of the Debtors’ claims against third parties. By contrast, the Third-Party Release is a release of direct claims a Holder of a Claim or Interest has against the Debtors and third parties unless a Holder of such Claim or Interest affirmatively elects to opt out of the Third-Party Release. You may choose to opt out of the Third-Party Release. If you opt out of the Third-Party Release, you will not receive a release pursuant to the Plan.

Based on the foregoing, the Debtors believe that the releases, exculpation, and injunction provisions in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Fifth Circuit. Moreover, the Debtors will present evidence at the Combined Hearing to demonstrate the basis for and propriety of the release and exculpation provisions. The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to the Plan or the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whether known or unknown, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by the Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Interests subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property.

2.	Release of Liens.

Except as otherwise provided in the Exit ABL Facility Documents, the Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to the Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

3.	Releases by the Debtors.

Except as otherwise provided in the Plan or the Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims, asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or an Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into or filing of the RSA, the DIP Documents, the DIP Facility, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan, any other Definitive Document, or any Restructuring Transactions before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, this Disclosure Statement or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action identified in the Schedule of Retained Causes of Action, (b) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including any Definitive Document, the Exit ABL Facility, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (c) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

4.	Releases by the Releasing Parties.

Except as otherwise provided in the Plan or the Confirmation Order to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and every Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative claims assert, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, existing on or before the Effective Date, contingent or noncontingent, in law, equity, contract, tort, or otherwise, including any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan, or the Plan Supplement, before or during the Chapter 11 Cases, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the filing of the Chapter 11 Cases, this Disclosure Statement, or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan and the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any Claim or obligation arising under the Plan, or (b) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

5.	Exculpation.

Notwithstanding anything contained in the Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Transactions, the DIP Facility, the DIP Documents, or any wind down transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) in connection with the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, this Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Restructuring Transactions, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

6.	Injunction.

Except as otherwise expressly provided in the Plan or in the Confirmation Order, or for obligations or distributions issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such released Claims, Interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests, unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action released or settled pursuant to the Plan.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting or being eligible to accept distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan (as may be amended, restated, supplemented, or otherwise modified from time to time), shall be deemed to have consented to the injunction provisions set forth in the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, Article VIII.D, and Article VIII.E of the Plan, without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim not released or subject to exculpation under the Plan, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

For more detail, see Article VIII of the Plan, entitled “Settlement, Release, Injunction, and Related Provisions,” which is incorporated herein by reference.

X.	What Are the Consequences of Opting Out of the Releases Provided by the Plan?

If a Holder of a Claim or Interest opts out of the Third-Party Releases, such Holder will not be a “Releasing Party” and will preserve any direct Causes of Action that it may have against the Released Parties. Such Holder will also not be a “Released Party,” and the Reorganized Debtors and any third party that is a Releasing Party will preserve all Causes of Action against such Holder.

Upon the Effective Date, the Reorganized Debtors will be vested with authority to commence, litigate, and settle any and all retained Causes of Action. By opting out of providing the Third-Party Releases under the Plan, a Holder also forgoes the opportunity to receive the Debtor Release under the Plan. As a result, after the Effective Date, the Reorganized Debtors may pursue any Causes of Action held by the Debtors that are preserved under the Plan against a Holder that opts out of the Third-Party Releases.

Y.	Does the Bankruptcy Code protect against discriminatory treatment?

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

Z.	Will the Company retain documents after any Effective Date?

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

AA.	What is the effect of Reimbursement or Contribution?

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date:  (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

BB.	What is the effect of the Plan on the Debtors’ capital structure?

Assuming that the Effective Date occurs and the Restructuring Transactions are successfully implemented, when the Debtors emerge from chapter 11 the Debtors’ funded indebtedness will be comprised solely of the $135 million Exit ABL Facility.5

CC.	What is the effect of the Plan on the Debtors’ ongoing business?

The Debtors are reorganizing under chapter 11 of the Bankruptcy Code. As a result, the occurrence of the Effective Date of the Plan means that the Debtors will not be liquidated or forced to go out of business. Following Confirmation, the Plan will be consummated on the Effective Date, which is the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan; and (c) the Plan is declared effective by the Debtors. On or after the Effective Date, and unless otherwise provided in the Plan, the Reorganized Debtors may operate their business and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

DD.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the New Organizational Documents. The initial members of the New Board will be identified in the Plan Supplement, to the extent known and determined at the time of filing and shall be consistent with the New Organizational Documents; provided that the composition and identity of the New Board will be determined by the Required Consenting Noteholders in their sole discretion. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

Assuming that the Effective Date occurs, Holders of Allowed Claims that receive distributions representing a substantial percentage of outstanding shares of the New Equity Interests may be in a position to influence matters requiring approval by the holders of New Equity Interests, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors.

EE.	Do the Debtors recommend voting in favor of the Plan?

Yes. The Debtors believe that the Restructuring Transactions provide for a larger distribution to the Debtors’ stakeholders than would otherwise result from any other available alternative. The Debtors believe that the Plan, which contemplates a significant deleveraging of the Debtors’ balance sheet and will allow them to emerge from chapter 11 expeditiously, is in the best interest of all Holders of Claims or Interests, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under and pursuant to the Plan.

[5]	The Debtors’ prepetition capital structure is included in Article IV.D.

FF.	Who Supports the Plan?

The Plan is supported by the Debtors and the Consenting Stakeholders that have executed the RSA, including the Consenting Noteholders and the Consenting Prepetition ABL Lenders.

IV.	CORPORATE HISTORY AND BUSINESS OPERATIONS.

A.	Corporate History.

Nine’s corporate history is defined by organic growth, strong customer development, and, as with many other OFS companies, adapting to changing industry landscapes through strategic and well-timed acquisitions. This business model has resulted in an intentional and comprehensive slate of well completion services and products.

The Company was formed in 2013 through a merger of three energy service companies owned by SCF Partners, L.P. and its affiliates (collectively, “SCF Partners, L.P.”):  Northern States Completions, Integrated Production Services (Canada), and CDK Perforating (US). Northern States Completions offered downhole completion tool solutions, whereas Integrated Production Services (Canada) and CDK Perforating (US) were targeted wireline businesses. Soon after the merger, the Company acquired Peak Pressure Control, which further expanded its portfolio into pressure control services.

From the start, an entrepreneurial management team with proven industry experience and innovative technological solutions guided the Company and orchestrated various strategic transactions. The Company expanded its offering into cementing operations in 2014 by acquiring Crest Pumping Technologies, a premier provider of downhole cementing services. The Company also bolstered its wireline business by acquiring Dak-Tana Wireline. The Company then acquired G8 Oil Tool—a completion tools business—in 2015 and consummated a merger with Beckman Production Services, Inc. (“Beckman”) in 2017. Although the Company ultimately divested from certain Beckman-related business segments in 2019, the Company’s merger with Beckman, another of SCF Partners, L.P.’s portfolio companies, expanded the Company’s operations into the coiled tubing segment. Each of these transactions had a hand in shaping Nine by adding scale, strategically expanding the geographic footprint of the Company, and broadening the Company’s completion technology and service offerings for customers.

In January 2018, after years of developing the Company into a diverse OFS enterprise, Nine Energy Service launched its initial public offering (the “IPO”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, and Wells Fargo Securities, LLC acting as joint book-running managers and representatives of the underwriters. The IPO raised approximately $169.5 million in net proceeds, which allowed Nine Energy Service to commence operations as a public company, repay then-existing financing facilities, expand its customer relationships, and further expand its service offerings. Nine Energy Service began trading on the NYSE under the symbol “NINE.”

As it did prior to the IPO, Company leadership continued to hone Nine’s service offerings, including through the following transactions, which adjusted, optimized, and developed the Company’s suite of products and services:

•	October 1, 2018: acquisition of Frac Technology AS, a Norwegian private limited liability company that focuses on the development of downhole technology, which added the innovative BreakThru Casing Flotation Device to the Company’s technology portfolio;

•	October 25, 2018: acquisition of all the equity interests of Magnum Oil Tools International, LTD, and certain of its affiliates (collectively, “Magnum” and such transaction, the “Magnum Acquisition”), which augmented the Company’s completion tools segment by unlocking Magnum’s suite of proprietary downhole completions consumables products, including specialized components such as frac plugs, disk subs, and other bespoke parts; and

•	August 30, 2019: divestiture of the Company’s production solutions segment via the sale of its interests in its wholly owned subsidiary, Beckman Holding Production Services, LLC, which trimmed operations and provided the Company with $17.1 million in cash.

Nine’s continued development has grown the Company to approximately 1,100 full-time individuals across the United States, Canada, and Norway, operating through four main business segments:  (1) Completion Tools; (2) Cementing; (3) Coiled Tubing; and (4) Wireline, as described below.

B.	The Company’s Business and Operations.

Onshore wells are complicated operations involving various stages, components, and technologies. The Company’s interrelated business segments are designed to meet the specialized and differentiated needs of the well establishment, most of which take place in the completion phase of the well.

1.	Cementing.

The Company’s Cementing business segment is built around sophisticated cement mixtures—commonly referred to in the industry as “slurries”—that contribute to well establishment and completion. Once a well is drilled into the ground (creating a “wellbore”), technicians typically insert metal casing along the wellbore pathway. A cement slurry is then pumped between the casing and the wellbore of the well to seal the metal casing in place and control fluid interaction between the wellbore and any collocated reservoirs.

The appropriate consistency and type of cement slurry is determined by the relevant geological conditions and well construction parameters, which are critical to a well’s production. Cement slurries require customized mixtures and are developed for a range of well depths, temperatures, pressures, and formation characteristics. As such, the Company develops and provides various cement slurries—and supporting materials and technologies—to ensure the highest quality sealing between the metal casing and wellbore and minimize environmental impact. The Company operates four laboratory facilities capable of designing and testing cement designs and cement additives. The facilities operate twenty-four hours a day and employ qualified technicians who design substances with appropriate thickening times, compressive strengths, and fluid loss controls. Nine’s Cementing teams have deep expertise in North America’s most active environments and deploy cutting-edge technology to customer operations.

The Company’s cementing business also involves delivery of cement mixtures to well sites, which is achieved through customized cementing units. To ensure that cement slurries are delivered downhole on schedule, Nine’s cutting-edge cement delivery vehicles are fully redundant. This means that every vehicle contains two of each critical mechanism (pumps, hydraulics) to mitigate downtime due to mechanical failures and eliminate the need for spending resources on additional cementing standby units.

The Company’s Cementing segment is its largest line of business by revenue, generating approximately $213 million (approximately 37% of the Company’s revenue) in the twelve months ending September 2025. From January 2018 to September 2025, the Company completed approximately 29,000 cementing jobs.

2.	Wireline Services.

Once the infrastructure of a well is established, well operators must use wire-controlled devices to deliver technology into the wellbore and conduct various activities, namely plug-and-perf completions. Though a variety of technologies and approaches exist, plug-and-perf operations generally involve using a wireline unit to deploy a perforating “gun” into oil and gas wells. The perforating gun delivers explosives into the wellbore that fracture the surrounding formation and unlock resources. Wireline systems can also be used for several other purposes, including to convey tools into wellbores for well completion, well intervention, or pipe recovery processes. Wireline systems are customized to a well’s particular characteristics and can involve different systems and technologies. The Wireline segment accounted for approximately 21% of the Company’s revenue in the twelve-month period ending September 2025.

3.	Coiled Tubing.

After a well is drilled, metal tubing in the form of continuous steel piping is inserted into a wellbore, allowing operators to deploy tools and fluids into the well. Coiled tubing is used for, among other things, drilling, removing obstructions and creating a path for operations through milling, and retrieving objects stuck or lost in the wellbore. This tubing is delivered to the well site on large spools of piping that can be tens of thousands of feet long and is deployed using specialized equipment. The Company’s sophisticated coiled tubing units also carry data acquisition and dissemination technology, which allows the customer to monitor job progress through a web interface. Nine’s “extended reach” coiled tubing units provide exceptional flexibility even in the most challenging downhole environments and can reach the end (or the “toe”) of horizontal wells with total measured depths of 27,000 feet and beyond. As with more common forms of metal tubing, coiled tubing comes in a variety of diameters to suit customer needs. From January 2018 to December 2024, the Company performed approximately 8,300 jobs and deployed more than 218 million feet of coiled tubing, with a success rate of over 99%. The Company’s Coiled Tubing segment generated approximately 18% of the Company’s revenue during the twelve-month period ending September 2025.

4.	Completion Tools.

Complementary to its service offerings, the Company has developed a suite of proprietary tools used throughout the well completion process. After a well is drilled, metal tubing is installed, and cement is poured, a well operator must take various steps to “complete” the well and start the flow of resources. The completion process is complex and varies from one well to the next, but it often involves separating the well into discrete segments or stages using “well plugs” (often called “frac plugs”) so that plug and perforation operations (commonly abbreviated as “plug-and-perf” operations) can commence. Plug-and-perf operations are sophisticated and multi-staged but generally involve the use of targeted explosive devices to fracture the geography and unlock oil and gas resources locked within the sediment. The Company supplies a variety of completion tools to assist with these processes, including composite, hybrid, and dissolvable frac plugs in several different sizes, and offers a selection of other completion tool products, such as liner hangers and accessories, fracture isolation packers, frac sleeves, and other specialized products unique to the world of onshore well development. The Completion Tools segment serves customers across the United States and Canada, and Nine’s management estimates that, in 2024, Nine held approximately 15-25% of the domestic plug market share. During the last twelve months ending September 2025, the Completion Tools segment accounted for approximately 24% of the Company’s total revenue.

5.	Research and Development.

The Company progresses various research and development undertakings to ensure that it offers the most efficient and cost-effective products in the oil and gas marketplace. The Company dedicates resources annually to develop new technologies and equipment and to evolve and improve existing proprietary tools, including through mergers and acquisitions, as needed. One example is the Company’s 2018 acquisition of Frac Technology AS, a Norwegian entity that owns the Breakthru Casing Flotation Device, discussed further herein, among other intellectual property.

The Company also tasks personnel with sourcing and commercializing new technologies through strategic partnerships. In connection with its research and development efforts, the Company has developed partnerships that provide it with exclusive rights to market and sell technology that is unavailable to any other service providers in certain designated regions, which allows the Company to sell technology directly to customers and order from the manufacturers on an as-needed basis (with no minimum volume requirements). Such partnerships provide the Company and its customers with access to unique technology from independent innovators and allow the Company to minimize its exposure to potential technology adoption and execution risks. The Company’s existing partnerships also mitigate cost exposure ordinarily associated with the need to develop and research all products internally.

C.	The Company’s Prepetition Corporate Structure.

Nine Energy Service has eleven wholly owned subsidiary entities, nine of which are Debtors in the Chapter 11 Cases.6 The Company’s corporate structure includes entities incorporated in three countries—the United States, Canada, and Norway.

D.	The Company’s Prepetition Capital Structure.

As of the Petition Date, the Debtors have approximately $388.0 million in total funded debt obligations. The relative amounts and priorities of each funded debt obligation are as follows:

Funded Debt	Maturity	Amount Outstanding (in millions)
Prepetition ABL Facility	November 2, 2027	$68.5[7]
Senior Secured Notes	February 1, 2028	$319.5[8]
Total Debt Obligations		$388.0

[6]	The Company has two wholly owned subsidiary entities in Norway which will not be Debtors in the Chapter 11 Cases.

[7]	Includes approximately $1.7 million in letters of credit.

[8]	Includes approximately $19.5 million in accrued interest.

1.	Prepetition ABL Facility.

On May 1, 2025, Nine Energy Service and certain other Debtors entered into that certain Loan and Security Agreement (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Prepetition ABL Credit Agreement”), by and among White Oak Commercial Finance, LLC, as Agent (as defined therein) and lead arranger (the “Prepetition ABL Agent”), and the Prepetition ABL Lenders, as the lenders thereunder. The Prepetition ABL Credit Agreement allowed the Debtors to access up to $125 million in asset-based, revolving credit loans (the “Prepetition ABL Facility”), subject to borrowing base calculations as provided therein. The Prepetition ABL Facility and the Senior Secured Notes (as defined herein) are secured by crossing liens on the Debtors’ assets, as fully described in that certain Intercreditor Agreement, dated as of January 30, 2023, by and among, inter alios, the Prepetition ABL Agent, the Senior Secured Notes Trustee, and certain of the Debtors (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Crossing Liens Intercreditor Agreement”). The Prepetition ABL Facility is secured by a first-priority security interest in substantially all assets of Nine Energy Service and its U.S. and Canadian subsidiaries, subject to the first-priority liens granted in favor of the Senior Secured Noteholders in Notes Priority Collateral, which includes all Notes Collateral other than ABL Priority Collateral (each as defined in the Crossing Liens Intercreditor Agreement). ABL Priority Collateral includes, among other collateral and exclusions described in the Crossing Liens Intercreditor Agreement, all Accounts, Inventory, Controlled Accounts, Chattel Paper, Documents, Instruments, and all General Intangibles (other than equity interests in subsidiaries of the Debtors and intellectual property of the Debtors, which constitute Notes Priority Collateral) (the foregoing capitalized terms which are used herein but not defined have the meanings ascribed to thereto in the Crossing Liens Intercreditor Agreement or Prepetition ABL Credit Agreement, as applicable). The maturity date for the Prepetition ABL Facility is the earlier of (a) May 1, 2028, and (b) the date that 91 days prior to the maturity of the Senior Secured Notes. The Prepetition ABL Facility bears interest at a rate per annum ranging from SOFR + 4.00% to SOFR + 4.50%, based on the then applicable Fixed Charge Coverage Ratio (as defined in the Prepetition ABL Credit Agreement). As of the Petition Date, an aggregate amount of approximately $68.5 million is outstanding under the Prepetition ABL Facility. The Prepetition ABL Facility replaced the Company’s prior ABL facility, the 2018 ABL Credit Facility.9

2.	Senior Secured Notes.

On January 30, 2023, Nine Energy Service and certain other Debtors entered into that certain indenture (as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Senior Secured Notes Indenture”), by and among:  (a) Nine Energy Service, as issuer; (b) certain of its subsidiaries pursuant to the 2028 Senior Secured Notes Indenture, as guarantors; and (c) U.S. Bank Trust Company, National Association, as trustee, collateral agent, paying agent, and registrar (in such capacities, collectively, the “Senior Secured Notes Trustee”). The Senior Secured Notes Indenture provided for the issuance of $300 million aggregate principal amount of 13.000% Senior Secured Notes due 2028 (the “Senior Secured Notes” and the holders of the Senior Secured Notes, the “Senior Secured Noteholders”). The Senior Secured Notes are secured by a first-priority security interest in substantially all assets of Nine Energy Service and its U.S. subsidiaries, subject to the first-priority liens granted in favor of the Prepetition ABL Agent in ABL Priority Collateral (as defined in the Crossing Liens Intercreditor Agreement). As of the Petition Date, the Senior Secured Notes will mature on February 1, 2028, and accrue interest at a rate per annum equal to 13.000% cash payable on February 1 and August 1 of each year. As of the Petition Date, an aggregate amount of approximately $319.5 million is outstanding under the Senior Secured Notes.

[9]	On October 25, 2018, the Company entered into an asset-based loan provided by a syndicate of lenders (the “2018 ABL Credit Facility”). On May 1, 2025, the Company entered into the Prepetition ABL Credit Agreement, fully repaid borrowings outstanding under the 2018 ABL facility, and terminated it contemporaneously therewith.

3.	Letters of Credit.

The Company also maintains three letters of credit totaling approximately $2.7 million. One letter of credit secures the Company’s obligations to WEX, Inc., administrator of the Company’s fuel card program for employee travel between work sites (the “Wex LC”). The Company renews the Wex LC annually. The Wex LC is scheduled to automatically renew in June 2026. Separately, the Company is subject to two letters of credit in connection with certain ongoing litigation. On April 18, 2020, the Company was named a defendant in a patent infringement lawsuit involving its Breakthru Casing Flotation Device and, on January 18, 2022, received an adverse judgment in that matter. The Debtors posted a $775,000 supersedeas bond (the “Bond”) in connection with the litigation, which is secured by a letter of credit issued by JPMorgan Chase Bank, N.A., to Trisura Insurance Company, the insurance company that funded the bond on behalf of the Debtors. The posting of the Bond allowed the Company to appeal the adverse judgment. Wells Fargo has also issued a separate letter of credit (the “Wells Fargo LC”) which covers, among other things, supplemental damages, ongoing royalties, and interest ordered by the trial court judge in connection with the litigation. The total outstanding amount for the letters of credit securing the Bond and the Wells Fargo LC is approximately $2.44 million. The appeal remains pending.

4.	Nine Energy Service Equity.

Nine Energy Service is publicly traded, and shares of Nine Energy Service’s common stock, par value $0.01 per share (“Common Stock”), trade on the NYSE under the symbol “NINE.” The Company’s certificate of incorporation authorizes the Company’s board of directors to issue 120 million shares of Common Stock. As of the Petition Date, approximately 43,326,339 shares of Common Stock were outstanding.

On October 21, 2024, Nine Energy Service received notice from the NYSE that it no longer satisfied the NYSE continued listing standards because its average global market capitalization was less than $50 million over a consecutive 30 trading-day period and, at the same time, its last reported stockholders’ equity was less than $50 million. On April 30, 2025, Nine Energy Service received another notice from the NYSE that it no longer satisfied the NYSE continued listing standards because the average closing share price of its Common Stock was less than $1.00 over a consecutive 30 trading-day period. If Nine Energy Service does not regain compliance with the NYSE continued listing standards, the NYSE may initiate proceedings to delist its common stock. As of the Petition Date, Nine Energy Service is still not in compliance with the NYSE continued listing standards but continues to actively work towards compliance.

V.	EVENTS LEADING TO the CHAPTER 11 CASES.

A.	Prepetition Challenges.

The Company is commencing the Chapter 11 Cases primarily to address two related prepetition challenges: first, the Company’s over-leveraged balance sheet, which has constrained liquidity and limited operational flexibility; and second, industry headwinds, which have tightened already slim margins.

1.	Ongoing Liquidity Constraints Amidst Industry Headwinds.

Nine has consistently sought to stay abreast of technological advances to remain competitive in the OFS industry. To accomplish that goal, Nine has dedicated resources focused on research and development; at the same time, it has sought out ideal partnership and mergers opportunities. One major transaction occurred in 2018, when Nine acquired a company critical to its long-term outlook: Magnum Oil Tools International, LTD. At the time of the Magnum Acquisition, Magnum was a market-leading completions technology provider serving the global oil and gas industry. Magnum held a slate of valuable, proprietary well technologies, including key components for establishing and completing onshore wells. This suite of products made it an attractive target, presenting an opportunity for the Company to develop its Completion Tools segment and capture additional market share.

The Company financed the Magnum Acquisition with additional funded debt and, given market events since the acquisition, has faced difficulties servicing those debt obligations. Specifically, the Company issued $400 million in aggregate principal amount of 8.750% senior unsecured notes due 2023 (the “2023 Notes”) to fund the upfront cash purchase price of the Magnum Acquisition. The remaining proceeds of the 2023 Notes, together with cash on hand and borrowings under the 2018 ABL Credit Facility, were used to fully repay and terminate the Company’s then-existing credit facilities. While the Company has since refinanced the 2023 Notes through the Senior Secured Notes, the indebtedness issues originating from the Magnum Acquisition were never entirely resolved and continue to weigh on the Company’s balance sheet today.

Shortly after the Magnum Acquisition, a myriad of industry headwinds challenged the Company’s operations and amplified the effect of its over-leveraged balance sheet. Chief among such headwinds was the COVID-19 pandemic, which triggered a stark decline in demand for oil and other energy resources as international travel fell to record lows. Oil and gas market activity levels decreased by 50 percent during the COVID-19 period, causing pricing pressures that, in turn, decreased the Company’s revenue, quickly strained liquidity, and exacerbated the effects of the Company’s newly increased funded debt obligations.

The Company has faced additional industry-specific headwinds. Energy prices, for example, have remained stubbornly volatile. The Company’s profitability, like many oil and gas businesses, depends in large part on resource development activities and corresponding capital spending of oil and natural gas companies. When energy prices shift abruptly, it creates a challenging market environment for the Company and similarly situated businesses. Pricing trends in the last several years reflect this:  the first quarter of 2021, for example, oil and natural gas prices began to rebound from the COVID-19 trough, steadily increasing throughout 2021 and remaining supportive into 2022. Oil prices reached a 13-year high in March 2022, primarily as a result of the conflict between Russia and Ukraine igniting fears of shortages. In late 2022, however, due to the rise in interest rates, economic uncertainty, and fears of recession, oil prices began to decline once again. The Company felt the effects of the market volatility but, through the efforts of its experienced management team and employees, avoided a disruptive restructuring process.

The oil and gas industry’s persistent volatility still created financial uncertainty for the Company and hindered its ability to meaningfully strategize for both short-term and long-term development. In light of these challenges, value derived from the Magnum Acquisition could not outpace the industry-wide challenges the Company experienced. At the same time, cash interest payments for the 2023 Notes came due twice each year, forcing the Company to consistently absorb material interest expenses and expend a considerable amount of its available liquidity.

Finally, worsening capital markets rendered the Company unable to lessen the negative effect of its debt through an out-of-court refinancing. As the maturity date for the 2023 Notes neared, the Company began exploring options to refinance its existing funded debt. Market conditions, however, limited the Company’s options and lenders demanded more expensive borrowing terms. As a result of the impending maturity for the 2023 Notes and the Company’s diminished liquidity position, the Company was forced to refinance the maturing unsecured 2023 Notes through a transaction that both added to the Company’s secured debt and increased the interest rate of the Company’s semiannual payments.

In January 2023, the Company (i) issued the Senior Secured Notes to fund the redemption of the 2023 Notes, and (ii) amended the 2018 ABL Credit Facility to, among other things, extend the maturity date thereof and facilitate the issuance of the Senior Secured Notes. While the Senior Secured Notes and amended 2018 ABL Credit Facility enhanced the Company’s liquidity position and provided the Company with additional runway to analyze and develop long-term solutions, they were expensive debt facilities that continued to burden the Company’s balance sheet.

The Company explored various options for reducing its leverage, including by further refinancing and replacing the 2018 ABL Credit Facility via the Prepetition ABL Facility on May 1, 2025; however, the industry and capital markets remain challenging. In 2024, natural gas price averages fell again, this time by over 60 percent compared to 2022 prices. Oil prices also continued to fall towards the end of 2024, and the imposition of additional tariffs in April 2025 led to increased costs for critical raw materials such as steel, aluminum, and other manufactured components, which created further headwinds for the energy industry. The combination of the Company’s recent 2023 and 2025 refinancing transactions, stubbornly high interest rates, and market activity demanding more strenuous terms have rendered a regular-way deleveraging transaction untenable. Meanwhile, oil prices and customer demand are both projected to remain stagnant in 2026, minimizing opportunity for additional organic liquidity. The result of these two distinct yet interrelated conditions means out-of-court deleveraging options are impracticable, forcing the Company to remain stagnant in an unpredictable market—an unworkable outcome.

2.	Limitations on Strategic Alternatives.

Alongside macroeconomic challenges and an overleveraged balance sheet, several other industry developments caused additional economic hardship. The most harmful of these is industry consolidation. Operational efficiencies in the oil and gas industry are often generated through strategic mergers and acquisitions. Oil and gas businesses, including service providers in the energy industry, commonly gain market leverage by increasing the scale of operations and, subsequently, attracting more investors and customers. These transactions evolve the energy industry landscape, and demand constant adaptation for companies in the industry to remain competitive.

As the Company struggled to keep up with its debt service, the oil and gas industry experienced significant consolidation and technological advancement, especially with respect to the Company’s customer base. This trend towards larger, centralized well development companies that utilize fewer, more technically complex wells limited the number of potential customers and mandates. For example, the number of rigs operating in the Haynesville basin declined by 30% between 2023 and 2024 alone. Many oil and gas companies, often in response to their own declining profit margins and continued market volatility, have successfully restructured to reduce their respective leverage profiles towards leaner, nimbler operations better suited to current market environments. The Company, by comparison, remains at a competitive disadvantage.

Additionally, investors and market participants began to view North American oil and gas production with increased skepticism, often assigning flat or otherwise less optimistic outlooks to pricing and production. This further contributed to a reduction in the establishment and deployment of oil rigs, which precipitated a reduction in the number of wells being developed. As a result, there were fewer opportunities to offer well completion services.

These factors have constrained the Company’s ability to out-grow or out-perform its balance sheet challenges. Nonetheless, the Company’s business, which requires little capital, is in a strong position to succeed if it can lighten its debt. The Company realized that, without an in-court transaction, revenue would continue to decline while funded debt obligations simultaneously drained any generated liquidity.

B.	Prepetition Initiatives and the Path Forward in Chapter 11.

1.	Engagement with Stakeholders.

Against the backdrop of challenging market conditions and the high-interest rate environment, the Company determined that approaching its existing stakeholders for a much-needed deleveraging transaction was necessary to best position the Company for future growth. As a first step in that process, the Company sought external advice and assistance in October 2025, engaging Moelis & Company LLC (“Moelis”) as investment banker to explore strategic alternatives. The Company also turned to Kirkland & Ellis LLP (“Kirkland”) to help lead negotiations with the Company’s stakeholders and commence contingency preparations for a variety of potential transactions. As the Company continued to evaluate its options, it hired FTI Consulting, Inc. (“FTI”) as financial advisor.

After retaining Moelis and Kirkland, the Debtors contacted potential advisors to the Senior Secured Noteholders and asked them to aggregate a group of significant holders. A group of four Senior Secured Noteholders engaged the Ad Hoc Group Advisors in November 2025 and formed the Ad Hoc Group shortly thereafter. The Debtors, with the assistance of their advisors, began discussions with the Ad Hoc Group and other key stakeholders and continued evaluating paths forward.

Discussions progressed, and in late December the Company worked with Moelis and Kirkland to execute non-disclosure agreements with the members of the Ad Hoc Group. The Ad Hoc Group Advisors were also given access to a virtual data room so the Ad Hoc Group could diligence the Company’s business and potentially engage in strategic transaction negotiations, especially given the upcoming $19.5 million interest payment due February 1, 2026.

Over the course of December and January, the Company and the Ad Hoc Group traded multiple term sheets and made progress on transaction specifics. The Company and its advisors also held numerous diligence calls and satisfied the Ad Hoc Group Advisors’ diligence requests expeditiously. In parallel, the Company continued to communicate with the Prepetition ABL Lenders, who were aware of the Company’s liquidity situation and the fact that the Company was in discussions with the Ad Hoc Group. Negotiations remained productive as the Ad Hoc Group reviewed detailed diligence and came to understand the Debtors’ operations, liquidity needs, assets, and contractual relationships.

Ultimately, the Company, with the assistance of its advisors, determined that its best and only option was to deleverage its balance sheet through a chapter 11 process in advance of the impending interest payment on the Senior Secured Notes. Transaction details solidified, and the Company and the Prepetition ABL Lenders also engaged in arm’s-length negotiations on the terms of debtor-in-possession financing to provide a replacement asset-based loan facility that would roll into an exit asset-based loan facility, each to be provided by the Prepetition ABL Lenders. As described in more detail herein, the Debtors, with assistance of Moelis, also engaged in a third-party DIP financing marketing process. That process yielded two additional bids, but after negotiation on terms, it became clear that those bids were either not actionable or inferior to the DIP financing offered by the Prepetition ABL Lenders.

2.	Restructuring Support Agreement.

The Company’s negotiations with its key financial stakeholders culminated in execution of the RSA on February 1, 2026. The decision to enter into the RSA and commence the Chapter 11 Cases was based on months of strategic review and regular discussions amongst the Company’s board of directors (the “Board”). The Board determined, after extensive discussions with Moelis, Kirkland, and FTI, that the RSA and the Chapter 11 Cases represent the most value-maximizing path forward for the Company. To that end, the Board authorized entry into the RSA and commencement of the Chapter 11 Cases.

The Restructuring Transactions outlined in the RSA are supported by the Ad Hoc Group—i.e., Senior Secured Noteholders holding more than 70% of the Senior Secured Notes and the Prepetition ABL Lenders, both of which are signatories to the RSA. The Restructuring Transactions and the commitments for debtor-in-possession financing, which include $125 million in committed revolving credit availability (the “DIP Facility”), will support the Company’s operations during chapter 11 and ensure a smooth and timely exit from chapter 11.

The RSA contemplates the following:

•	the Prepetition ABL Lenders will provide a senior secured superpriority asset-based DIP Facility with an aggregate principal commitment of $125 million on the terms set forth in the DIP Documents. The DIP Facility shall be used for (i) working capital and corporate purposes of the Debtors, (ii) bankruptcy-related costs and expenses in respect of the Chapter 11 Cases, (iii) costs and expenses related to the DIP Facility, and (iv) refinancing all Obligations under the Prepetition ABL Facility;

•	on the Effective Date, the DIP Facility shall convert into the Exit ABL Facility with an aggregate principal commitment of $135 million and secured by a first lien security interest on substantially all assets of Reorganized Debtors;

•	each Holder of an Allowed Prepetition ABL Claim shall be paid in full in cash to the extent not converted into DIP Claims in accordance with the DIP Documents;

•	each Holder of Senior Secured Notes Claim shall receive, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, its pro rata share of 100% of the New Equity Interests, which shall be distributed ratably on account of the Allowed Senior Secured Notes Claims and subject to dilution by the Management Incentive Plan;

•	General Unsecured Claims will be unimpaired; and

•	on the Effective Date, the Nine Energy Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such holder shall not receive any distribution, property, or other value under the Plan on account of such Nine Energy Equity Interests.

The RSA contains the following milestones:

•	no later than 11:59 p.m. (prevailing Eastern Time) on February 1, 2026, the Debtors shall have commenced solicitation of votes in favor of the Plan;

•	no later than 11:59 p.m. (prevailing Eastern Time) on February 1, 2026, the Debtors shall have commenced the Chapter 11 Cases in the Bankruptcy Court;

•	no later than one (1) day following the Petition Date, the Debtors shall have filed with the Bankruptcy Court: (i) the First Day Pleadings; (ii) the Plan, the Disclosure Statement, the motion scheduling the Combined Hearing, and the Solicitation Materials; and (iii) the DIP Motion (including the proposed Interim DIP Order);

•	no later than three (3) Business Days following the Petition Date, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Interim DIP Order;

•	no later than 11:59 p.m. (prevailing Eastern Time) on March 16, 2026, subject to Bankruptcy Court availability, the Bankruptcy Court shall have entered the Disclosure Statement Order, the Confirmation Order, and the Final DIP Order; and

•	no later than 11:59 p.m. (prevailing Eastern Time) on March 31, 2026, the Plan Effective Date shall have occurred.

To limit business interruption and maximize the Company’s ability to achieve its long-term operational and financial goals, it is critical that the Debtors move through the Chapter 11 Cases as efficiently as possible.

3.	Investigation.

In December 2025, the Company, at the direction of the Company’s independent director, Scott Schwinger (the “Independent Director”), engaged Kane Russell Coleman Logan PC (“Kane Russell”) as independent counsel to assist in, among other things, conducting an independent investigation (the “Investigation”) into any and all potential estate claims and causes of action, including as against related parties of the Company arising from the Company’s prepetition transactions.

To assist with the Investigation, the Independent Director instructed Kane Russell to conduct a thorough review of the Debtors’ books and records, transactions, and actions taken prior to the Petition Date. The Debtors provided the Independent Director with access to the Debtors’ documents and personnel, and Kane Russell conducted interviews of the Debtors’ current directors, officers, and employees. The Investigation concluded prior to the commencement of the Chapter 11 Cases. The Debtors intend to provide additional information regarding the Investigation and evidentiary support for the Plan’s various release and exculpation provisions prior to confirmation.

4.	The Proposed DIP Facility and Access to Cash Collateral.

The Company seeks approval of a $125 million senior secured superpriority asset-based financing facility composed of (i) postpetition access to all of the commitments under the Prepetition ABL Facility, (ii) a “roll-up” or refinancing of all prepetition ABL obligations upon entry of the Interim DIP Order, and (iii) a $5 million sublimit for the issuance of standby letters of credit. The Debtors will also have access to the cash collateral subject to a prepetition security interest in favor of the Prepetition ABL Lenders on a consensual basis, which is essential to the continued operation of the Debtors’ business. The DIP Facility is the best (and only) financing alternative available to the Debtors and the only financing the Debtors’ secured lenders will support. The DIP Facility also forms an integral component of the RSA. To confirm that no other party was willing to provide junior debtor-in-possession financing or debtor-in-possession financing otherwise on better terms, in the weeks preceding the Petition Date, the Company, with the assistance of Moelis, launched a targeted “market test” process to gauge third-party interest in providing debtor-in-possession financing. The Company contacted third parties that specialize in special situation direct lending to solicit interest in extending financing on the timeline and in the quantum required. In total, the Company contacted 25 parties and 15 executed confidentiality agreements. In response, the Debtors received two additional DIP proposals to refinance the prepetition ABL obligations, and the Debtors closely engaged those parties to gauge the potential for securing better terms for chapter 11 financing. Ultimately, no alternative third-party financing was offered on better terms than those proposed under the DIP Facility.

The DIP Facility is essential to the Debtors’ ability to continue operations and administer the Chapter 11 Cases and are an integral component of the transaction. The nature of the DIP Facility was driven by the need to keep access to the Debtors’ revolving credit facility, thereby allowing continued operation of the Debtors’ business in the ordinary course and the incremental cost of administering the Chapter 11 Cases.

The Debtors require immediate access to the additional liquidity provided through the DIP Facility. Based on the Debtors’ forecast, the Debtors anticipate that absent the funds available from the DIP Facility, they will hit a liquidity shortfall in the first week of the Chapter 11 Cases and, consequently, would face a value-destructive interruption to their business and lose support from key customers, stakeholders, and vendors on whom the Debtors’ business depends.

The commitments under the DIP Facility and RSA demonstrate that the Debtors have a path to exit on “day 1” of these cases with the support of the DIP Lenders and the other RSA parties and provide the Debtors with a clear message to all stakeholders that the Debtors will be able to continue providing services to their customers in the ordinary course. As discussed above, the timeline contemplated by the milestones contained in the RSA provide all parties with clear visibility into the timeline of these cases.

VI.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES.

A.	First Day Relief.

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors will file several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases and minimize disruption to the Debtors’ operations, by, among other things, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases.

The First Day Motions, and all orders for relief entered in the Chapter 11 Cases, will be available free of charge upon written or other request to the Claims and Noticing Agent by:  (a) emailing the Claims and Noticing Agent at NineEnergy@epiqglobal.com with a reference to “In re: Nine – Creditor Inquiry” in the subject line; (b) visiting the Debtors’ restructuring website at https://dm.epiq11.com/NineEnergy; or (c) calling the Claims and Noticing Agent toll-free at (877) 269-3874 or +1 (971) 257-1895 (international). You may also obtain copies of any pleadings filed in the Chapter 11 Cases via PACER at https://www.pacer.gov (for a fee) upon filing.

B.	Proposed Confirmation Schedule.

Under the RSA, the Debtors agreed to certain case milestones to ensure an orderly and timely implementation of the Restructuring Transactions. It is imperative that the Debtors proceed swiftly to Confirmation of the Plan and emergence from the Chapter 11 Cases to mitigate uncertainty among employees, customers, and vendors, minimize disruptions to the Company’s business, and curtail professional fees and administrative costs. Expeditious Confirmation of the Plan and Consummation of the Restructuring Transactions is in the best interests of the Debtors, their Estates, and their stakeholders.

Pursuant to the agreed upon milestones, the Debtors must obtain Confirmation of the Plan within thirty-one (31) calendar days of the Petition Date. Accordingly, the Debtors have proposed the following key case dates, subject to Court approval and availability:

Event	Date/Timing
Voting Record Date	January 30, 2026
Solicitation Launch Date	February 1, 2026
Petition Date	February 1, 2026
Initial Plan Supplement Deadline	February 23, 2026, at 4:00 p.m., prevailing Central Time
Voting Deadline	March 2, 2026, at 11:59 p.m., prevailing Central Time
Opt-Out Deadline	March 2, 2026, at 11:59 p.m., prevailing Central Time
Objection Deadline	March 2, 2026, at 11:59 p.m., prevailing Central Time
Disclosure Statement Reply Deadline	March 3, 2026, at 4:00 p.m., prevailing Central Time
Combined Hearing	March 4, 2026, or such other date as the Court may direct
Emergence / Effective Date	March 5, 2026, or as soon as practicable thereafter

VII.	THE DEBTORS’ PLAN.

The Plan contemplates the following key terms, among others described herein and therein:

A.	General Settlement of Claims and Interests.

As discussed in detail herein and as otherwise provided in the Plan, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies by and among the Debtors, the Consenting Noteholders, the DIP Lenders, and each of the Agents/Trustees pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims against and Interests in the Debtors. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims in any Class are intended to be, and shall be, final.

B.	Restructuring Transactions.

On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions, including by issuing all securities, notes, instruments, and other documents required to effectuate the Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are authorized in all respects to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan that are consistent with and pursuant to the terms and conditions of the Plan and the Restructuring Steps Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable New Organizational Documents; (4) the issuance and distribution of the New Equity Interests; (5) the consummation of the Exit ABL Facility, including the execution, delivery, and filing of all Exit ABL Facility Documents; (6) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Steps Plan; (7) the reservation of New Equity Interests on account of the Management Incentive Plan; (8) if applicable, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors by one or more Entities to be wholly owned by the Reorganized Debtors, which purchase, if applicable, may be structured as a taxable transaction for United States federal income tax purposes; and (9) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with the Plan.

The Confirmation Order shall, and shall be deemed to, pursuant to both sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all of the foregoing actions and all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and the Restructuring Transactions therein, including any and all actions required to be taken under applicable non-bankruptcy Law. On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors, as applicable, shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions.

C.	Reorganized Debtors.

On the Effective Date, the New Board shall be established and each Reorganized Debtor shall adopt its New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary to consummate the Plan. Cash payments to be made pursuant to the Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under the Plan. Except as set forth in the Plan or as otherwise provided for in the Restructuring Steps Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

D.	Sources of Consideration for Plan Distributions.

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under the Plan and the Restructuring Transactions contemplated thereby with: (1) the Debtors’ Cash on hand as of the Effective Date; (2) the New Equity Interests; and (3) the loans under the Exit ABL Facility. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with the Plan, including the New Equity Interests, will be exempt from registration under the Securities Act, as described more fully in Article IV.M of the Plan.

1.	Use of Cash.

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to Holders of Allowed Claims, consistent with the terms of the Plan.

2.	New Equity Interests.

Reorganized Nine Energy, as applicable, shall be authorized to issue the New Equity Interests pursuant to the New Organizational Documents. The issuance of the New Equity Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Debtors. On the Effective Date, the New Equity Interests shall be issued and distributed as provided for in the Restructuring Steps Plan (as applicable) pursuant to, and in accordance with, the Plan.

All of the shares (or comparable units) of New Equity Interests issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Equity Interests shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

The issuance of New Equity Interests will be exempt from registration under the Securities Act and under similar federal, state, local, or foreign laws, including in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. Following the Chapter 11 Cases, Reorganized Nine Energy shall remain a public company (i.e., subject to SEC reporting requirements of section 12(b) or 12(g) of the Securities Exchange Act of 1934), and on the Effective Date (or as soon as reasonably practicable thereafter), Reorganized Nine Energy’s New Equity Interests shall be publicly traded on the NYSE Main Board or NYSE American Exchange of the New York Stock Exchange LLC or on the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market of the Nasdaq Stock Market LLC (or any successors to any of the foregoing) with the consent of the Required Consenting Noteholders. Additional information relating to the applicability of the securities law is available in Article IV.L of the Plan.

3.	Exit ABL Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit ABL Facility, pursuant to the Exit ABL Facility Documents. Confirmation of the Plan shall constitute (a) approval of the Exit ABL Facility and the Exit ABL Facility Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit ABL Facility, including executing and delivering the Exit ABL Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Exit ABL Facility shall be issued and distributed as provided for in the Restructuring Steps Plan (as applicable) pursuant to, and in accordance with, the Plan.

As of the Effective Date, all of the Liens and security interests to be granted by the Debtors or Reorganized Debtors, as applicable in accordance with the Exit ABL Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first-priority and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit ABL Facility Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. To the extent provided in the Exit ABL Facility Documents, the Exit ABL Facility Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Exit ABL Facility Documents. The Exit ABL Facility Agent shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit ABL Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law.

E.	Corporate Existence.

Except as otherwise provided in the Plan, the Confirmation Order, the Restructuring Steps Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan, including Interests held by the Debtors in any Non-Debtor, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to the Plan.

G.	Cancellation of Existing Securities, Agreements, and Interests.

On the Effective Date, except as otherwise provided in the Plan, the Confirmation Order, or other Definitive Documents (including the Plan Supplement and the Exit ABL Facility Documents), as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (including, for the avoidance of doubt, the Senior Secured Notes Indenture, the Prepetition ABL Credit Agreement, and all related collateral and credit documentation), or the Nine Energy Equity Interests, shall, be cancelled, and any rights of any Holder in respect thereof shall be deemed cancelled and of no force or effect, and all prior, present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the DIP Credit Agreement and the Prepetition ABL Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, cancelled, discharged, and of no force or effect, and the Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action.

Notwithstanding anything to the contrary in the Plan, but subject to any applicable provisions of Article VI of the Plan and the Confirmation Order, the DIP Credit Agreement and the Prepetition ABL Credit Agreement (including, in each case, all documents ancillary thereto), shall continue in effect to: (1) permit Holders of Claims under the DIP Credit Agreement and the Prepetition ABL Credit Agreement to receive their respective Plan Distributions, if any; (2) permit the Reorganized Debtors and the Disbursing Agent, as applicable, to make Plan Distributions on account of the Allowed Claims under the DIP Credit Agreement, and the Prepetition ABL Credit Agreement, as applicable; and (3) permit each of the Agents under the DIP Credit Agreement and the Prepetition ABL Credit Agreement to seek indemnification, compensation, and/or reimbursement of fees and expenses through the exercise of charging Liens, to the extent provided for in the DIP Credit Agreement, and the Prepetition ABL Credit Agreement. Except as provided in the Plan (including Article VI of the Plan) or the Confirmation Order, on the Effective Date, the Agents and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement and the Prepetition ABL Credit Agreement, as applicable. The commitments and obligations (if any) of the Holders of the DIP Claims and Prepetition ABL Claims to extend any further or future credit or financial accommodations to any of the Debtors, any of the Reorganized Debtors, or any of their respective successors or assigns under the DIP Credit Agreement and the Prepetition ABL Credit Agreement, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

H.	Corporate Action.

Upon the Confirmation Date, all actions contemplated under the Plan (including the Restructuring Steps Plan and the other documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable:  (1) adoption or assumption, as applicable, of the employment agreements; (2) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Organizational Documents; (3) the issuance and distribution of the New Equity Interests; (4) implementation of the Restructuring Transactions; (5) the entry into the Exit ABL Facility Documents, as applicable, and the execution, delivery, and filing of any documents pertaining thereto; (6) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (7) adoption of the New Organizational Documents; (8) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, members directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable the appropriate officers of the Debtors and the Reorganized Debtors shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Exit Financing Documents, the New Organizational Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by Article IV.H of the Plan shall be effective notwithstanding any requirements under non-bankruptcy Law.

I.	New Organizational Documents.

On or immediately prior to the Effective Date, except as otherwise provided in the Plan and subject to local Law requirements, the New Organizational Documents shall be automatically adopted or amended by the Reorganized Debtors as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things (a) authorize the issuance of the New Equity Interests and (b) prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

J.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the New Organizational Documents. The initial members of the New Board will be identified in the Plan Supplement, to the extent known and determined at the time of filing and shall be consistent with the New Organizational Documents; provided that the composition and identity of the New Board will be determined by the Required Consenting Noteholders in their sole discretion. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

K.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Steps Plan, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

L.	Certain Securities Law Matters.

Before the Petition Date the offering, the issuance and distribution of any New Equity Interests and/or the offering, issuance, and distribution of any other debt or equity securities as contemplated in the Plan and/or pursuant to the Plan (any such debt or equity securities, the “Other Securities”) shall be exempt from the registration requirements of the Securities Act in reliance upon section(4)(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

After the Petition Date, pursuant to section 1145 of the Bankruptcy Code and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated in the Plan and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.

The New Equity Interests and the Other Securities, if any, to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests and the Other Securities in the New Organizational Documents.

To the extent any portion of the New Equity Interests and Other Securities, if any, are not eligible for the exemption of registration provided by section 1145 of the Bankruptcy Code, the offering, sale, issuance, and distribution of the New Equity Interests and Other Securities, if any, shall be made in reliance on section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state Law registration exemptions, or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The New Equity Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Registration S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and subject to any restrictions on the transferability of such New Equity Interests in the New Organizational Documents.

Recipients of the New Equity Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue-Sky Laws for resales of such securities.

The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the New Equity Interests) with respect to the treatment of the New Equity Interests to be issued under the Plan under applicable securities laws. DTC, any nominee thereof, and any transfer agent for the New Equity Interests shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests to be issued under the Plan are exempt from registration and/or eligible for DTC, book-entry delivery, settlement, and depository (to the extent applicable). Notwithstanding anything to the contrary in the Plan, no Entity (including DTC, any nominee thereof and any transfer agent for the New Equity Interests) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Equity Interests and the Other Securities to be issued under the Plan are exempt from registration.

Following the Effective Date, Reorganized Nine Energy shall remain a public company, and on the Effective Date (or as soon as reasonably practicable thereafter), Reorganized Nine Energy’s New Equity Interests shall be publicly traded on the NYSE Main Board or NYSE American Exchange of the New York Stock Exchange LLC or on the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market of the Nasdaq Stock Market LLC (or any successors to any of the foregoing).

M.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to (1) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit ABL Facility, or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, deed tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate U.S. federal, state or local governmental officials or agents shall forego the collection of any such tax, recordation fee or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax, recordation fee or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment.

N.	Employee Compensation and Benefits

1.	Compensation and Benefits Programs.

Except as otherwise set forth in the Plan, on the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall (a) assume all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees who are employees as of the Petition Date or (b) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employees.

A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided that any assumption of Compensation and Benefits Programs pursuant to the Plan or any of the Restructuring Transactions shall not (a) trigger or be deemed to trigger any change of control, change in control immediate vesting, termination, or similar provisions therein or (b) trigger or be deemed to trigger an event of “Good Reason” (or a term of like import) as a result of the consummation of the Restructuring Transactions or any other transactions contemplated by the Plan. Notwithstanding the foregoing, pursuant to the Plan, any equity-based awards or other Interest (or the right to obtain or receive any equity-based award or other Interest) provided for in any employment agreements or other plans, programs, or arrangements and granted or contractually promised to a current or former employee, officer, director or contractor under an employment agreement or otherwise, shall not be honored and will be deemed cancelled in consideration of approval of the Plan as of the Effective Date, unless otherwise agreed by the Debtors and the Required Consenting Noteholders; provided, however, that the foregoing shall in no way impact the assumption of all employment agreements, indemnification agreements, or employment-related agreements.

2.	Workers’ Compensation Programs.

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing in the Plan shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law.

O.	Director and Officer Liability Insurance.

Notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be Filed.

In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

P.	Cashless Transactions.

Notwithstanding anything to the contrary set forth in the Plan, the treatment of Claims, distributions, and other transactions contemplated in the Plan including the funding of the Exit ABL Facility, may, at the election of the applicable participating parties, be effectuated by netting or other form of cashless implementation.

VIII.	OTHER KEY ASPECTS OF THE PLAN.

A.	Treatment of Executory Contracts and Unexpired Leases.

1.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, all Executory Contracts and Unexpired Leases that are not otherwise rejected shall be deemed assumed by the applicable Reorganized Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, other than as expressly set forth in the RSA, unless such Executory Contract or Unexpired Lease was (a) previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable Debtors; (b) previously expired or terminated pursuant to its own terms; or (c) is the subject of a motion to reject such executory contract or unexpired lease that is pending on the Effective Date; or (d) is identified on the Rejected Executory Contracts and Unexpired Leases List; provided that neither the Restructuring Transactions or any actions contemplated by the Plan shall be deemed a “change of control” or other acceleration event for purposes of any Executory Contract or Unexpired Lease of the Debtors.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in the Plan, the Assumed Executory Contracts and Unexpired Leases List, or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth in Article V.A of the Plan, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

Except as otherwise provided in the Plan or agreed to by the Debtors, the Required Consenting Noteholders, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases List and Rejected Executory Contracts and Unexpired Leases List at any time through and including forty-five (45) days after the Effective Date.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

2.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the underlying agreements and/or the ordinary course of business among the parties thereto, as applicable.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Claims and Noticing Agent on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided that nothing in the Plan shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure amount, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

The assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Indemnification Obligations.

All indemnification obligations in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, creditors, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

4.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Unless otherwise provided in the Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies, and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

5.	Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under the Plan.

6.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

7.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

B.	Provisions Governing Distributions.

1.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, on or as soon as reasonably practicable after the Effective Date (or, if a Claim or Interest is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim, as applicable, shall receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan. Except as otherwise provided in the Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Notwithstanding the foregoing, (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Allowed Priority Tax Claims shall be paid in accordance with Article II.B of the Plan and the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy Law or in the ordinary course of business.

2.	Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions to any Disbursing Agent on behalf of the Holders of Claims listed on the Claims Register (or the designees of such Holders, as applicable) shall be deemed completed by the Debtors when received by such Disbursing Agent. Distributions under the Plan shall be made to any such Holders (or the designees of such Holders, as applicable) by the applicable Disbursing Agent.

3.	Rights and Powers of Disbursing Agent.

(a)	Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b)	Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent (including the Agents/Trustees) on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

4.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

(a)	Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date (or the designees of such Holders, as applicable). Unless otherwise provided in a Final Order from the Bankruptcy Court, if a Claim is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

(b)	Delivery of Distributions in General.

Except as otherwise provided in the Plan or in the Plan Supplement, the Disbursing Agent shall make distributions to Holders of Allowed Claims, as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date; (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

For the avoidance of doubt, the Distribution Record Date shall not apply to Securities held through DTC, which shall receive distributions in accordance with the applicable procedures of DTC.

(c)	No Fractional Distributions.

No fractional shares of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an Allowed Claim, as applicable, would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under the Plan shall be adjusted as necessary to account for the foregoing rounding.

(d)	Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be cancelled, released, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property Laws, or any provisions in any document governing the distribution of such unclaimed property.

5.	Surrender of Cancelled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.G of the Plan, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any Non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the Non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for the purposes of allowing Holders to receive distributions under the Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in the Plan, the foregoing shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under the Plan.

6.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

7.	Compliance with Tax Requirements.

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any taxing authority, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such tax withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate to comply with such tax withholding and reporting requirements. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

8.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

9.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

10.	Setoffs and Recoupment.

Except as expressly provided in the Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G of the Plan on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

11.	Claims Paid or Payable by Third Parties.

(a)	Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within five (5) Business Days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the five (5) Business Day grace period specified above until the amount is fully repaid.

(b)	Claims Payable by Third Parties.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or is found liable for satisfying in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)	Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained in the Plan (including Article III of the Plan), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

C.	Procedures for Resolving Contingent, Unliquidated, and Disputed Claims.

1.	Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, Holders of Claims need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to, the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim Filed in the Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors or Reorganized Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in the Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

For the avoidance of doubt, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under the Plan. Notwithstanding the foregoing, Entities must File Cure objections as set forth in Article V.B of the Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. Except as otherwise provided in the Plan, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

2.	Allowance of Claims.

After the Effective Date and subject to the terms of the Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Required Consenting Stakeholders (not to be unreasonably withheld) may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law.

3.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to the Plan.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy Law. If the Debtors or Reorganized Debtors, as applicable, dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all Claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

4.	Adjustment to Claims without Objection.

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to the Plan) on the Claims Register by the Debtors or Reorganized Debtors or the Claims and Noticing Agent without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

5.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth in the Plan, and subject to the terms of the Plan, including Article VIII of the Plan and the DIP Orders, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, 553(b), or 724(a) of the Bankruptcy Code, shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

6.	No Distributions Pending Allowance.

Notwithstanding any other provision of the Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount pending resolution of the dispute.

7.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

D.	Conditions Precedent to Confirmation and Consummation of the Plan.

1.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B of the Plan (the “Conditions Precedent”):

•	each Definitive Document shall have been executed and/or effectuated, in the form and substance and contain terms and conditions consistent with the RSA or otherwise be approved by the applicable Parties in accordance with the consent rights under the RSA;

•	the RSA shall be in full force and effect, no termination event or event that would give rise to a termination event under the RSA upon the expiration of the applicable grace period shall have occurred and remain occurring, and the RSA shall not have been validly terminated before the Effective Date;

•	all allowed professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in a professional fee escrow account, in each case in accordance with and subject to the terms of the Plan and the Confirmation Order;

•	all Restructuring Expenses shall have been paid in full and in cash in accordance with the RSA;

•	the Bankruptcy Court shall have entered the DIP Orders, consistent with the RSA, which orders shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

•	the DIP Facility and all the DIP Documents shall be in full force and effect, no event of default under the DIP Documents upon the expiration of the applicable grace period shall have occurred and remain occurring, and the DIP Facility shall not have been validly terminated before the Effective Date;

•	the final version of the Plan Supplement shall have been filed and all of the schedules, documents, and exhibits contained therein shall be consistent in all respects with the RSA and the other Definitive Documents and subject to the consent of the Required Consenting Stakeholders in accordance with their respective consent rights under the RSA;

•	the Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the RSA, and the Confirmation Order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered, and shall have become a final and non-appealable order;

•	the New Equity Interests shall have been issued by Reorganized Nine Energy in accordance with the Plan and the RSA ;

•	the New Organizational Documents shall have been executed and/or effectuated, and shall be in form and substance consistent with the Plan and the RSA ;

•	the Debtors shall have otherwise substantially consummated the Restructuring Transactions, and all transactions contemplated in the Plan, in a manner consistent in all respects with the RSA and the other Definitive Documents;

•	(i) all the Exit ABL Facility Documents and all other documentation related to the Exit ABL Facility shall have been duly executed and delivered by each party thereto; (ii) all conditions precedent to the effectiveness of the Exit ABL Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Exit ABL Facility by the party whose consent is required thereunder, as applicable; and (iii) the Exit ABL Facility shall have been funded and closed, and shall be in full force and effect ;

•	no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued any order making illegal or otherwise restricting, limiting, preventing, or prohibiting the consummation of any of the Restructuring Transactions;

•	there shall not have been instituted or be pending any action, proceeding, application, claim, counterclaim, or investigation by any governmental entity (i) making illegal, enjoining, or otherwise prohibiting the consummation of the Plan contemplated in the Plan and in the Definitive Documents or (ii) imposing a material award, claim, injunction, fine or penalty that both (1) is not dischargeable, as determined by the Bankruptcy Court in the Confirmation Order, and (2) has a material adverse effect on the financial condition or operations of the Reorganized Debtors, taken as whole; and

•	all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the Restructuring Transactions contemplated by the RSA shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired or been waived.

The Conditions Precedent may be waived, in whole or in part, with the written consent (email being sufficient) of the Debtors and the Required Consenting Stakeholders.

“Substantial consummation” of the Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

2.	Effect of Failure of Conditions.

If Consummation does not occur, the Plan shall be null and void in all respects and nothing contained in the RSA, the Plan, or this Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors or any Holder of Claims or Interests of any Claim or Interest; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof.

E.	Modification, Revocation, or Withdrawal of the Plan.

1.	Modification and Amendments.

Except as otherwise specifically provided in the Plan and to the extent permitted by the RSA, the Debtors reserve the right to modify the Plan, with the consent of the Required Consenting Stakeholders, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in the Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, to alter, amend, or modify the Plan, with the consent of the Required Consenting Stakeholders, with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, this Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

2.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

3.	Revocation or Withdrawal of Plan.

To the extent permitted by the RSA, the Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or Consummation does not occur, then: (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain, and including the Allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

F.	Other Claims and Interest Classification and Treatment Features.

1.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

2.	Voting Class, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

3.	Intercompany Interests.

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure, for the ultimate benefit of the Holders of the New Equity Interests in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, unless otherwise set forth in the Restructuring Steps Plan, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date.

4.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

5.	Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to any applicable consent or approval rights under the RSA, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

IX.	RISK FACTORS.

Holders of Claims or Interests should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan. Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Bankruptcy Law Considerations.

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims under the Plan, but will not necessarily affect the validity of the vote of the Voting Class to accept or reject the Plan or necessarily require a resolicitation of the votes of Holders of Claims in such Voting Class.

1.	There Is a Risk of Termination of the RSA.

The RSA contains provisions that give the signatories thereto (collectively or individually, as applicable) the ability to terminate the RSA upon the occurrence of certain events or if certain conditions are not satisfied, including the Debtors’ failure to achieve the Milestones set forth therein. To the extent that events giving rise to termination of the RSA occur, the RSA may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor constituencies and could result in the loss of use of DIP funding and/or cash collateral by the Debtors under certain circumstances. Any such loss of support could adversely affect the Debtors’ ability to confirm and consummate the Plan. In the event that the RSA is terminated, the Debtors may seek a non-consensual restructuring alternative, including a potential liquidation of their assets.

2.	The Debtors Will Consider All Available Restructuring Alternatives if the Restructuring Transactions are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims Against and Interests in the Debtors.

If the Restructuring Transactions are not implemented, the Debtors will consider all available restructuring alternatives, including filing an alternative chapter 11 plan, commencing section 363 sales of the Debtors’ assets, converting to a chapter 7 plan, and any other transaction that would maximize the value of the Debtors’ Estates, or proceedings in Non-U.S. jurisdictions. The terms of any such restructuring alternatives may be less favorable to Holders of Claims against and Interests in the Debtors than the terms of the Plan as described in this Disclosure Statement.

Any material delay in the Confirmation of the Plan, the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Debtors. For example, it would adversely affect:

•	the Debtors’ ability to raise additional capital;

•	the Debtors’ liquidity;

•	how the Debtors’ business is viewed by regulators, investors, lenders, and credit ratings agencies;

•	the Debtors’ enterprise value; and

•	the Debtors’ business relationship with customers and vendors.

3.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Although the Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code, once any Chapter 11 Cases have been commenced, a Holder could challenge the classification. In such event, the cost of the Plan and the time needed to confirm the Plan may increase, and the Debtors cannot be sure that the Bankruptcy Court will agree with the Debtors’ classification of Claims and Interests. If the Bankruptcy Court concludes that either or both of the classification of Claims and Interests under the Plan does not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan. Such modification could require a resolicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors classification of Claims and Interests is not appropriate.

4.	The Bankruptcy Court Might Not Approve the Debtors’ Use of Cash Collateral or the DIP Facilities.

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to enter into postpetition financing arrangements and use cash collateral to fund the Chapter 11 Cases and to provide customary adequate protection to the prepetition secured creditors, as applicable, and in accordance with the terms of the RSA. Such access to postpetition financing and cash collateral will provide necessary liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve the debtor-in-possession financing and/or such use of cash collateral on the terms requested. Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral and postpetition financing. There is no assurance that the Debtors will be able to obtain an extension of the right to obtain further postpetition financing and/or use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ business may be materially impaired.

5.	The Conditions Precedent to the Effective Date of the Plan May Not Occur.

As more fully set forth in Article IX of the Plan, the Confirmation and Effective Date of the Plan are subject to a number of conditions precedent. If such conditions precedent are not waived or not met, the Confirmation and Effective Date of the Plan will not take place. In the event that the Effective Date does not occur, the Debtors may seek Confirmation of a new plan. If the Debtors do not secure sufficient working capital to continue their operations or if the new plan is not confirmed, however, the Debtors may be forced to liquidate their assets.

6.	The Debtors Could Fail to Satisfy Voting Threshold Requirements.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan. If sufficient votes are not received, the Debtors may need to seek to confirm an alternative chapter 11 plan or transaction. There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Allowed Claims or Interests as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

7.	The Debtors Might Not Be Able to Secure Confirmation of the Plan.

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that: (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of allowed claims or allowed interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court will confirm the Plan. A non-accepting holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules. Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met. If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims against them would ultimately receive.

The Debtors, subject to the terms and conditions of the Plan and the RSA, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation. Any such modifications could result in less favorable treatment of any non-accepting class of Claims or Interests, as well as any class junior to such non-accepting class, than the treatment currently provided in the Plan. Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.

8.	The Debtors May Not Be Able to Secure Nonconsensual Confirmation Over Certain Impaired Non-Accepting Classes.

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es). The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code. Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion. In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

9.	The Debtors Could Lose Exclusivity.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose the Plan and prohibits creditors and others from proposing a plan. The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions. If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan in order to achieve the Debtors’ stated goals.

10.	Even if the Restructuring Transactions are Successful, the Debtors Will Face Continued Risk Upon Confirmation.

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in demand for the Debtors’ products, and increasing expenses. See Article IX.C of this Disclosure Statement, entitled “Risks Related to the Debtors’ and the Reorganized Debtors’ Business.” Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed. As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases. Adequate funds may not be available when needed or may not be available on favorable terms.

11.	The Bankruptcy Court Could Find the Solicitation of Acceptances Inadequate.

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Sections 1125(g) and 1126(b) and Bankruptcy Rule 3018(b) require that:

•	solicitation comply with applicable non-bankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting is not unreasonably short.

In addition, Bankruptcy Rule 3018(b) provides that a holder of a claim or interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures. Section 1126(b) of the Bankruptcy Code provides that a holder of a claim or interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code). While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

12.	The Chapter 11 Cases Could Be Converted to Cases under Chapter 7 of the Bankruptcy Code.

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code. In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtor’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

13.	One or More of the Chapter 11 Cases May Be Dismissed.

If the Bankruptcy Court finds that the Debtors have incurred substantial or continuing loss or diminution to the Estate and lack of a reasonable likelihood of rehabilitation of the Debtors or the ability to effectuate substantial Consummation of a confirmed plan, or otherwise determines that cause exists, the Bankruptcy Court may dismiss one or more of the Chapter 11 Cases. In such event, the Debtors would be unable to confirm the Plan with respect to the applicable Debtor or Debtors, which may ultimately result in significantly smaller distributions to creditors than those provided for in the Plan.

14.	The Debtors May Object to the Amount or Classification of a Claim.

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan, subject to the terms of the RSA. The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection. Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

15.	Risk that Foreign Courts Will Not Enforce the Confirmation Order.

After the Effective Date, the Reorganized Debtors will maintain business operations in certain Non-U.S. jurisdictions, including Canada and Norway, where some of the Debtors are incorporated. Additionally, implementation of the Plan and the Restructuring Transactions contemplated thereunder may require certain actions to be taken by and/or with respect to certain of the Debtors or Reorganized Debtors incorporated in certain foreign jurisdictions including potential local implementation proceedings. There is a risk that the courts in these jurisdictions will not enforce the Confirmation Order, or that the effects of the Confirmation Order will not be recognized under the law of the relevant jurisdiction, which may affect the Reorganized Debtors ability to effectuate certain relief granted pursuant to the Confirmation Order. There is also a risk that parties in interest may seek to frustrate the Chapter 11 Cases or the effects of the Confirmation Order through proceedings in these jurisdictions, notwithstanding the releases, injunctions, and exculpations set forth in Article VIII of the Plan.

16.	Risk of Non-Occurrence of the Effective Date.

Although the Debtors believe that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur. As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent. If such conditions precedent are not waived or met, the Effective Date will not take place.

17.	Contingencies Could Affect Distributions to Holders of Allowed Claims.

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims. The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of re-vote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates. Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement. Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed. Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

18.	Releases, Injunctions, and Exculpations Provisions May Not Be Approved.

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of Liens and Third-Party Releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable. The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved. If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors’ reorganization. The Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts that are important to the success of the Plan. The Plan’s release and exculpation provisions are an inextricable component of the RSA and Plan and the significant deleveraging and financial benefits that they embody.

19.	The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors’ Business, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan.

Although the prepackaged Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ business. A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of the Debtors’ business.

The disruption that the bankruptcy process would have on the Debtors’ business could increase with the length of time it takes to complete the Chapter 11 Cases. If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while they try to develop a different plan of reorganization that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

20.	The Debtors May Be Unsuccessful in Obtaining First Day Orders to Permit the Debtors to Pay Their Key Vendors and Employees, or to Continue to Perform Customer Contracts and Programs, in the Ordinary Course.

The Debtors have tried to address potential concerns of their key customers, vendors, employees, and other parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan. However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ business might suffer.

21.	The Debtors May Seek to Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Its Confirmation.

The Debtors reserve the right, prior to the Confirmation or substantial Consummation thereof, subject to the provisions of Section 1127 of the Bankruptcy Code, applicable law, and the RSA, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the Holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes. All Holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (1) all Classes of adversely affected creditors and interest Holders accept the modification in writing or (2) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Holders accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

22.	The RSA Is Subject to Significant Conditions and Milestones That May Be Difficult to Satisfy.

There are certain material conditions that must be satisfied under the RSA, including the timely satisfaction of milestones in the Chapter 11 Cases. The ability to timely complete such milestones is subject to risks and uncertainties, many of which are beyond the Debtors’ control.

B.	Risks Related to Recoveries Under the Plan.

1.	The Reorganized Debtors May Not Be Able to Achieve Their Projected Financial Results.

The Reorganized Debtors may not be able to achieve their projected financial results. The Financial Projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States and world economies in general, and the industry segments in which the Debtors operate in particular. While the Debtors believe that the Financial Projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized. If the Debtors do not achieve the projected financial results, the value of the New Equity Interests may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

2.	Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary.

Certain of the information contained in this Disclosure Statement is, by nature, forward-looking, contains estimates and assumptions that might ultimately prove to be incorrect, and contains projections which may be materially different from actual future experiences. There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be Allowed. Among other things, estimates will fluctuate based on general economic and business conditions, capital market conditions, and industry-specific and Company-specific factors (including the ability of the Reorganized Debtors to achieve strategic goals, objectives, and targets over applicable periods).

3.	The New Equity Interests Are Subject to Dilution.

The ownership percentage represented by the New Equity Interests distributed to Holders of Senior Secured Notes Claims on the Effective Date under the Plan will be subject to dilution by on account of the Management Incentive Plan. The New Equity Interests may also be diluted by any other equity interests that may be issued in connection with the Plan or after consummation of the Plan in accordance with the terms of the New Organizational Documents, and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued after consummation of the Plan.

4.	The New Equity Interests Will Be Subordinated to the Reorganized Debtors’ Indebtedness.

In any subsequent reorganization, liquidation, dissolution, or winding up of the Reorganized Debtors, the New Equity Interests will rank below all debt claims against the Reorganized Debtors. As a result, holders of the New Equity Interests will not be entitled to receive any payment or other distribution upon the reorganization, liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to their creditors have been satisfied.

5.	The Debtors Might Be Controlled by Significant Holders.

Assuming that the Effective Date occurs, Senior Secured Notes Claims will receive distributions representing all outstanding shares of the New Equity Interests, subject to dilution on account of the Management Incentive Plan. If the holders of a significant portion of the New Equity Interests were to act as a group, such holders would be in a position to control the outcome of actions requiring shareholder approval, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors. Such Holders may have interests that differ from those of the other Holders of New Equity Interests and may vote in a manner adverse to the interests of such other Holders. This concentration of ownership may facilitate or may delay, prevent, or deter a change of control of the Reorganized Debtors and consequently impact the value of the shares of the New Equity Interests. In addition, a Holder of a significant number of shares of the New Equity Interest may sell all or a large portion of its shares of the New Equity Interest within a short period of time, which sale may adversely affect the trading price of the shares of the New Equity Interest. A holder of a significant number of shares of the New Equity Interest may, on its own account, pursue acquisition opportunities that may be complementary to the Reorganized Debtors’ businesses, and, as a result, such acquisition opportunities may be unavailable to the Reorganized Debtors. Such actions by Holders of a significant number of shares of the New Equity Interest may have a material adverse impact on the Reorganized Debtors’ businesses, financial condition, and operating results.

6.	Estimated Valuations of the Debtors and the New Equity Interests, and Estimated Recoveries to Holders of Allowed Claims Are Not Intended to Represent Potential Market Values.

The Debtors’ estimated recoveries to Holders of Allowed Claims are not intended to represent the market value of the Debtors’ Securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Debtors), including: (a) the successful reorganization of the Debtors; (b) an assumed date for the occurrence of the Effective Date; (c) the Debtors’ ability to achieve the operating and financial results included in the Financial Projections; (d) the Debtors’ ability to maintain adequate liquidity to fund operations; (e) the assumption that capital and equity markets remain consistent with current conditions; and (f) the Debtors’ ability to maintain critical existing customer relationships, including customer relationships with key customers.

7.	The Terms of the New Organizational Documents Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court.

The terms of the New Organizational Documents are subject to change based on negotiations between the Debtors and the Consenting Stakeholders. Holders of Claims that are not the Consenting Stakeholders will not participate in these negotiations and the results of such negotiations may affect the rights of equity holders in Reorganized Nine Energy following the Effective Date.

8.	The Terms of the Exit ABL Facility Documents Are Subject to Change Based on Negotiations and the Approval of the Bankruptcy Court.

The terms of the Exit ABL Facility Documents are subject to change based on negotiations between the Debtors and the Consenting Stakeholders. Holders of Claims that are not the Consenting Stakeholders will not participate in these negotiations and the results of such negotiations may affect the rights of equity holders in Reorganized Nine Energy following the Effective Date.

9.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Debtors’ Ability to Refinance Their Debt.

The Debtors’ or the Reorganized Debtors’ credit ratings, as applicable, could be lowered, suspended, or withdrawn entirely, at any time by the rating agencies if, in each rating agency’s judgment, circumstances warrant such action, including as a result of exposure to the credit risk and the business and financial condition of the Debtors or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may make it more difficult to refinance their debt, if any, and increase the cost of any debt that they may incur in the future.

10.	Certain Tax Implications of the Plan.

Holders of Allowed Claims should carefully review Article XIII of this Disclosure Statement, entitled “Certain United States Federal Income Tax Consequences of the Plan,” to determine how the U.S. federal income tax implications of the Plan and the Chapter 11 Cases may adversely affect the Reorganized Debtors and Holders of certain Claims and Interests, as well as certain tax implications of owning and disposing of the consideration to be received pursuant to the Plan.

C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Business.

1.	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy. These risks include the following: (a) ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan; (b) ability to obtain Bankruptcy Court approval with respect to motions Filed in the Chapter 11 Cases from time to time; (c) ability to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (d) ability to maintain contracts that are critical to the Debtors’ operations; (e) ability of third parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (f) ability of third parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; (g) ability to prevent local insolvency proceedings; and (h) the actions and decisions of the Debtors’ creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

These risks and uncertainties could affect the Debtors’ business and operations in various ways. For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition. Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

2.	The Debtors May Not Be Able to Accurately Report Their Financial Results.

The Debtors have established internal controls over financial reporting. However, internal controls over financial reporting may not prevent or detect misstatements or omissions in the Debtors’ financial statements because of their inherent limitations, including the possibility of human error, and the circumvention or overriding of controls or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If the Debtors fail to maintain the adequacy of their internal controls, the Debtors may be unable to provide financial information in a timely and reliable manner within the time periods required under the terms of the agreements governing the Debtors’ indebtedness. Any such difficulties or failure could materially adversely affect the Debtors’ business, results of operations, and financial condition. Further, the Debtors may discover other internal control deficiencies in the future and/or fail to adequately correct previously identified control deficiencies, which could materially adversely affect the Debtors’ business, results of operations, and financial conditions.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Business.

While the Debtors intend the prepackaged chapter 11 process to be short, the Debtors’ future results will be dependent upon the successful Confirmation and Consummation of the Plan. A long period of operations under Bankruptcy Court protection could have a material adverse effect on the Debtors’ business, financial condition, results of operations, and liquidity. So long as the proceedings related to the Chapter 11 Cases continue, senior management will be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on business operations. A prolonged period of operating under Bankruptcy Court protection also may make it more difficult to retain management and other key personnel necessary to the success and growth of the Debtors’ business. In addition, the longer the proceedings related to the Chapter 11 Cases continue, the more likely it is that customers and suppliers will lose confidence in the Debtors’ ability to reorganize their business successfully and will seek to establish alternative commercial relationships.

So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases. The chapter 11 proceedings also require the Debtors to seek debtor-in-possession financing to fund operations. If the Debtors are unable to obtain final approval of such financing on favorable terms or at all, or if the Debtors are unable to fully draw on the availability under the DIP Facility, the chances of successfully reorganizing the Debtors’ business may be seriously jeopardized, the likelihood that the Debtors will instead be required to liquidate or sell their assets may be increased, and, as a result, creditor recoveries may be significantly impaired.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization. Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	Financial Results May Be Volatile and May Not Reflect Historical Trends.

The Financial Projections attached hereto as Exhibit C are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations. These variations may be material and may adversely affect the value of the New Equity Interests and the ability of the Debtors to make necessary payments. Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur. The information included in this Disclosure Statement does not necessarily conform to the information, including with respect to the Financial Projections, that would be required if the Solicitation was made pursuant to a registration statement filed with the SEC or another securities regulator.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses and Claims assessments significantly impact the Debtors’ consolidated financial statements. As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date. In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization. The Debtors may be required to adopt “fresh start” accounting in accordance with Accounting Standards Codification 852 (“Reorganizations”) in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets. The Debtors’ financial results after the application of fresh start accounting may be different from historical trends. The Financial Projections contained herein do not currently reflect the impact of “fresh start” accounting.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors. There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the board of directors may make after fully evaluating the strategic direction of the Debtors and their business plan. Any deviations from the Debtors’ existing business plan would necessarily cause a deviation.

5.	The Reorganized Debtors May Not Be Able to Implement the Business Plan.

While the Debtors believe that Consummation of the Plan will put them in a strong position to implement their go-forward business plan, various factors beyond the Reorganized Debtors’ control may hinder or prevent their successful implementation of the business plan. In particular, the Reorganized Debtors’ successful implementation of the business plan depends significantly on maintaining and growing their customer base. Given the evolving nature of the OFS industry and volatility of oil and gas prices, there can be no assurance that the Reorganized Debtors will maintain and grow their customer base. The erosion of the Reorganized Debtors’ customer base may materially and adversely affect their operating results and hinder or prevent their successful implementation of the business plan.

6.	The Debtors’ Business is Subject to Various Laws and Regulations That Can Adversely Affect the Cost, Manner, or Feasibility of Doing Business.

The Debtors’ operations are subject to various federal, state, and local laws and regulations. The Debtors may be required to make large expenditures to comply with such regulations. Failure to comply with these laws and regulations may result in the suspension or termination of operations and subject the Debtors to administrative, civil, and criminal penalties, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Reorganized Debtors.

7.	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.

In addition to litigation previously commenced against the Debtors, including ongoing litigation involving the Debtors’ BreakThru Casing Flotation Device™, the Reorganized Debtors may become parties to litigation in the future. In general, litigation can be expensive and time consuming to bring or defend against. Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results. It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan. It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, nor the final resolution of such litigation. The impact of any such litigation on the Reorganized Debtors’ business and financial stability, however, could be material.

With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases. In addition, the Debtors’ liability with respect to litigation stayed by the commencement of the Chapter 11 Cases generally is subject to discharge, settlement, and release upon confirmation of a plan under chapter 11, with certain exceptions. Therefore, certain litigation claims against the Debtors may be subject to discharge in connection with the Chapter 11 Cases.

8.	The Loss of Key Personnel Could Adversely Affect the Debtors’ Operations.

The Debtors’ operations are dependent on a relatively small group of key management personnel and a highly skilled employee base. The Debtors’ recent liquidity issues and the Chapter 11 Cases have created distractions and uncertainty for key management personnel and employees. As a result, the Debtors have experienced and may continue to experience increased levels of employee attrition. Because competition for experienced personnel can be significant, the Debtors may be unable to find acceptable replacements with comparable skills and experience and the loss of such key management personnel could adversely affect the Debtors’ ability to operate their business. In addition, a loss of key personnel or material erosion of employee morale could have a material adverse effect on the Debtors’ ability to meet expectations, thereby adversely affecting the Debtors’ business and the results of operations.

9.	The Debtors Could Fail to Retain or Attract Customers, Which Would Adversely Affect the Debtors’ Business and Financial Results.

The Debtors’ future revenue is dependent in large part upon the retention and growth of their existing customer base, in terms of customers continuing to purchase products and services. Existing customers may purchase fewer products and services or turn to alternative product and service providers, which could have a material adverse effect on the Debtors’ business and results of operations. In such cases, there can be no assurance that the Debtors will be able to retain their current customers.

A variety of factors could affect the Debtors’ ability to successfully retain and attract customers, including the level of demand for their products and services, oil and natural gas prices, the quality of the Debtors’ customer service, the Debtors’ ability to acquire and develop new products and services desired by customers, and the Debtors’ ability to integrate and manage any acquired business. Further, the industry in which the Debtors operate is highly competitive and the Debtors may not be able to compete effectively. The Debtors’ revenue comes from the sale of the Debtors’ products and services. It is impossible to predict with perfect accuracy what market demand for such offerings will be. Further, the Debtors’ business is highly tied to the oil and gas market, and interest rates, tariffs, employment, fuel costs, and general economic conditions may impact the market and therefore customers’ need for the Debtors’ services.

10.	Demand for the Debtors’ Products is Cyclical and Vulnerable to Economic Volatility and Customers’ Ability to Meet Existing Payment Obligations.

The onshore oil and natural gas sectors have been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the economy and volatility in current and expected oil and natural gas prices. Consequently, the results of the Debtors’ operations have fluctuated and may continue to fluctuate depending on the demand for products from these industries. Global geopolitical and economic conditions, including conflicts, tariffs imposed by the U.S. and other countries or retaliatory trade measures, instability, acts of war, and terrorism in oil producing countries or regions, may negatively impact customers’ willingness and ability to fund their projects. These conditions may make it difficult for the Debtors’ customers to accurately forecast future business trends and plan activities, thereby causing the Debtors’ customers to slow or curb spending on the Debtors’ products or seek contract terms more favorable to them. In addition, customers’ ability to timely pay invoices may be affected by the same economic uncertainties described herein, among other market forces. If the Debtors’ customers are not able to make such payments in a timely manner, or at all, the Debtors could be forced to absorb these costs.

11.	Deterioration in Business Relationships May Impact the Ability to Source Materials.

The Debtors’ success depends in part on their ability to source the materials necessary to produce and sell the Debtors’ products. These materials are sourced from a broad range of suppliers. As a result, the Debtors’ business depends on maintaining productive business relationships with their international and dispersed network of third-party suppliers. The Debtors’ operations could be disrupted if such business relationships decline, for whatever reason, or if such suppliers go out of business or are unable to provide materials to the Debtors as they have on a historical basis. There is a risk that economic conditions could lead to financial, operational, production, labor, regulatory, or quality assurance difficulties that could result in a reduction or interruption in the Debtors’ raw material supply.

12.	Certain Other Contingencies May Have a Material Adverse Effect on the Debtors’ Business.

The occurrence or non-occurrence of any or all of the following contingencies, and any others, may have a material adverse effect on the Debtors’ business, financial condition or results of operations, and as a result. The risks and uncertainties described below are not the only risks that the Debtors face. Additional risks and uncertainties not currently known to the Debtors or that the Debtors currently deem to be immaterial may also have a material adverse effect on the Debtors’ business, financial condition or results of operations. Such risks and contingencies include:

•	volatile and uncertain costs and availability of energy and raw materials utilized for the Debtors’ products;

•	volatility or disruptions involving the onshore oil and gas industry, including with respect to the discovery rates of new oil and natural gas reserves, the domestic and foreign supply of, and demand for, oil and natural gas, and available pipeline, storage, and other transportation capacity;

•	disruptions in the supply of raw materials and high concentration of the Debtors’ supplier base;

•	disruptions in global or regional macroeconomic and geopolitical conditions, including by the potential actions of foreign governments, state-controlled oil companies, and other international actors;

•	change in trade policies;

•	risks related to conducting operations in different countries;

•	significant competition in the Debtors’ markets;

•	competition from new market entrants and competing completion technology;

•	the loss of key customers for the Debtors’ products, or increased customer concentration due to industry consolidation;

•	impact of environmental concerns on the Debtors’ sales;

•	the Debtors’ high fixed costs;

•	changes in oil and gas regulations and their enforcement;

•	current and future environmental, health and safety and other governmental requirements;

•	the Debtors’ failure to develop new products or improve existing products that meet the Debtors’ customers’ needs, as well as delays in the development of new products.

•	interruptions in the operations of the Debtors’ manufacturing plants;

•	the Debtors’ inability to fund the capital investment requirements of the Debtors’ business;

•	the Debtors’ inability to successfully consummate acquisitions or integrate acquired businesses;

•	conditions inherent in the OFS industry, such as damage involving equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control;

•	potential liability for damages related to the contamination of soil and groundwater or other types of damages due to the presence of hazardous materials at the Debtors’ facilities or in the Debtors’ products;

•	governmental and market responses to concerns relating to greenhouse gas emissions, climate change, and potentially increased costs related thereto;

•	potential liability for damages based on product liability claims;

•	the Debtors’ exposure to currency fluctuations in several countries;

•	volatility in energy prices and the Debtors’ inability to pass resulting increased costs on to the Debtors’ customers;

•	the Debtors’ inability to successfully implement the Debtors’ business strategies, including cost savings and other growth initiatives;

•	any disruptions in the services of the Debtors’ external transportation and warehousing providers;

•	higher employment costs;

•	the failure to maintain good employee relations;

•	dependence on the continued service of the Debtors’ senior management;

•	fluctuations in the financial markets that may adversely affect the Debtors’ assets and the Debtors’ future cash flows;

•	the failure of the Debtors’ patents, trademarks, models and confidentiality agreements to protect the Debtors’ intellectual property;

•	the Debtors’ failure to comply with the U.S. Foreign Corrupt Practices Act, trade and economic sanctions and other similar laws, and resulting penalties and damage to the Debtors’ reputation;

•	the Debtors’ current and future involvement in legal proceedings;

•	challenges by tax authorities to the Debtors’ historical and future tax positions or the Debtors’ allocation of taxable income among the Debtors’ subsidiaries, as well as changes in the tax laws to which the Debtors are subject;

•	cyber risk and the failure to maintain the integrity of the Debtors’ operational or security systems or infrastructure, or those of third parties with which the Debtors do business;

•	sudden fluctuations and seasonal changes in demand for the Debtors’ customers’ products;

•	changes to the Debtors’ insurance coverage;

•	competition and antitrust laws;

•	the quality and reliability of the facilities, machinery and equipment provided by the Debtors’ technology and telecommunications providers and the Debtors’ reliance on a limited number of suppliers of such technology; and

•	the adequacy of the Debtors’ accounting, planning or internal financial controls and related systems to prevent and discover previous or future breaches of laws and regulations and generally to manage risks.

13.	The Reorganized Debtors May Not Be Able to Generate or Receive Sufficient Cash to Service All of Their Indebtedness and May Be Forced to Take Other Actions to Satisfy their Obligations, Which May Not Be Successful.

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest and/or fees on their indebtedness. In addition, if the Reorganized Debtors need to refinance their debt, obtain additional financing, or sell assets or equity, they may not be able to do so on commercially reasonable terms, if at all.

If cash flows and capital resources are insufficient to fund the Reorganized Debtors’ debt obligations, they could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt, including the Exit ABL Facility. These alternative measures may not be successful, may not be completed on economically attractive terms, or may not be adequate to satisfy their debt obligations when due.

Further, if the Reorganized Debtors suffer or appear to suffer from a lack of available liquidity, the evaluation of their creditworthiness by counterparties and rating agencies and the willingness of third parties to do business with them could be adversely affected.

D.	Risks Related to the Offer and Issuance of Securities Under the Plan.

1.	Holders of New Equity Interests and Other Securities May Be Restricted in Their Ability to Transfer or Sell Their Securities.

Before the Petition Date, the offering, issuance, and distribution of any New Equity Interests and/or the offering, issuance, and distribution of any Other Securities shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

After the Petition Date, pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.

The New Equity Interests and the Other Securities, if any, to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests and the Other Securities in the New Organizational Documents.

The New Equity Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and subject to any restrictions on the transferability of such New Equity Interests and the Other Securities in the New Organizational Documents.

Recipients of the New Equity Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue-Sky Laws for resales of New Equity Interests.

See Article XII of this Disclosure Statement, entitled “Certain Securities Law Matters,” for additional details.

2.	A Liquid Trading Market for the New Equity Interests May Not Develop.

Although the Debtors may apply to relist the New Equity Interests on a national securities exchange, the Debtors make no assurance that they will be able to obtain this listing or, even if the Debtors do, that liquid trading markets for the New Equity Interests will develop in a timely fashion or at all. The liquidity of any market for New Equity Interests will depend upon, among other things, the number of Holders of the New Equity Interests, the Debtors’ financial performance, and the market for similar securities, which are outside of the Debtors’ control and cannot be determined or predicted. Accordingly, there can be no assurance that an active trading market for the New Equity Interests will develop in a timely fashion or at all, nor can any assurance be given as to the liquidity or prices at which such securities might be traded. In the event an active trading market does not develop in a timely fashion or at all, the ability to transfer or sell the New Equity Interests may be substantially limited, and the price for shares of the New Equity Interests may materially decline or may be considered unfavorable. You may be required to bear the financial risk of your ownership of the New Equity Interests indefinitely.

3.	Certain Securities will be Subject to Resale Restrictions.

The New Equity Interests to be issued under the Plan have not been registered under the Securities Act, any state securities laws, or the laws of any other jurisdiction. Such securities are being issued and sold pursuant to an exemption from registration under the applicable securities laws. Accordingly, such securities will be subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act, and other applicable law. In addition, holders of New Equity Interests will be subject to the New Organizational Documents. Further, any 1145 Securities issued pursuant to section 1145(a) of the Bankruptcy Code to persons who are deemed to be “underwriters” under section 1145(b) of the Bankruptcy Code will also be subject to resale restrictions. See Article XII of this Disclosure Statement, entitled “Certain Securities Law Matters,” for additional details.

4.	The Trading Price for the New Equity Interests May Be Depressed Following the Effective Date.

Following the Effective Date, certain shares of the New Equity Interests may be sold to satisfy withholding tax requirements, to the extent necessary to fund such requirements. In addition, Holders of Claims that receive the New Equity Interests may seek to sell such securities in an effort to obtain liquidity. These sales and the volume of New Equity Interests available for trading could cause the trading price for the New Equity Interests to be depressed, particularly in the absence of an established trading market for the New Equity Interests.

X.	SOLICITATION AND VOTING PROCEDURES.

This Disclosure Statement is being distributed to Holders of Senior Secured Notes Claims in connection with the Solicitation of votes to accept or reject the Plan. This Disclosure Statement is accompanied by the Ballot, a ballot to be used for voting on the Plan.

A.	Holders of Claims Entitled to Vote on the Plan.

Under the provisions of the Bankruptcy Code, not all holders of claims against or interests in a debtor are entitled to vote on a chapter 11 plan. The table in Article III.E of this Disclosure Statement, entitled “Am I entitled to vote on the Plan?” provides a summary of the status and voting rights of each Class (and, therefore, of each Holder within such Class absent an objection to the Holder’s Claim) under the Plan.

The Debtors are soliciting votes to accept or reject the Plan only from Holders of Claims in Class 4 (the “Voting Class”). The Holders of Claims in the Voting Class are Impaired under the Plan and may, if the Plan is Confirmed and Consummated, receive a distribution under the Plan. Accordingly, Holders of Claims in the Voting Class have the right to vote to accept or reject the Plan.

The Debtors are not soliciting votes on the Plan from Holders of Claims or Interests in Classes 1, 2, 3, 5, 6, 7, 8, or 9.

B.	Voting Record Date

The Voting Record Date is January 30, 2026 (the “Voting Record Date”). The Voting Record Date is the date on which it will be determined which Holders of Senior Secured Notes Claims in the Voting Class are entitled to vote to accept or reject the Plan, and whether Claims and Interests have been properly assigned or transferred under Bankruptcy Rule 3001(e) such that an assignee or transferee, as applicable, can vote to accept or reject the Plan as the Holder of a Claim or Interest.

C.	Voting on the Plan.

Detailed instructions regarding how eligible Holders of Claims or Interest can vote on the Plan are contained on the Ballots distributed to Holder of Claims that are entitled to vote on the Plan. For your vote to be counted, your Ballot must be properly completed, executed, and delivered as directed, so that the Ballot containing your vote is actually received by the Claims and Noticing Agent on or before the Voting Deadline, i.e., March 2, 2026 at 11:59 p.m., prevailing Central Time.

D.	Ballots Not Counted.

No Ballot will be counted toward Confirmation of the Plan if, among other things: (1) it is illegible or contains insufficient information to permit the identification of the Holder of the Claim; (2) it is not actually received by the Claims and Noticing Agent by the Voting Deadline, unless the Debtors determine otherwise or as permitted by the Bankruptcy Court; (3) it was cast by an entity that is not entitled to vote on the Plan; (4) it was sent to any person or entity other than the Claims and Noticing Agent; (5) it is unsigned; (6) it is not clearly marked to either accept or reject the Plan or it is marked both to accept and reject the Plan (7) it partially rejects and partially accepts the Plan in the Voting Class; (8) it is superseded by a later, timely submitted valid Ballot; or (9) it is improperly submitted. Please refer to your Ballot for additional requirements with respect to voting to accept or reject the Plan.

Any Ballot received after the Voting DEADLINE THAT IS otherwise in compliance with the SOLICITATION AND VOTING PROCEDURES PROVIDED IN THIS ARTICLE X OF THIS dISCLOSURE sTATEMENT OR THE DIRECTIONS AND REQUIREMENTS SET FORTH IN YOUR BALLOT will not be counted WITH RESPECT TO voting on the plan without the consent of the company.

E.	Votes Required for Acceptance by a Class.

Under the Bankruptcy Code, acceptance of a plan of reorganization by a class of claims or interests is determined by calculating the amount and, if a class of claims, the number, of claims and interests voting to accept, as a percentage of the allowed claims or interests, as applicable, that have voted. Acceptance by a class of claims requires an affirmative vote of more than one-half in number of total allowed claims that have voted and an affirmative vote of at least two-thirds in dollar amount of the total allowed claims that have voted. Acceptance by a class of interests requires an affirmative vote of at least two-thirds in amount of the total allowed interests that have voted.

F.	Solicitation Procedures.

1.	Claims and Noticing Agent

The Debtors have retained Epiq to act as, among other things, the Claims and Noticing Agent in connection with the Solicitation of votes to accept or reject the Plan.

2.	Solicitation Package

The following materials constitute the solicitation package distributed to Holders of Claims in the Voting Class (collectively, the “Solicitation Package”): (a) the Plan; (b) this Disclosure Statement (including all exhibits attached thereto); and (c) the appropriate Ballot in the form attached to the Order as Exhibits 3A and 3B.

3.	Distribution of the Solicitation Package and Plan Supplement

The Debtors will cause the Claims and Noticing Agent to commence distribution of the Solicitation Package to Holders of Claims in the Voting Class on February 1, 2026, which is 29 days before the Voting Deadline (i.e., 11:59 p.m. (prevailing Central Time) on March 2, 2026).

The Solicitation Package (except the Ballot) may also be obtained from the Claims and Noticing Agent by: (a) calling the Debtors’ restructuring hotline at (877) 269-3874 (domestic) or +1 (971) 257-1895 (international), (b) emailing balloting@epiqglobal.com with “In re: Nine – Solicitation Inquiry” in the subject line, and/or (c) writing to the Claims and Noticing Agent at Nine Energy Service, Inc., et al. Ballot & Claims Processing Center, c/o Epiq Corporate Restructuring, LLC, P.O. Box 4421, Beaverton, Oregon 97076-4421. After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings Filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, http://dm.epiq11.com/NineEnergy (free of charge), or for a fee via PACER at https://www.pacer.gov/.

The Debtors shall file the initial Plan Supplement with the Bankruptcy Court no later than February 23, 2026, at 4:00 p.m., prevailing Central Time. If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website.

XI.	CONFIRMATION OF THE PLAN.

A.	The Combined Hearing.

Under section 1129(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. The Debtors will request, on the Petition Date, that the Bankruptcy Court set a hearing to approve the Plan and Disclosure Statement. The Combined Hearing may, however, be continued or adjourned from time to time without further notice to parties in interest other than an adjournment announced in open court a notice of adjournment Filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules. Subject to section 1127 of the Bankruptcy Code and the RSA, the Plan may be modified, if necessary, prior to, during, or as a result of the Combined Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation. The Debtors, in the same motion requesting a date for the Combined Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to File objection to Confirmation of the Plan. An objection to Confirmation of the Plan must be Filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to File such objections as set forth therein.

B.	Requirements for Confirmation of the Plan.

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are: (a) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (b) the Plan is feasible; and (c) the Plan is in the “best interests” of Holders of Claims or Interests.

At the Combined Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code. The Debtors believe that: (i) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for Confirmation; (ii) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for Confirmation; and (iii) the Plan has been proposed in good faith.

C.	Best Interests of Creditors/Liquidation Analysis.

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or interest in such impaired class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7.

Attached hereto as Exhibit D and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors and reliance upon the valuation methodologies utilized by the Debtors’ advisors. As reflected in the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ business under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan. Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.

If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, the Debtors’ business may be liquidated pursuant to the provisions of a chapter 11 liquidating plan. In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation may result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Any distribution to Holders of Claims or Interests (to the extent Holders of Interests would receive distributions at all) under a chapter 11 liquidation plan would most likely be substantially delayed. Most importantly, the Debtors believe that any distributions to creditors in a chapter 11 liquidation scenario would fail to capture the significant going-concern value of their business, which is reflected in the New Equity Interests to be distributed under the Plan. Accordingly, the Debtors believe that a chapter 11 liquidation would not result in distributions as favorable as those under the Plan.

D.	Valuation Analysis.

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the going concern value of the Reorganized Debtors pursuant to the Plan as of the assumed Effective Date. Accordingly, the Debtors, with the assistance of Moelis, produced the valuation analysis that is set forth in Exhibit E attached hereto (the “Valuation Analysis”) and is incorporated herein by reference. As set forth in the Valuation Analysis, the Reorganized Debtors’ going concern value is estimated to be substantially less than the aggregate amount of its funded debt obligations. Accordingly, the Valuation Analysis further supports the Debtors’ conclusion that the treatment of Classes under the Plan is fair and equitable and otherwise satisfies the Bankruptcy Code’s requirements for confirmation.

E.	Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared their projected consolidated balance sheet, income statement, and statement of cash flows. Creditors and other interested parties should review Article IX of this Disclosure Statement entitled “Risk Factors” for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit C and incorporated herein by reference. Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

F.	Acceptance by Impaired Classes.

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or interests impaired under a plan, accept the plan. A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.8

[8]	A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in a number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan. Thus, a class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such Class that vote on the Plan actually cast their Ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan. Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the allowed interests in such Class that vote on the Plan actually cast their Ballots in favor of acceptance.

Pursuant to Article III.E of the Plan, if a Class contains Claims or Interests that are eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted the Plan.

G.	Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code.

1.	No Unfair Discrimination.

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan. The test does not require that the treatment be the same or equivalent, but that treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test.

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class. As to the dissenting class, the test sets different standards depending upon the type of claims or interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement. With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Interests in that Class. The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

XII.	CERTAIN SECURITIES LAW MATTERS.

A.	New Equity Interests.

As discussed herein, the Plan provides for the offer, issuance, sale, and distribution of New Equity Interests to certain Holders of Claims and Interests against the Debtors. The Debtors believe that the class of New Equity Interests will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and any applicable Blue-Sky Law.

The following discussion of the issuance and transferability of the New Equity Interests relates solely to matters arising under U.S. federal and state securities laws. The rights of Holders of New Equity Interests, including the right to transfer New Equity Interests, will also be subject to any restrictions in the New Organizational Documents to the extent applicable. Recipients of the New Equity Interests are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act, any applicable Blue-Sky Laws, and any other applicable securities laws.

B.	Exemption from Registration Requirements; Issuance of New Equity Interests and Other Securities Under the Plan.

Prior to the Petition Date, the Debtors are relying on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act, and similar Blue-Sky Laws provisions, to exempt from registration under the Securities Act and Blue-Sky Laws the offer of New Equity Interests and any Other Securities to Holders of Senior Secured Notes Claims and Nine Energy Equity Interests, as may be applicable. Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder provide that the offering, issuance, and distribution of securities by an issuer in transactions not involving any public offering are exempt from registration under the Securities Act. Regulation S under the Securities Act provides an exemption from registration under the Securities Act for the offering, issuance, and distribution of securities in certain transactions to persons outside of the United States.

After the Petition Date, the Debtors believe that the issuance of the New Equity Interests (other than the New Equity Interests underlying the Management Incentive Plan) and any Other Securities will be exempt from federal registration requirements under section 1145 of the Bankruptcy Code, except in certain limited circumstances as explained in more detail in this Disclosure Statement and/or the Plan. For the avoidance of doubt, any securities that may not be issued to persons pursuant to section 1145 of the Bankruptcy Code are expected to be issued in reliance upon the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

In addition, the Debtors believe that any New Equity Interests and any Other Securities underlying the Management Incentive Plan will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act, Regulation D and Rule 701 promulgated thereunder and/or Regulation S under the Securities Act, will be considered “restricted securities,” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom.

Accordingly, no registration statement will be filed under the Securities Act or any state securities laws with respect to the initial offer, issuance, and distribution of any New Equity Interests and any Other Securities. Recipients of the New Equity Interests and any Other Securities are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue-Sky Laws. As discussed below, the exemptions provided for in section 1145(a) do not apply to an entity that is deemed an “underwriter” as such term is defined in section 1145(b) of the Bankruptcy Code.

C.	Resales of New Equity Interests and Other Securities; Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code.

1.	Resales of New Equity Interests and Other Securities Issued Pursuant to Section 1145.

The New Equity Interests (other than any New Equity Interests underlying the Management Incentive Plan) and any Other Securities to the extent offered, issued and distributed pursuant to section 1145 of the Bankruptcy Code, (i) will not be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (ii) will be transferable without registration under the Securities Act in the United States by the recipients thereof that are not, and have not been within ninety (90) days of such transfer, an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, subject to the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such securities or instruments.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (a) with a view to distribution of such securities and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all Persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “Controlling Person” of the debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns 10 percent or more of a class of voting securities of a reorganized debtor may be presumed to be a “Controlling Person” and, therefore, an underwriter.

Resales of the New Equity Interests and any Other Securities to be distributed pursuant to the Plan by entities deemed to be “underwriters” (which definition includes “Controlling Persons”) are not exempted by section  1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Under certain circumstances, holders of such New Equity Interests and any Other Securities who are deemed to be “underwriters” may be entitled to resell their New Equity Interests and any Other Securities pursuant to the limited safe harbor resale provisions of Rule 144 of the Securities Act. Generally, Rule 144 of the Securities Act would permit the public sale of “control” securities received by such Person if the requirements for sales of such control securities under Rule 144 have been met, including that current information regarding the issuer is publicly available and volume limitations, manner of sale requirements and certain other conditions are met. Whether any particular Person would be deemed to be an “underwriter” (including whether the Person is a “Controlling Person”) with respect to the New Equity Interests and any Other Securities would depend upon various facts and circumstances applicable to that Person. Accordingly, the Debtors express no view as to whether any Person would be deemed an “underwriter” with respect to such New Equity Interests and any Other Securities and, in turn, whether any Person may freely trade such New Equity Interests and any Other Securities under the federal securities laws. The Debtors intend to make publicly available the requisite information regarding the Debtors, and, as a result, Rule 144 is expected to be available for resales of such New Equity Interests and any Other Securities by Persons deemed to be underwriters or otherwise.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A RECIPIENT OF SECURITIES MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF New Equity Interests AND ANY OTHER SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

2.	Resales of New Equity Interests and Other Securities Issued Pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act.

Prior to the Petition Date, all New Equity Interests and any Other Securities will be offered, issued, and distributed in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act, will be considered “restricted securities,” and may not be transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and pursuant to applicable state securities laws. In addition, any securities that may not be issued to such persons pursuant to section 1145 of the Bankruptcy Code (including any New Equity Interests underlying the Management Incentive Plan) will be issued in reliance upon the exemption from registration set forth in section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Generally, Rule 144 of the Securities Act provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the issuer is a reporting issuer and whether the holder of the restricted securities is an “affiliate” of the issuer. Rule 144 defines an affiliate as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate who has not been an affiliate of the issuer during the preceding three months may resell restricted securities of an issuer that does not file reports with the SEC pursuant to Rule 144 after a one-year holding period. An affiliate may resell restricted securities of an issuer that does not file reports with the SEC under Rule 144 after such holding period, as well as other securities without a holding period, but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale and notice requirements of Rule 144. The Debtors intend to make publicly available the requisite information regarding the Debtors, and, as a result, Rule 144 is expected to be available for resales of such New Equity Interests and any Other Securities by affiliates of the Debtors. Restricted securities (as well as other securities held by affiliates) may be resold without holding periods under other exemptions from registration, including Rule 144A under the Securities Act and Regulation S under the Securities Act, but only in compliance with the conditions of such exemptions from registration.

In addition, in connection with resales of any New Equity Interests and any Other Securities offered, issued and distributed pursuant to Regulation S under the Securities Act: (i) the offer or sale, if made prior to the expiration of the one-year distribution compliance period, may not be made to a U.S. person or for the account or benefit of a U.S. person (other than a distributor); and (ii) the offer or sale, if made prior to the expiration of the applicable one-year or six-month distribution compliance period, is made pursuant to the following conditions: (a) the purchaser (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act; and (b) the purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

All New Equity Interests and any Other Securities issued in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act, will bear a restrictive legend. Each certificate or book-entry interest representing, or issued in exchange for or upon the transfer, sale or assignment of, any New Equity Interests and any Other Securities issued in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

The Debtors will reserve the right to require certification, legal opinions, or other evidence of compliance with Rule 144 or another applicable exemption from registration as a condition to the removal of such legend, or to any resale of the New Equity Interests and any Other Securities issued in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder and/or Regulation S under the Securities Act. The Debtors will also reserve the right to stop the transfer of any such New Equity Interests and any Other Securities if such transfer (x) is not registered in compliance with Rule 144 or in compliance with another applicable exemption from registration (including section 1145 of the Bankruptcy Code) or (y) would otherwise make the Debtors subject to the periodic reporting requirements under the Exchange Act.

Notwithstanding anything to the contrary in this Disclosure Statement, no Entity shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan or this Disclosure Statement, including, for the avoidance of doubt, whether the New Equity Interests and any Other Securities are exempt from the registration requirements of section 5 of the Securities Act.

In addition to the foregoing restrictions, the New Equity Interests and any Other Securities will also be subject to any applicable transfer restrictions contained in the New Organizational Documents.

PERSONS WHO RECEIVE SECURITIES UNDER THE PLAN ARE URGED TO CONSULT THEIR OWN LEGAL ADVISOR WITH RESPECT TO THE RESTRICTIONS APPLICABLE UNDER THE FEDERAL OR STATE SECURITIES LAWS AND THE CIRCUMSTANCES UNDER WHICH SECURITIES MAY BE SOLD IN RELIANCE ON SUCH LAWS. THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES OR THE BANKRUPTCY MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, WE ENCOURAGE EACH RECIPIENT OF SECURITIES AND PARTY IN INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A SECURITY IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE FEDERAL OR STATE SECURITIES LAWS OR WHETHER A PARTICULAR RECIPIENT OF New Equity Interests AND OTHER SECURITIES MAY BE AN UNDERWRITER, WE MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES ISSUED UNDER THE PLAN.

XIII.	Certain United States Federal Income Tax Consequences of the Plan.

A.	Introduction.

The following discussion is a summary of certain U.S. federal income tax consequences of the consummation of the Plan to the Debtors, the Reorganized Debtors, and to certain Holders of Claims. The following summary does not address the U.S. federal income tax consequences to Holders not entitled to vote to accept or reject the Plan. The summary of the U.S. federal income tax consequences of the consummation of the Plan is based on the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and authorities, published administrative rules, positions and pronouncements of the U.S. Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this Disclosure Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those summarized herein. Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below. No opinion of counsel has been obtained, and the Debtors do not intend to seek a ruling or determination from the IRS as to any of the tax consequences of the Plan discussed below. The discussion below is not binding upon the IRS or the courts and no assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

The discussion of the U.S. federal income tax consequences of the consummation of the Plan does not purport to address all aspects of U.S. federal income taxation that may be relevant to the Debtors, Reorganized Debtors, or Holders in light of their individual circumstances. This discussion does not address tax issues with respect to Holders that are subject to special treatment under the U.S. federal income tax laws (including, for example, accrual-method U.S. Holders (as defined below) that prepare an “applicable financial statement” (as defined in Section 451 of the IRC), banks, mutual funds, governmental authorities or agencies, pass-through entities, beneficial owners of passthrough entities, subchapter S corporations, dealers and traders in securities, insurance companies, financial institutions, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, small business investment companies, Persons who are related to the Debtors within the meaning of the IRC, Persons liable for alternative minimum tax, Persons using a mark-to-market method of accounting, Holders who are themselves in bankruptcy, real estate investment companies, regulated investment companies, and Holders holding, or who will hold, consideration received pursuant to the Plan as part of a hedge, straddle, conversion, or other integrated transaction).

No aspect of state, local, non-income, or non-U.S. taxation is addressed. Furthermore, this summary assumes that a Holder holds only Claims or Interests in a single Class and holds such Claims or Interests only as “capital assets” (within the meaning of section 1221 of the IRC). This summary also assumes that the various debt and other arrangements to which the Debtors and Reorganized Debtors are or will be a party will be respected for U.S. federal income tax purposes in accordance with their form, and, to the extent relevant, that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the IRC. This summary does not discuss differences in tax consequences to Holders that act or receive consideration in a capacity other than any other Holder of a Claim or Interest of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below. The U.S. federal income tax consequences of the implementation of the Plan to the Debtors, Reorganized Debtors, and Holders of Claims and Interests described below also may vary depending on the nature of any Restructuring Transactions that the Debtors and/or Reorganized Debtors engage in. This summary does not address the U.S. federal income tax consequences to Holders (a) whose Claims are Unimpaired or otherwise entitled to payment in full under the Plan, or (b) that are deemed to reject the Plan.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim or Interest that for U.S. federal income tax purposes is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the IRC) has authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person (within the meaning of section 7701(a)(30) of the IRC). For purposes of this discussion, a “Non-U.S. Holder” is any Holder that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partnerships (or other pass-through entities) and partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders are urged to consult their own respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE PLAN, AS WELL AS THE CONSEQUENCES TO THEM OF THE PLAN ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TREATY.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and Reorganized Debtors.

1.	Characterization of the Restructuring Transactions.

The consequences of the implementation of the Plan to the Debtors will differ depending on whether the Debtors implement the Plan through a recapitalization of the Debtors (and not as a taxable sale of the assets and/or equity interests in any Debtor or subsidiary thereof) (a “Recapitalization Transaction”) or as a taxable sale of the assets and/or stock of any Debtor or subsidiary thereof (a “Taxable Transaction”). It has not yet been determined how the Restructuring Transactions will be structured. Such decision will depend on, among other things, anticipated tax liabilities, if any, associated with a Taxable Transaction, and future tax benefits associated with a step-up in the tax basis of depreciable assets sold pursuant to a Taxable Transaction as compared to the utilizable tax attributes available to the Reorganized Debtors in a Recapitalization Transaction.

If the Restructuring Transactions are structured as a Recapitalization Transaction, with respect to the U.S. Debtors (who are the exclusive subject of this discussion, and are referred to as the Debtors), it is not expected that they will currently recognize gain or loss other than as a result of cancellation of indebtedness income (“COD Income”) (as described below). The Debtors’ tax attributes would, subject to the rules discussed below regarding attribute reduction on account of excluded COD Income and regarding limitations under section 382 of the IRC, survive the restructuring process and carry over to the Reorganized Debtors.

If the Restructuring Transactions are structured as a Taxable Transaction, the Debtors would realize gain or loss in an amount equal to the difference between the value of the consideration received by the Debtors (which generally should equal the fair market value of the assets transferred (or deemed to be transferred) by the Debtors) and the Debtors’ tax basis in such assets. Realized gains, if any, may be offset by current-year losses and deductions and other available tax attributes. Any taxable gain remaining after such offsets would result in a cash tax obligation. If the Reorganized Debtors purchase (or are deemed to purchase) assets or stock of any Debtor pursuant to a Taxable Transaction, such Reorganized Debtor will take a fair market value basis in the transferred assets or stock. In a Taxable Transaction, the Debtors’ tax attributes will not carry over to or otherwise be available for utilization by the Reorganized Debtors.

2.	Cancellation of Debt and Reduction of Tax Attributes.

In general, absent an exception, a taxpayer will realize and recognize COD Income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness. The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied over (b) the amount of cash and the fair market value (or issue price, in the case of indebtedness) of any other consideration given in satisfaction of such indebtedness at the time of the exchange. Unless an exception or exclusion applies, COD Income constitutes U.S. federal taxable income like any other item of taxable income. Under section 108 of the IRC, however, a taxpayer is not required to include any amount of COD Income in gross income if the taxpayer is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding. Instead, as a consequence of such exclusion, a taxpayer-debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to section 108 of the IRC. Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined. In general, tax attributes will be reduced in the following order: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryovers; (c) minimum tax credit carryovers; (d) capital loss carryovers; (e) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject immediately after the discharge); (f) passive activity loss and credit carryovers; and (g) foreign tax credits carryovers. Deferred deductions under Section 163(j) of the IRC (“163(j) Deductions”) are not subject to reduction under these rules. Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact. Alternatively, a debtor with COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the IRC.

In connection with the Restructuring Transactions, the Debtors generally expect to realize COD Income, with an attendant decrease in tax attributes. The exact amount of any COD Income that will be realized by the Debtors will not be determinable until the consummation of the Plan. As a general matter, COD Income should not be relevant in the event the Restructuring Transactions are structured as a Taxable Transaction.

3.	Limitation on NOLs, 163(j) Deductions, and Other Tax Attributes.

After giving effect to the reduction in tax attributes pursuant to excluded COD Income, the Reorganized Debtors’ ability to use any remaining tax attributes post-emergence in a Recapitalization Transaction will be subject to certain limitations under sections 382 and 383 of the IRC. As noted above, in a Taxable Transaction, the Debtors’ tax attributes will not carry over to or otherwise be available for utilization by the Reorganized Debtors.

Under sections 382 and 383 of the IRC, if the Debtors undergo an “ownership change” as defined under section 382 of the IRC, the amount of any remaining NOL carryforwards, tax credit carryforwards, net unrealized built-in losses, 163(j) Deductions, and possibly certain other attributes (potentially including losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change and cost recovery deductions) of the Debtors allocable to periods prior to the Effective Date (collectively, “Pre-Change Losses”) that may be utilized to offset future taxable income generally are subject to an annual limitation. For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then, generally, built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change.

The rules of section 382 of the IRC are complicated, but an ownership change of the Debtors is expected to occur as a result of the Restructuring Transactions. Furthermore, the Debtors expect that they will have a net unrealized built-in loss as of the time of such ownership change. If such an ownership change occurs, the ability of the Reorganized Debtors to use the Pre-Change Losses (including depreciation and depletion from the net unrealized built-in loss for five years) will be subject to limitation unless an exception to the general rules of section 382 of the IRC applies.

(a)	General Section 382 Annual Limitation.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), and (ii) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the three-calendar-month period ending with the calendar month in which the ownership change occurs, currently 3.56% percent for February 2026). Under certain circumstances, the annual limitation may be increased to the extent that the corporation (or parent of the consolidated group) has an overall built-in gain in its assets at the time of the ownership change. If the corporation or consolidated group has such “net unrealized built-in gain” at the time of an ownership change (taking into account most assets and items of “built-in” income, gain, loss, and deduction), any built-in gains recognized (or, according to the currently effective IRS Notice 2003-65, treated as recognized) during the following five-year period (up to the amount of the original net unrealized built-in gain) generally will increase the annual limitation in the year of such recognition, such that the loss corporation or consolidated group would be permitted to use its Pre-Change Losses against such built-in gain income in addition to its otherwise applicable annual limitation. Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits. Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. If the corporation or consolidated group does not continue its historic business (or if the historic business consists of multiple lines of business, at least one of the significant lines of business) or use a significant portion of its historic assets in a new business for at least two years after the ownership change, the annual limitation resulting from the ownership change is reduced to zero, thereby precluding any utilization of the corporation’s Pre-Change Losses (absent any increases due to recognized built-in gains). As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

(b)	Special Bankruptcy Exceptions.

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding. An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50 percent of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”). If the requirements of the 382(l)(5) Exception are satisfied, a debtor’s Pre-Change Losses would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the debtor during the three taxable years preceding the effective date of the plan of reorganization and during the part of the taxable year prior to and including the effective date of the plan of reorganization in respect of all debt converted into stock pursuant to the reorganization. If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after the Effective Date, then the Reorganized Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety. If the Reorganized Debtors were to undergo another “ownership change” after the expiration of this two-year period, the resulting 382 Limitation would be determined under the regular rules for ownership changes under sections 382 and 383 of the IRC.

Where the 382(l)(5) Exception is not applicable to a corporation under the jurisdiction of a bankruptcy court (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), another exception will generally apply (the “382(l)(6) Exception”). Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (i) the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or (ii) the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change. This differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change. The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that, under it, a debtor corporation is not required to reduce its NOL carryforwards by the amount of interest deductions claimed within the prior three-year period, and a debtor corporation may undergo a change of ownership within two years without automatically eliminating its Pre-Change Losses. Other than the measurement date for the limitation, such limitation would be determined under the regular rules for ownership changes.

It has not yet been determined whether the 382(l)(5) Exception will be available or, if it is available and relevant, whether the Reorganized Debtors will elect out of its application. If the Restructuring Transactions qualify for the 382(l)(5) Exception and the Reorganized Debtors do not elect out of its application, to avoid a subsequent ownership change, the New Organizational Documents may include certain restrictions limiting certain trading in the New Equity Interests, at least for a two-year period and potentially for longer following the Effective Date.

C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Allowed Class 4 Claims.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan. U.S. Holders of Allowed Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

The U.S. federal income tax consequences to certain U.S. Holders of Claims may depend, in part, on whether, for U.S. federal income tax purposes, (a) the Claim surrendered constitutes a “security” of a Debtor, and (b) the consideration received constitutes stock or a “security” of the same entity against which the Claim is asserted (or, an entity that is a “party to a reorganization” with such entity).

Neither the IRC nor the Treasury Regulations define the term “security.” Whether a debt instrument constitutes a “security” is determined based on all relevant facts and circumstances, but most authorities have held that the length of the term of a debt instrument at initial issuance is an important factor in determining whether such instrument is a security for U.S. federal income tax purposes. These authorities have indicated that a term of less than five years is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that the instrument is a security. There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the obligor, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the obligor, the convertibility of the instrument into an equity interest of the obligor, whether payments of interest are fixed, variable, or contingent, and whether such payments are made on a current basis or accrued.

Due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the status of their Claims as “securities” for U.S. federal income tax purposes.

1.	Consequences to Holders of Senior Secured Notes Claims (Class 4).

Pursuant to the Plan, in exchange for full and final satisfaction, settlement, release, and discharge of their Claims, except to the extent that a Holder of an Allowed Senior Secured Notes Claim agrees to less favorable treatment, on the Effective Date, each Holder of an Allowed Senior Secured Notes Claim shall receive its pro rata share of New Equity Interests.

If the Senior Secured Notes Claims constitute “securities” and the Restructuring Transactions are structured as a Recapitalization Transaction, then a U.S. Holder of such a Claim is expected to be treated as receiving its distribution under the Plan in a transaction treated as a “recapitalization” for U.S. federal income tax purposes. Subject to the rules regarding accrued but untaxed interest, a Holder of such claim should not recognize gain or loss. Subject to the rules regarding accrued but untaxed interest, such Holder’s tax basis in the New Equity Interests should generally equal the Holder’s adjusted tax basis in its Allowed Claim exchanged therefor, and such Holder’s holding period for its New Equity Interests should include the holding period for the Claim exchanged therefor.

If the Senior Secured Notes Claims do not constitute “securities,” or the Restructuring Transactions are structured as a Taxable Transaction, then a U.S. Holder should be treated as receiving its distribution under the Plan in a taxable exchange under section 1001 of the IRC. Subject to the rules regarding accrued but untaxed interest, the U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (a) the fair market value of the New Equity Interests received, and (b) the U.S. Holder’s adjusted tax basis in its Claim. The character of any such gain or loss as capital or ordinary will be determined by a number of factors including the tax status of the U.S. Holder, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, whether and to what extent the U.S. Holder had previously claimed a bad-debt deduction with respect to its Claim, and the potential application of the accrued interest and market discount rules discussed below. If any such recognized gain or loss is capital in nature, it generally would be long-term capital gain if the U.S. Holder held its Claim for more than one year at the time of the exchange. The holding period for the New Equity Interests received in the exchange should begin on the day following the date the U.S. Holder receives such consideration. A U.S. Holder should obtain a tax basis in the New Equity Interests equal to the fair market value of such property.

2.	Accrued Interest.

To the extent that any amount received by a U.S. Holder of a Claim under the Plan is attributable to accrued interest or original issue discount accrued during its holding period on the debt instrument constituting the surrendered Claim, the receipt of such amount should be taxable to the U.S. Holder as ordinary interest income (to the extent not already taken into income by the U.S. Holder) and such amount will be excluded from the U.S. Holder’s calculation of gain or loss on such exchange. Conversely, a U.S. Holder of a Claim may be able to recognize a deductible loss to the extent that any accrued interest on the debt instruments constituting such Claim was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors. Such loss may be ordinary, but the tax law is unclear on this point. If the fair market value of the consideration received by a U.S. Holder is not sufficient to fully satisfy all principal and interest on Claims, the extent to which such consideration will be attributable to accrued interest is unclear. Under the Plan, the aggregate consideration to be distributed to Holders of Claims in each Class will be allocated first to the principal amount of such Claims, with any excess allocated to unpaid interest that accrued on these Claims, if any. Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, and certain case law generally indicates that a final payment on a distressed debt instrument that is insufficient to repay outstanding principal and interest will be allocated to principal, rather than interest. Certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. U.S. Holders of Claims should consult their own tax advisors regarding the proper allocation of the consideration received by them under the Plan.

3.	Market Discount.

In the case of a U.S. Holder that acquired its Claim with market discount, any gain recognized on the sale or exchange of such Claim generally will be treated as ordinary income to the extent of the market discount treated as accruing during such U.S. Holder’s holding period for such Claim. Any such market discount is generally the excess of the “revised issue price” of such Claim over such U.S. Holder’s initial tax basis in such Claim upon acquisition, if such excess equals or exceeds a statutory de minimis amount. Such market discount is generally treated as accruing during such U.S. Holder’s holding period for such Claim on a straight-line basis or, at the election of such U.S. Holder, on a constant yield basis, unless such U.S. Holder has previously elected to include such market discount in income as it accrues. For this purpose, the “revised issue price” of a Claim generally equals its issue price, increased by the amount of OID that has accrued over the term of the Claim.

4.	Limitation on Use of Capital Losses.

A U.S. Holder who recognizes capital losses will be subject to limits on their use of capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains. A non-corporate U.S. Holder may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years. For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. A corporate U.S. Holder who has more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years. Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

5.	U.S. Federal Income Tax Consequences to U.S. Holders of Owning and Disposing of New Equity Interests.

(a)	Dividends on New Equity Interests.

Any distributions made on account of the New Equity Interests will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the Reorganized Debtors as determined under U.S. federal income tax principles. “Qualified dividend income” received by an individual U.S. Holder is subject to preferential tax rates. To the extent that a U.S. Holder receives distributions that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares of the New Equity Interests. Any such distributions in excess of the U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain.

Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction so long as there are sufficient earnings and profits. However, the dividends-received deduction is only available if certain holding period requirements are satisfied. The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions. In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends-received deduction may be disallowed.

(b)	Sale, Redemption, or Repurchase of New Equity Interests.

Unless a non-recognition provision applies, and subject to the market discount rules discussed above, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Equity Interests. Such capital gain will be long-term capital gain if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder has held the New Equity Interests for more than one year, taking into account the holding period rules described above. Long-term capital gains of an individual taxpayer generally are taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

6.	Medicare Tax.

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent tax on, among other things, interest, dividends and gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their own tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

D.	Certain U.S. Federal Income Tax Consequences of the Plan to Non-U.S. Holders of Allowed Claims.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders. This discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex. Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, local, non-U.S., and non-income tax consequences of the consummation of the Plan and the Restructuring Transactions to such Non-U.S. Holder and the ownership and disposition of the New Equity Interests.

1.	Gain Recognition.

Gain, if any, recognized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder (except that the Medicare tax would generally not apply). In order to claim an exemption from or reduction of withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates). In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

2.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Equity Interests.

(a)	Dividends on New Equity Interests.

Any distributions made with respect to New Equity Interests will constitute dividends for U.S. federal income tax purposes to the extent of the issuer’s current or accumulated earnings and profits as determined under U.S. federal income tax principles (and thereafter first as a return of capital which reduces basis and then, generally, capital gain). Except as described below, such dividends paid with respect to stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate or exemption from tax, if applicable). A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to stock held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(b)	Sale, Redemption, or Repurchase of New Equity Interests.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of stock unless:

•	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

•	such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

•	the issuer of such stock is or has been during a specified testing period a “U.S. real property holding corporation” (a “USRPHC”) under the FIRPTA rules (as defined and discussed below).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of stock. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty). With respect to the third exception, the Debtors generally consider it unlikely, based on their current business plan and operations, that such rules currently apply or are likely to apply in the future.

(c)	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Payments of Interest under the Plan.

(i)	Payments of Interest to Non-U.S. Holders under the Plan.

Subject to the discussion of backup withholding and FATCA, interest income (which, for purposes of this discussion, includes original issue discount and accrued but untaxed interest (if any)) paid to a Non-U.S. Holder under the Plan that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder will qualify for the so-called “portfolio interest exemption” and, therefore, will not be subject to U.S. federal income tax or withholding, provided that:

•	the Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power in the Debtor obligor on a Claim within the meaning of Section 871(h)(3) of the IRC and Treasury Regulations thereunder;

•	the Non-U.S. Holder is not a controlled foreign corporation related to the issuer, actually or constructively through the ownership rules under Section 864(d)(4) of the IRC;

•	the Non-U.S. Holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	the beneficial owner gives the issuer or the issuer’s paying agent or other withholding agent an appropriate IRS Form W-8 (or suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. person.

If all of these conditions are not met, interest paid to a Non-U.S. Holder pursuant to the Plan that is not effectively connected with a U.S. trade or business carried on by the Non-U.S. Holder will generally be subject to U.S. federal income tax and withholding at a 30 percent rate, unless an applicable income tax treaty reduces or eliminates such withholding and the Non-U.S. Holder claims the benefit of that treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If interest paid to a Non-U.S. Holder pursuant to the Plan is effectively connected with a trade or business in the United States (“ECI”) carried on by the Non-U.S. Holder, the Non-U.S. Holder will be required to pay U.S. federal income tax on that interest on a net income basis generally in the same manner as a U.S. Holder (and the 30 percent withholding tax described above will not apply, provided the appropriate statement (generally a properly executed IRS Form W-8ECI or suitable substitute or successor form or such other form as the IRS may prescribe) is provided to the issuer or the issuer’s paying agent or other withholding agent) unless an applicable income tax treaty provides otherwise. If a Non-U.S. Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax in the manner specified by the treaty if the Non-U.S. Holder claims the benefit of the treaty by providing an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed. In addition, a corporate Non-U.S. Holder may, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate, or, if applicable, a lower treaty rate, on its effectively connected earnings and profits attributable to such interest (subject to adjustments).

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and, as applicable, must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

E.	FACTA.

Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income, and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S.-source interest or dividends. FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest has been eliminated under proposed Treasury Regulations, which can be relied on until final regulations become effective. Nonetheless, there can be no assurance that a similar rule will not go into effect in the future.

Each Non-U.S. Holder is urged to consult its own tax advisor regarding the possible impact of FATCA withholding rules on such Non-U.S. Holder.

F.	U.S. Information Reporting and Back-Up Withholding.

The Debtors, Reorganized Debtors, and any other applicable withholding agents will withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements. The IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan. Additionally, under the backup withholding rules, a Holder may be subject to backup withholding (currently at a rate of 24 percent) with respect to distributions or payments made pursuant to the Plan unless that Holder: (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact; or (b) timely provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding (generally in the form of a properly executed IRS Form W-9 for a U.S. Holder, and, for a Non-U.S. Holder, in the form of a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption)). Backup withholding is not an additional tax but is, instead, an advance payment that may be refunded to the extent it results in an overpayment of tax; provided that the required information is timely provided to the IRS. In addition, from an information reporting perspective, Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders subject to the Plan are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

XIV.	RECOMMENDATION.

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other scenario. Accordingly, the Debtors recommend that Holders of Claims entitled to vote to accept the Plan and support Confirmation of the Plan.

Dated: February 1, 2026	NINE ENERGY SERVICE, INC. on behalf of itself and all other Debtors

	By:	/s/ Guy Sirkes
		Name:	Guy Sirkes
		Title:	Executive Vice President and Chief Financial Officer

Exhibit A

Plan of Reorganization

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
houston DIVISION

)
In re:	)	Chapter 11
)
NINE ENERGY SERVICE, INC., et al.,[1]	)	Case No. 26-[●] (___)
)
Debtors.	)	(Joint Administration Requested)
)

JOINT PREPACKAGED PLAN OF
REORGANIZATION OF NINE ENERGY SERVICE, INC. AND ITS
DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE.  THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION LAUNCH AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

KANE RUSSELL COLEMAN LOGAN PC	KIRKLAND & ELLIS LLP
John J. Kane (TX Bar No. 24066794)	KIRKLAND & ELLIS INTERNATIONAL LLP
Kyle Woodard (TX Bar No. 24102661)	Chad J. Husnick, P.C. (pro hac vice pending)
JaKayla J. DaBera (TX Bar No. 24129114)	333 West Wolf Point Plaza
901 Main Street, Suite 5200	Chicago, Illinois 60654
Dallas, Texas 75202	Telephone: (312) 862-2000
Telephone: (713) 425-7400	Facsimile: (312) 862-2200
Facsimile: (713) 425-7700	Email: chad.husnick@kirkland.com
Email: jkane@krcl.com
kwoodard@krcl.com
jdabera@krcl.com

-and-	-and-

Michael P. Ridulfo (TX Bar No. 16902020)	Ross J. Fiedler (pro hac vice pending)
Sage Plaza, 5151 San Felipe, Suite 800	601 Lexington Avenue
Houston, Texas 77056	New York, New York 10022
Telephone: (713) 425-7400	Telephone: (212) 446-4800
Facsimile: (713) 425-7700	Facsimile: (212) 446-4900
Email: mridulfo@krcl.com	Email: ross.fiedler@kirkland.com

Proposed Co-Counsel for the Debtors	Proposed Co-Counsel for the Debtors
and Debtors in Possession	and Debtors in Possession

1	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/NineEnergy. The location of Nine Energy Service, Inc.’s principal place of business and the Debtors’ service address in these chapter 11 cases is 2001 Kirby Drive, Suite 200, Houston, TX 77019.

TABLE OF CONTENTS

Article I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, and governing Law		1
A.	Defined Terms.	1
B.	Rules of Interpretation.	13
C.	Computation of Time.	13
D.	Governing Law.	14
E.	Reference to Monetary Figures.	14
F.	Reference to the Debtors or the Reorganized Debtors.	14
G.	Nonconsolidated Plan.	14
H.	Controlling Document.	14
I.	Consultation, Notice, Information, and Consent Rights.	14

Article II. ADMINISTRATIVE CLAIMS, priority tax claims, DIP Claims, professional fee claims, AND restructuring expenses		15
A.	Administrative Claims.	15
B.	Priority Tax Claims.	15
C.	DIP Claims.	15
D.	Professional Fee Claims.	16
E.	Payment of Restructuring Expenses.	16

Article III. CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS		17
A.	Classification of Claims and Interests.	17
B.	Treatment of Claims and Interests.	17
C.	Special Provision Governing Unimpaired Claims.	20
D.	Elimination of Vacant Classes.	20
E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.	21
F.	Intercompany Interests.	21
G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.	21
H.	Controversy Concerning Impairment.	21
I.	Subordinated Claims and Interests.	21

Article IV. MEANS FOR IMPLEMENTATION OF THe PLAN		21
A.	General Settlement of Claims and Interests.	21
B.	Restructuring Transactions.	22
C.	Reorganized Debtors.	22
D.	Sources of Consideration for Plan Distributions.	22
E.	Corporate Existence.	23
F.	Vesting of Assets in the Reorganized Debtors.	24
G.	Cancellation of Existing Securities, Agreements, and Interests.	24
H.	Corporate Action.	25
I.	New Organizational Documents.	25
J.	Directors and Officers of the Reorganized Debtors.	25
K.	Effectuating Documents; Further Transactions.	26
L.	Certain Securities Law Matters.	26
M.	Section 1146 Exemption.	27
N.	Employee Compensation and Benefits.	27
O.	Director and Officer Liability Insurance.	28
P.	Management Incentive Plan.	28
Q.	Preservation of Causes of Action.	28
R.	Cashless Transactions.	29

i

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		29
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.	29
B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.	30
C.	Indemnification Obligations.	31
D.	Insurance Policies.	31
E.	Reservation of Rights.	31
F.	Nonoccurrence of Effective Date.	31
G.	Contracts and Leases Entered Into After the Petition Date.	31

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		32
A.	Timing and Calculation of Amounts to Be Distributed.	32
B.	Disbursing Agent.	32
C.	Rights and Powers of Disbursing Agent.	32
D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.	33
E.	Surrender of Cancelled Instruments or Securities.	34
F.	Manner of Payment.	34
G.	Compliance with Tax Requirements.	34
H.	Allocations.	34
I.	No Postpetition Interest on Claims.	34
J.	Setoffs and Recoupment.	34
K.	Claims Paid or Payable by Third Parties.	35

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		35
A.	Disputed Claims Process.	35
B.	Allowance of Claims.	36
C.	Claims Administration Responsibilities.	36
D.	Adjustment to Claims without Objection.	36
E.	Disallowance of Claims or Interests.	37
F.	No Distributions Pending Allowance.	37
G.	Distributions After Allowance.	37

Article VIII. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		37
A.	Discharge of Claims and Termination of Interests.	37
B.	Release of Liens.	38
C.	Releases by the Debtors.	38
D.	Releases by the Releasing Parties.	39
E.	Exculpation.	40
F.	Injunction.	40
G.	Protections Against Discriminatory Treatment.	41
H.	Document Retention.	41
I.	Reimbursement or Contribution.	41

ii

Article IX. CONDITIONS PRECEDENT TO CONSUMMATION OF THe PLAN		41
A.	Conditions Precedent to the Effective Date.	41
B.	Waiver of Conditions.	43
C.	Substantial Consummation.	43
D.	Effect of Failure of Conditions.	43

Article X. MODIFICATION, REVOCATION, OR WITHDRAWAL OF This PLAN		43
A.	Modification and Amendments.	43
B.	Effect of Confirmation on Modifications.	43
C.	Revocation or Withdrawal of Plan.	44

Article XI. RETENTION OF JURISDICTION		44

Article XII. MISCELLANEOUS PROVISIONS		45
A.	Immediate Binding Effect.	45
B.	Additional Documents.	46
C.	Payment of Statutory Fees.	46
D.	Statutory Committee and Cessation of Fee and Expense Payment.	46
E.	Reservation of Rights.	46
F.	Successors and Assigns.	46
G.	Notices.	46
H.	Term of Injunctions or Stays.	47
I.	Entire Agreement.	47
J.	Exhibits.	48
K.	Nonseverability of Plan Provisions.	48
L.	Votes Solicited in Good Faith.	48
M.	Closing of Chapter 11 Cases.	48
N.	Waiver or Estoppel.	48

iii

INTRODUCTION

Nine Energy Service, Inc. (“Nine Energy”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) propose this joint prepackaged chapter 11 plan of reorganization (as amended, supplemented, or otherwise modified from time to time, this “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan. Holders of Claims against or Interests in the Debtors may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, risk factors, and projections of future operations, as well as a summary and description of this Plan, the Restructuring Transactions, and certain related matters. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. ALL HOLDERS OF CLAIMS AND INTERESTS SHOULD REVIEW THE SECURITIES LAW RESTRICTIONS AND NOTICES SET FORTH IN THIS PLAN (INCLUDING UNDER Article IV.L HEREOF) IN FULL.

Article I.
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, and governing Law

A.	Defined Terms.

As used in this Plan, capitalized terms have the meanings set forth below.

1. “Ad Hoc Group” means that certain ad hoc group of Senior Secured Noteholders represented by the Ad Hoc Group Advisors.

2. “Ad Hoc Group Advisors” means (a) Milbank LLP, as legal counsel to the Ad Hoc Group, (b) Houlihan Lokey Capital, Inc., as investment banker to the Ad Hoc Group, (c) Porter Hedges, LLP, as local counsel to the Ad Hoc Group, and (d) any other counsel or advisor engaged by the Ad Hoc Group in its reasonable discretion, including any local counsel, board search consultant, and operational or industry advisors.

3. “Administrative Claim” means any Claim against any Debtor arising before the Effective Date for the costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred by the Debtors on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses incurred on or after the Petition Date and through the Effective Date; (b) Allowed Professional Fee Claims; (c) any adequate protection Claims provided for in the DIP Orders; (d) the Restructuring Expenses; and (e) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of the Judicial Code.

4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity was a debtor in a case under the Bankruptcy Code.

5. “Agents/Trustees” means, collectively, the DIP Agent, the Senior Secured Notes Trustee, the Prepetition ABL Agent, and the Exit ABL Facility Agent.

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6. “Allowed” means a Claim or an Interest that is allowed under this Plan, under the Bankruptcy Code, or by a Final Order, as applicable. For the avoidance of doubt, (a) there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim under this Plan, and (b) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy Law; provided that the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to this Plan.

7. “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Reorganized Debtors.

8. “Assumed Executory Contracts and Unexpired Leases List” means the list of Executory Contracts and Unexpired Leases (with proposed Cure amounts) that will be assumed by the Reorganized Debtors, which list shall be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

9. “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Claims, Causes of Action, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy Law, including Claims, Causes of Action, or remedies arising under sections 502, 510, 542, 544, 545, and 547 (through and including sections 553 and 724(a)) of the Bankruptcy Code, or other similar or related local, state, federal, or foreign statutes, and common Law, including fraudulent transfer Laws or other applicable Law.

10. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

11. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas.

12. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

13. “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

14. “Cash” or “$” means cash and cash equivalents, including bank deposits, checks, and other similar items in the legal tender of the United States of America.

15. “Cash Collateral” has the meaning ascribed to it under section 363(a) of the Bankruptcy Code.

16. “Causes of Action” means any and all actions, Claims, interests, damages, remedies, causes of action, controversies, demands, proceedings, agreements, rights, Liens, indemnities, contributions, guaranties, suits, obligations, liabilities, judgments, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include:  (a) any and all rights of setoff, counterclaim, or recoupment, and Claims for breach of contract or for breach of duties imposed by law or in equity; (b) any and all rights to dispute, object to, compromise, or seek to recharacterize, reclassify, subordinate, or disallow Claims against or Interests in the Debtors; (c) any and all Claims pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any and all Claims or defenses, including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any and all Avoidance Actions arising under chapter 5 of the Bankruptcy Code or under similar local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

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17. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, any procedurally consolidated and jointly administered cases Filed for the Debtors under chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

18. “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

19. “Claims and Noticing Agent” means Epiq Corporate Restructuring, LLC, in its capacity as claims, noticing, and solicitation agent for the Debtors.

20. “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the clerk of the Bankruptcy Court or the Claims and Noticing Agent.

21. “Class” means a class of Claims or Interests as set forth in Article III hereof pursuant to sections 1122(a) and 1123 of the Bankruptcy Code.

22. “CM/ECF” means the Bankruptcy Court’s Case Management and Electronic Case Filing system.

23. “Combined Hearing” means the hearing before the Bankruptcy Court under section 1128 of the Bankruptcy Code to consider Confirmation of the Plan and approval of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

24. “Compensation and Benefits Programs” means all employment and severance agreements and policies, and all employment, wages, compensation, and benefit plans and policies, workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, supplemental executive retirement plans, healthcare plans, disability plans, severance benefit plans, incentive and retention plans, programs, and payments, life and accidental death and dismemberment insurance plans and programs, for all employees who are current employees of the Debtors as of the Petition Date, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and managers, in each case existing with the Debtors as of immediately prior to the Effective Date.

25. “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases.

26. “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

27. “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, which may constitute the Disclosure Statement Order.

28. “Consenting Noteholders” means, collectively, the beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Senior Secured Notes Claims that have executed and delivered counterpart signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel to Nine Energy.

29. “Consenting Prepetition ABL Lenders” means the Holders of Prepetition ABL Claims that have executed and delivered counterparty signature pages to the RSA, a Joinder, or a Transfer Agreement to counsel of Nine Energy.

30. “Consenting Stakeholders” means, collectively, the Consenting Prepetition ABL Lenders and the Consenting Noteholders.

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31. “Consummation” means the occurrence of the Effective Date.

32. “Cure” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

33. “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’, and officers’ liability existing as of the Petition Date (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

34. “Debtor Release” means the release set forth in Article VIII.C of this Plan.

35. “Debtors” means, collectively, Nine Energy, a company incorporated and existing under the laws of Delaware, and its debtor Affiliates.

36. “Definitive Documents” means all material documents in respect of the Restructuring Transactions (including but not limited to the following):  (a) this Plan; (b) the Confirmation Order; (c) the Disclosure Statement; (d) the Disclosure Statement Order; (e) the Solicitation Materials; (f) the DIP Documents; (g) the Plan Supplement; (h) the New Organizational Documents; (i) the Exit ABL Facility Documents; (j) the First Day Pleadings (and all orders sought pursuant thereto); and (k) any other materials, amendments, modifications, supplements, documents, opinions, instruments, schedules, or exhibits described in, related to, contemplated in, or reasonably necessary to implement the foregoing (including the Restructuring Steps Plan) to be Filed by the Debtors in connection with the Chapter 11 Cases; provided that notwithstanding anything herein or in any Definitive Document to the contrary, the Definitive Documents shall not include any ministerial notices and similar ministerial documents, retention applications, fee applications, fee statements, any similar pleadings or motions relating to the retention or fees of any professional, monthly operating reports, certifications of service, or any declarations, affidavits, or replies in support of any of the foregoing or in support of the Definitive Documents.

37. “DIP Advisors” means (a) Paul Hastings LLP, as counsel to the DIP Agent, (b) Blake, Cassels & Graydon LLP, as Canadian counsel to the DIP Agent, and (c) such other professional advisors as are retained by the DIP Agent, solely in the case of this clause (c), with the consent of the Debtors (not to be unreasonably withheld).

38. “DIP Agent” means White Oak Commercial Finance, LLC, in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, and any successors and permitted assigns, in such capacity.

39. “DIP Claim” means any Claim derived from, arising under, based upon, or secured pursuant to the DIP Credit Agreement and the DIP Orders.

40. “DIP Credit Agreement” means that certain Senior Secured Superpriority Asset-Based Debtor-In-Possession Loan and Security Agreement, attached as Exhibit 1 to the DIP Orders (as may be amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time), by and among Nine Energy Service, Inc., Nine Energy Canada Inc., CDK Perforating, LLC, Crest Pumping Technologies, LLC, RedZone Coil Tubing LLC, and Nine Downhole Technologies, LLC, each as borrowers, Nine Energy Service LLC, MOTI Holdco, LLC, Magnum Oil Tools, GP, LLC, and Magnum Tools International, LTD, each as guarantors, White Oak Commercial Finance, LLC, as the DIP Agent, and the DIP Lenders party thereto setting forth the terms and conditions of the DIP Facility.

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41. “DIP Documents” means, collectively, the documentation governing the DIP Facility, including the DIP Credit Agreement, any “Loan Documents” under and as defined in the DIP Credit Agreement, and any other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, budgets, and other security documents, the DIP Orders, the DIP Motion, the DIP Term Sheet, and any amendments, modifications, and supplements to any of the foregoing.

42. “DIP Facility” means the new senior secured superpriority asset-based financing facility provided by the DIP Lenders to the Debtors on the terms and conditions set forth in the DIP Documents.

43. “DIP Lenders” means the lenders under the DIP Credit Agreement.

44. “DIP Motion” means any motion Filed with the Bankruptcy Court seeking approval of the DIP Facility.

45. “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

46. “DIP Term Sheet” means the term sheet describing the terms of the DIP Facility that is attached to the RSA as Exhibit C.

47. “Disbursing Agent” means the Debtors or the Reorganized Debtors, as applicable, or the Entity or Entities selected by the Debtors or the Reorganized Debtors to make or facilitate distributions contemplated under this Plan.

48. “Disclosure Statement” means the disclosure statement with respect to this Plan, including all exhibits, schedules, supplements, modifications, and amendments thereto.

49. “Disclosure Statement Order” means the order of the Bankruptcy Court, which may be the Confirmation Order, approving the Disclosure Statement as a disclosure statement meeting the applicable requirements of the Bankruptcy Code and, to the extent necessary, approving the Solicitation Materials.

50. “Disputed” means, as to a Claim or an Interest, any Claim or Interest (or portion thereof):  (a) that is not Allowed; (b) that is not disallowed by this Plan, the Bankruptcy Code, or a Final Order, as applicable; (c) as to which a dispute is being adjudicated by a court of competent jurisdiction in accordance with non-bankruptcy Law; (d) that is Filed in the Bankruptcy Court and not withdrawn, as to which a timely objection or a request for estimation has been Filed; and (e) with respect to which a party in interest has Filed a Proof of Claim or otherwise made a written request to a Debtor for payment, without any further notice to or action, order, or approval of the Bankruptcy Court.

51. “Distribution Date” means, except as otherwise set forth in this Plan, the date or dates determined by the Debtors or the Reorganized Debtors, as applicable, on or after the Effective Date upon which the Disbursing Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under this Plan.

52. “Distribution Record Date” means, other than with respect to publicly held Securities, the record date for purposes of making distributions under this Plan on account of Allowed Claims, which date shall be the Effective Date, or such other date as determined by the Debtors and the Required Consenting Noteholders.

53. “DTC” means The Depository Trust Company.

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54. “Effective Date” means, as to the applicable Debtor, the date that is the first Business Day after the Confirmation Date on which (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of this Plan have been satisfied or waived in accordance with Article IX.B of this Plan; and (c) this Plan is declared effective by the Debtors. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

55. “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

56. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code upon the commencement of such Debtor’s Chapter 11 Case.

57. “Exculpated Parties” means, collectively, and in each case in its capacity as such:  (a) each of the Debtors and (b) the independent directors or managers of any Debtor.

58. “Executory Contract” means a contract to which one or more of the Debtors are a party and that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

59. “Exit ABL Facility” means the new senior-secured asset-based loan facility, secured by a first lien security interest on all assets of the Reorganized Debtors, in an aggregate principal amount equal to $135 million, on terms and conditions consistent with the RSA and the Exit ABL Facility Term Sheet.

60. “Exit ABL Facility Advisors” means (a) Paul Hastings LLP, as counsel to the Exit Facility Agent (as defined in the Exit ABL Facility Term Sheet), (b) Blake, Cassels & Graydon LLP, as Canadian counsel to the Exit Facility Agent, (c) and such other professional advisors as are retained by the Exit Facility Agent, solely in the case of this clause (c), with the consent of the Debtors or the Reorganized Debtors (in either case, not to be unreasonably withheld).

61. “Exit ABL Facility Agent” means the agent under the Exit ABL Facility.

62. “Exit ABL Facility Claims” means any Claim on account of indebtedness under the Exit ABL Facility.

63. “Exit ABL Facility Credit Agreement” means the credit agreement governing the Exit ABL Facility.

64. “Exit ABL Facility Documents” means the Exit ABL Facility Credit Agreement, the Exit ABL Facility Term Sheet, and any other documentation necessary or appropriate to effectuate the incurrence of the Exit ABL Facility.

65. “Exit ABL Facility Lenders” means, collectively, each lender under the Exit ABL Facility.

66. “Exit ABL Facility Loans” means the loans provided under the Exit ABL Facility.

67. “Exit ABL Facility Term Sheet” means the term sheet describing the terms of the Exit ABL Facility that is attached to the RSA as Exhibit D.

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68. “Federal Judgment Rate” means the federal judgment rate specified by 28 U.S.C. § 1961 in effect as of the Petition Date.

69. “File,” “Filed,” or “Filing” means file, filed, or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

70. “Final DIP Order” means any order entered by the Bankruptcy Court on a final basis approving the DIP Motion.

71. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or another court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, vacated, modified, or amended, as entered on the docket in any Chapter 11 Case or the docket of any court of competent jurisdiction, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, or rehearing thereof has expired and no appeal, petition for certiorari, or other proceeding for a new trial, reargument, or rehearing thereof has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, re-argument, leave to appeal or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice; provided, however, that the possibility that a motion under rule 59 or 60 of the Federal Rules of Civil Procedure, or any comparable rule under the Bankruptcy Rules, the Local Bankruptcy Rules, or applicable non-bankruptcy Law may be Filed with respect to such order or judgment shall not cause such order or judgment to not be a Final Order.

72. “First Day Pleadings” means the first-day pleadings that the Debtors determine are necessary or desirable to File on the Petition Date.

73. “General Unsecured Claim” means any Claim against the Debtors that is not (a) an Other Secured Claim, (b) an Administrative Claim; (c) an Other Priority Claim, (d) a Priority Tax Claim, (e) a DIP Claim, (f) an Intercompany Claim, (g) a Section 510(b) Claim, (h) a Prepetition ABL Claim, (i) a Senior Secured Notes Claim, or (j) otherwise secured by collateral or entitled to priority under the Bankruptcy Code or an order of the Bankruptcy Court.

74. “Governing Body” means, in each case in its capacity as such, a board of directors, board of managers, manager, managing member, general partner, special committee, or any other similar governing body of any Debtor.

75. “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

76. “Holder” means any Entity that is the record owner of a Claim against, or an Interest in, any Debtor, as applicable.

77. “Impaired” means, with respect to a Claim or Interest, or a Class of Claims against or Interests in the Debtors, a Class of Claims against or Interests in the Debtors that is impaired within the meaning of section 1124 of the Bankruptcy Code.

78. “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

79. “Intercompany Interest” means any Interest in a Debtor held by another Debtor.

80. “Interests” means the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof), common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (in each case whether or not arising under or in connection with any employment agreement).

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81. “Interim DIP Order” means any order entered by the Bankruptcy Court on an interim basis approving the DIP Motion.

82. “Joinder” means an executed joinder to the RSA, substantially in the form attached thereto as Exhibit F.

83. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001, as amended from time to time, and as applicable to the Chapter 11 Cases.

84. “Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

85. “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

86. “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the Southern District of Texas.

87. “Management Incentive Plan” means the management incentive plan to be designed and adopted by the New Board following the Effective Date.

88. “New Board” means the new board of directors or similar governing body of Reorganized Nine Energy, which shall be selected in accordance with the New Organizational Documents.

89. “New Equity Interests” means equity, common stock, or membership interests, in Reorganized Nine Energy, as applicable, issued on or after the Effective Date pursuant to the Plan.

90. “New Organizational Documents” means the documents providing for corporate governance of the Reorganized Debtors, as applicable, including any charters, bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, operating agreements, or other organizational documents or shareholders’ agreements, as applicable, which shall be consistent with this Plan and section 1123(a)(6) of the Bankruptcy Code (as applicable), and shall be included in the Plan Supplement.

91. “Nine Energy” means Nine Energy Service, Inc.

92. “Nine Energy Equity Interests” means, collectively, all existing equity interests in Nine Energy, including all common stock issued by Nine Energy and historically listed on the New York Stock Exchange under the ticker “NINE”, and any other Interests (including any common unit or preferred stock), rights, options, warrants, preferred securities, or Claims linked to the equity or profit of the Debtors.

93. “Non-Debtor” means all direct and indirect subsidiaries of any Debtor that are not Debtors in these Chapter 11 Cases.

94. “Other Priority Claim” means any Claim against any of the Debtors, other than an Administrative Claim or a Priority Tax Claim, that is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

95. “Other Securities” has the meaning as set forth in Article IV.L of this Plan.

96. “Other Secured Claim” means any other Secured Claim against the Debtors, other than a DIP Claim or a Senior Secured Notes Claim.

97. “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

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98. “Petition Date” means the first date any of the Debtors commences a Chapter 11 Case.

99. “Plan” means this joint chapter 11 plan, including all exhibits, supplements (including the Plan Supplement), appendices, and schedules (as amended, modified, or supplemented from time to time in accordance with the terms hereof).

100. “Plan Distribution” means a payment or distribution to the Holders of Allowed Claims, Allowed Interests, or other eligible Entities under and in accordance with this Plan.

101. “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan that will be Filed by the Debtors with the Bankruptcy Court.

102. “Prepetition ABL Advisors” means (a) Paul Hastings LLP, as counsel to the Prepetition ABL Agent, (b) Blake, Cassels & Graydon LLP, as Canadian counsel to the Prepetition ABL Agent, and (c) such other professional advisors as are retained by the Prepetition ABL Agent, solely in the case of this clause (c), with the consent of the Debtors (not to be unreasonably withheld).

103. “Prepetition ABL Agent” means White Oak Commercial Finance, LLC, in its capacity as administrative and collateral agent under the Prepetition ABL Credit Agreement.

104. “Prepetition ABL Claim” means any Claim on account of indebtedness under the Prepetition ABL Facility pursuant to the Prepetition ABL Credit Agreement and the other Prepetition ABL Loan Documents, including with respect to any loans and letters of credit issued thereunder.

105. “Prepetition ABL Credit Agreement” means that certain loan and security agreement, dated as of May 1, 2025, by and among: (a) Nine Energy and certain of its subsidiaries, as borrower; (b) Nine Energy Service, LLC, Moti Holdco, LLC, Magnum Oil Tools GP, LLC, and Magnum Oil Tools International, LTD, as guarantors; (c) the Prepetition ABL Lenders; and (d) the Prepetition ABL Agent (as may be further amended, restated, supplemented, or otherwise modified from time to time).

106. “Prepetition ABL Facility” means that certain asset-backed senior secured revolving credit facility in the approximate principal amount of $125 million issued pursuant to the Prepetition ABL Credit Agreement.

107. “Prepetition ABL Lenders” means, collectively, White Oak ABL 3, LLC, White Oak Europe ABL Limited, and any permitted successors and assigns of the foregoing in their capacity as lenders pursuant to the Prepetition ABL Credit Agreement.

108. “Prepetition ABL Loan Documents” means “Loan Documents” as defined in the Prepetition ABL Credit Agreement.

109. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

110. “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class.

111. “Professional” means an Entity (other than an ordinary course professional):  (a) employed, or proposed to be employed prior to the Confirmation Date, in the Chapter 11 Cases pursuant to a Bankruptcy Court order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

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112. “Professional Fee Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses that the Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Effective Date, which estimates Professionals shall deliver to the Debtors as set forth in Article II.D of this Plan.

113. “Professional Fee Claim” means any Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred on or after the Petition Date by such Professionals through and including the Effective Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent that such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court and/or in the ordinary course of business and consistent with past practice. To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim. For the avoidance of doubt, the Restructuring Expenses shall not be considered Professional Fee Claims, and any such amounts shall be paid in accordance with the DIP Orders and this Plan, as applicable.

114. “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors or the Reorganized Debtors, as applicable, on the Effective Date in an amount equal to the Professional Fee Amount.

115. “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

116. “Regulation D” means Regulation D under the Securities Act.

117. “Regulation S” means Regulation S under the Securities Act.

118. “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall not be discharged hereunder, and the Holder’s legal, equitable, and contractual rights on account of such Claim or Interest shall remain unaltered by Consummation and be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

119. “Rejected Executory Contracts and Unexpired Leases List” means the schedule of Executory Contracts and Unexpired Leases, if any, to be rejected by the Debtors pursuant to this Plan, as the same may be amended, modified, or supplemented from time to time.

120. “Related Party” means, collectively, with respect to any Person or Entity, each of, and in each case in its capacity as such, such Person’s or Entity’s current and former directors (including outside directors), managers, officers, investment committee members, members of any Governing Body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns (whether by operation of Law or otherwise), subsidiaries, current and former Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, fiduciaries, trustees, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, restructuring advisors, and other professionals and advisors, and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

121. “Released Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents (including the DIP Agent); (e) the Senior Secured Notes Trustee; (f) the members of the Ad Hoc Group; (g) the Consenting Stakeholders; (h) Holders of Prepetition ABL Claims; (i) the Exit ABL Facility Lenders; (j) Holders of Claims or Interests who vote to accept the Plan or are presumed to accept the Plan and do not affirmatively opt out of the releases set forth herein; (k) Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases set forth herein; (l) Holders of Claims or Interests who vote to reject the Plan or are deemed to reject the Plan but do not affirmatively opt out of the releases set forth herein; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through clause (n); provided that, in each case, an Entity shall not be a Released Party if it: (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

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122. “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Reorganized Debtors; (c) the DIP Lenders; (d) the Agents (including the DIP Agent); (e) the Senior Secured Notes Trustee; (f) the members of the Ad Hoc Group; (g) the Consenting Stakeholders; (h) Holders of Prepetition ABL Claims; (i) the Exit ABL Facility Lenders; (j) Holders of Claims or Interests who vote to accept the Plan or are presumed to accept the Plan and do not affirmatively opt out of the releases set forth herein; (k) Holders of Claims or Interests who abstain from voting on the Plan and who do not affirmatively opt out of the releases set forth herein; (l) Holders of Claims or Interests who vote to reject the Plan or are deemed to reject the Plan but do not affirmatively opt out of the releases set forth herein; (m) each current and former Affiliate of each Entity in clause (a) through the following clause (n); and (n) each Related Party of each Entity in clause (a) through clause (n); provided that, in each case, an Entity shall not be a Releasing Party if it: (i) affirmatively opts out of the releases in the Plan; or (ii) timely objects to the releases in the Plan and such objection is not resolved before the Combined Hearing.

123. “Reorganized Debtors” means, collectively, on and after the Effective Date, each of the Debtors as reorganized under this Plan, including the Reorganized Nine Energy, or any successor or assign thereto, by transfer, merger, consolidation, or otherwise, including any new Entity established in connection with the implementation of the Restructuring Transactions.

124. “Reorganized Nine Energy” means Nine Energy, as reorganized pursuant to this Plan, on and after the Effective Date, or any successors or assigns thereto including by transfer, merger, consolidation, reorganization, or otherwise in connection with the implementation of the Restructuring Transactions, or a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Equity Interests to be distributed pursuant to this Plan.

125. “Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders holding at least 50.01% of the aggregate outstanding principal amount of Senior Secured Notes that are held by the Consenting Noteholders.

126. “Required Consenting Stakeholders” means, collectively, the Consenting Prepetition ABL Lenders and the Required Consenting Noteholders.

127. “Restructuring Expenses” means all reasonable, documented, due and owing prepetition and postpetition fees, costs, and out-of-pocket expenses of (i) the Ad Hoc Group Advisors, (ii) the Prepetition ABL Advisors, (iii) the DIP Advisors, (iv) the Exit ABL Facility Advisors, in each of the foregoing clauses (i) through (iii), incurred on or prior to the Effective Date and, in each case, to the extent applicable, in accordance with and to the extent permitted by their respective engagement letters or fee reimbursement letters with the Debtors and/or any applicable order of the Bankruptcy Court (including the reasonable and documented fees, costs and expense accrued since the inception of their respective engagement letters and not previously paid by, or on behalf of, the Debtors).

128. “Restructuring Steps Plan” means the description, as set forth in the Plan Supplement, of the steps to be carried out to effectuate the Restructuring Transactions in accordance with this Plan, the RSA, and any Definitive Document.

129. “Restructuring Transactions” means the transactions described in Article IV.B of this Plan and the Restructuring Steps Plan.

130. “RSA” means that certain restructuring support agreement, dated as of February 1, 2026, by and among the Debtors and the Consenting Stakeholders, including all exhibits thereto, as may be amended, modified, or supplemented from time to time, in accordance with its terms.

131. “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan and which shall be Filed with the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

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132. “SEC” means the United States Securities and Exchange Commission.

133. “Section 510(b) Claim” means any Claim or Interest against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code.

134. “Secured Claim” means a Claim that is:  (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

135. “Securities Act” means the Securities Act of 1933, as amended.

136. “Security” or “Securities” has the meaning set forth in section 2(a)(1) of the Securities Act.

137. “Senior Secured Noteholder” means any holder (or beneficial holder) of, or nominee, investment advisor, sub-advisor, or manager of discretionary accounts that hold Senior Secured Notes Claims.

138. “Senior Secured Notes” means the 13.00% Senior Secured Notes, due 2028, issued pursuant to the Senior Secured Notes Indenture.

139. “Senior Secured Notes Claim” means any Claim on account of the Senior Secured Notes.

140. “Senior Secured Notes Indenture” means that certain indenture, dated as of January 30, 2023, by and among Nine Energy, as issuer, certain of its subsidiaries, as guarantors, and the Senior Secured Notes Trustee (as amended, restated, supplemented, or otherwise modified from time to time).

141. “Senior Secured Notes Trustee” means U.S. Bank Trust Company, National Association, as trustee, notes collateral agent, paying agent, and registrar, in each case in its capacity as such under the Senior Secured Notes Indenture.

142. “Solicitation Materials” means all materials used in connection with the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code (as such materials may be modified, supplemented, or amended), including the Disclosure Statement and any procedures established by the Bankruptcy Court with respect to the solicitation of votes on the Plan.

143. “Third-Party Release” means the release set forth in Article VIII.D of this Plan.

144. “Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions); provided that any pledge in favor of a bank or broker dealer at which a Consenting Noteholder maintains an account, where such bank or broker dealer holds a security interest or other encumbrance over property in the account, generally shall not be deemed a “Transfer” under this Plan.

145. “Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of the RSA and substantially in the form attached to the RSA as Exhibit E.

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146. “Unexpired Lease” means a lease of non-residential, real property to which one or more of the Debtors are a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

147. “Unimpaired” means, with respect to a Claim against or an Interest in a Debtor, not impaired within the meaning of section 1124 of the Bankruptcy Code.

B.	Rules of Interpretation.

For purposes of this Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented in accordance with this Plan or the Confirmation Order, as applicable; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles” are references to Articles hereof; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan (including the exhibits and Plan Supplement) in its entirety rather than to a particular portion of this Plan; (8) subject to the provisions of any contract, charter, bylaws, limited liability company agreements, operating agreements, certificates of incorporation, or other organizational documents or shareholders’ agreements, as applicable, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with the applicable Law, including the Bankruptcy Code and the Bankruptcy Rules; (9) any immaterial effectuating provisions may be interpreted by the Debtors or Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval, of the Bankruptcy Court or any other Entity; (10) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (11) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (12) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (13) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (14) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (15) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (16) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company Laws; and (18) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective Person or Entity that have such consent, acceptance, or approval rights, including by electronic mail.

C.	Computation of Time.

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

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D.	Governing Law.

Except to the extent a rule of Law or procedure is supplied by federal Law (including the Bankruptcy Code and the Bankruptcy Rules), or unless otherwise specifically stated, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed, implemented, and enforced in accordance with, the Laws of the State of New York, without giving effect to the principles of conflict of Laws (other than section 5-1401 and section 5-1402 of the New York General Obligations Law); provided that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the Laws of the state of incorporation or formation of the relevant Debtor or the Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures.

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors.

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Nonconsolidated Plan.

Although for purposes of administrative convenience and efficiency this Plan has been proposed as a joint plan for each of the Debtors and presents Classes of Claims against and Interests in the Debtors, this Plan does not provide for the substantive consolidation of any of the Debtors.

H.	Controlling Document.

In the event of an inconsistency between this Plan and the Disclosure Statement, the terms of this Plan shall control in all respects. In the event of an inconsistency between this Plan and the Plan Supplement, the terms of the relevant provision in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order). In the event of an inconsistency between the Confirmation Order and this Plan or the Disclosure Statement, the Confirmation Order shall control.

I.	Consultation, Notice, Information, and Consent Rights.

Notwithstanding anything herein to the contrary, any and all respective consultation, information, notice, and consent rights set forth in the RSA (including the exhibits thereto), with respect to the form and substance of this Plan, all exhibits to this Plan, the Plan Supplement, and all other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference (including the applicable definitions in Article I hereof) and fully enforceable as if stated in full herein until such time as the RSA is terminated in accordance with its terms.

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Article II.
ADMINISTRATIVE CLAIMS, priority tax claims, DIP Claims, professional fee claims, AND restructuring expenses

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, DIP Claims, and Professional Fee Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.	Administrative Claims.

Except with respect to the Professional Fee Claims, Restructuring Expenses, and except to the extent that a Holder of an Allowed Administrative Claim and the Debtors against which such Allowed Administrative Claim is asserted agree to less favorable treatment for such Holder, or such Holder has been paid by any Debtors on account of such Allowed Administrative Claim prior to the Effective Date, each Holder of an Allowed Administrative Claim will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed on or prior to the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty (30) days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as applicable, and subject to the consent of the Required Consenting Stakeholders, not to be unreasonably withheld, conditioned or delayed; or (5) at such time and upon such terms as set forth in an order of the Bankruptcy Court.

B.	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor, Cash equal to the full amount of its Claim or such other treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code, and reasonably acceptable to the Required Consenting Stakeholders.

C.	DIP Claims.

All DIP Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Facility on such date, (b) all interest accrued and unpaid thereon to the date of payment, and (c) all accrued and unpaid fees, premiums, expenses, and non-contingent indemnification obligations payable under the DIP Documents and the DIP Orders.

On the Effective Date, except to the extent that a Holder of an Allowed DIP Claim agrees to less favorable treatment, each Holder of an Allowed DIP Claim shall receive, in full and final satisfaction of such Allowed DIP Claim, its pro rata share of the Exit ABL Facility Loans.

Upon the satisfaction of the Allowed DIP Claims in accordance with the terms of this Plan, or other such treatment as contemplated by this Article II.C of this Plan, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, terminated, and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable.

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D.	Professional Fee Claims.

1. Final Fee Applications and Payment of Professional Fee Claims.

All requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court. The Reorganized Debtors shall pay Professional Fee Claims in Cash in the amount the Bankruptcy Court Allows, including from the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed, and which Allowed amount shall not be subject to disallowance, setoff, recoupment, subordination, recharacterization, or reduction of any kind, including pursuant to section 502(d) of the Bankruptcy Code. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the Professionals, such Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Article II.A of this Plan.

2. Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full pursuant to one or more Final Orders. Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors. The amount of Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all such Allowed Professional Fee Claims have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Professional Fee Amount.

Professionals shall reasonably estimate in good faith their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than three (3) Business Days before the anticipated Effective Date; provided that such estimates shall not be deemed to limit the amount of the fees and expenses that are the subject of each Professional’s final request for payment of Filed Professional Fee Claims in the Chapter 11 Cases. If a Professional does not provide an estimate, the Debtors or the Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4. Post-Confirmation Fees and Expenses.

Except as otherwise specifically provided in this Plan, from and after the Confirmation Date, the Debtors or the Reorganized Debtors as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of this Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional without any further notice to or action, order, or approval of the Bankruptcy Court.

E.	Payment of Restructuring Expenses.

To the extent not otherwise paid, the Debtors or the Reorganized Debtors, as applicable, shall promptly pay in Cash in full outstanding and invoiced Restructuring Expenses as follows: (i) on the Effective Date, Restructuring Expenses incurred, or estimated to be incurred, during the period prior to the Effective Date to the extent invoiced to the Debtors at least five (5) Business Days in advance of the Effective Date, and (ii) after the Effective Date, any unpaid Restructuring Expenses within five (5) Business Days of receiving an invoice; provided that such Restructuring Expenses shall be paid in accordance with the terms of any applicable engagement letters or other contractual arrangements without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval; provided further that, to the extent timely invoiced, Restructuring Expenses that are not paid by the Debtors or the Reorganized Debtors, as applicable, within the timeframes set forth in Article II.D hereof, such Restructuring Expenses shall not be deemed waived and shall be included in a subsequent invoice.

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Article III.
CLASSIFICATION AND TREATMENt oF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests.

Except for the Claims addressed in Article II hereof, all Claims and Interests are classified in the Classes set forth below in accordance with sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or an Interest, or any portion thereof, is classified in a particular Class only to the extent that any portion of such Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of such Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under this Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

The classification of Claims against and Interests in the Debtors pursuant to this Plan is as follows:

Class	Claims and Interests	Status	Voting Rights
Class 1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 3	Prepetition ABL Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 4	Senior Secured Notes Claims	Impaired	Entitled to Vote
Class 5	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
Class 6	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class 7	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
Class 8	Nine Energy Equity Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
Class 9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Claims and Interests.

Pursuant to this Plan, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive the treatment described below in full and final satisfaction, settlement, release, and discharge of and in exchange for such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or the Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable. Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date (or, if payment is not then due, in accordance with such Claim’s terms in the ordinary course of business) or as soon as reasonably practicable thereafter.

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1. Class 1 – Other Secured Claims.

(a)	Classification: Class 1 consists of all Allowed Other Secured Claims against any Debtor.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Secured Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)	payment in full in Cash in an amount equal to its Allowed Other Secured Claim;

(ii)	the collateral securing its Allowed Other Secured Claim;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired.

(c)	Voting: Class 1 is Unimpaired under this Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

2. Class 2 – Other Priority Claims.

(a)	Classification: Class 2 consists of all Allowed Other Priority Claims against any Debtor.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Other Priority Claim shall receive, as determined by the applicable Debtor or Reorganized Debtor, treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code and reasonably acceptable to the Required Consenting Stakeholders.

(c)	Voting: Class 2 is Unimpaired under this Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

3. Class 3 – Prepetition ABL Claims.

(a)	Classification: Class 3 consists of all Allowed Prepetition ABL Claims against any Debtor.

(b)	Treatment: Except to the extent that a Holder of an Allowed Prepetition ABL Claim agrees to less favorable treatment of its Allowed Claim, each Holder of an Allowed Prepetition ABL Claim shall receive payment in full in Cash to the extent not converted into DIP Claims in accordance with the DIP Orders.

(c)	Voting: Class 3 is Unimpaired under this Plan. Holders of Prepetition ABL Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

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4. Class 4 – Senior Secured Notes Claims.

(a)	Classification: Class 4 consists of all Allowed Senior Secured Notes Claims against any Debtor.

(b)	Treatment: Except to the extent that a Holder of an Allowed Senior Secured Notes Claim agrees to less favorable treatment of its Allowed Claim, on the Effective Date, each Holder of an Allowed Senior Secured Notes Claim shall receive its pro rata share of 100% of the New Equity Interests, which shall be distributed ratably on account of the Allowed Senior Secured Notes Claims and subject to dilution on account of the Management Incentive Plan.

(c)	Voting: Class 4 is Impaired under this Plan. Holders of Allowed Senior Secured Notes Claims are entitled to vote to accept or reject this Plan.

5. Class 5 – General Unsecured Claims.

(a)	Classification: Class 5 consists of all Allowed General Unsecured Claims against any Debtor.

(b)	Treatment: Each Holder of an Allowed General Unsecured Claim shall, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)	be Reinstated; or

(ii)	receive such other treatment rendering such General Unsecured Claims Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)	Voting: Class 5 is Unimpaired under this Plan. Holders of Allowed General Unsecured Claims in Class 5 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

6. Class 6 – Intercompany Claims.

(a)	Classification: Class 6 consists of all Intercompany Claims.

(b)	Treatment: Each Allowed Intercompany Claim shall be, as determined by the applicable Debtor or Reorganized Debtor with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled, or converted to equity;

(iii)	released without any distribution on account of such Allowed Intercompany Claims; or

(iv)	otherwise addressed at the Debtor’s election.

(c)	Voting: Class 6 is Unimpaired if the Allowed Intercompany Claims are Reinstated or Impaired if the Allowed Intercompany Claims in Class 6 are cancelled. Holders of Allowed Intercompany Claims in Class 6 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

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7. Class 7 – Intercompany Interests.

(a)	Classification: Class 7 consists of all Intercompany Interests.

(b)	Treatment: On the Effective Date, each Allowed Intercompany Interest shall be, as determined by the applicable Debtor or Reorganized Debtor, with the consent (not to be unreasonably withheld, conditioned, or delayed) of the Required Consenting Stakeholders, either:

(i)	Reinstated;

(ii)	set off, settled, discharged, contributed, cancelled;

(iii)	released without any distribution on account of such Allowed Intercompany Interest; or

(iv)	otherwise addressed at the Debtors’ election.

(c)	Voting: Class 7 is Unimpaired if the Allowed Intercompany Interests are Reinstated or Impaired if the Allowed Intercompany Interests are cancelled. Holders of Allowed Intercompany Interests in Class 7 are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code or rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

8. Class 8 – Nine Energy Equity Interests.

(a)	Classification: Class 8 consists of all Nine Energy Equity Interests.

(b)	Treatment: All Nine Energy Equity Interests shall be cancelled, released, discharged, extinguished, and of no further force or effect, and such Holders of Nine Energy Equity Interests shall not receive any distribution, property, or other value under this Plan on account of such Nine Energy Equity Interests.

(c)	Voting: Class 8 is Impaired under this Plan. Holders of Allowed Nine Energy Equity Interests are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

9. Class 9 – Section 510(b) Claims.

(a)	Classification: Class 9 consists of all Section 510(b) Claims.

(b)	Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any Claim exists, may only become Allowed by Final Order of the Bankruptcy Court.

(c)	Treatment: All Section 510(b) Claims will be cancelled, released, discharged, and extinguished, and will be of no further force or effect, and such Holders will not receive any distribution on account of such Section 510(b) Claims.

(d)	Voting: Class 9 is Impaired under this Plan. Holders of Allowed Section 510(b) Claims are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, such Holders are not entitled to vote to accept or reject this Plan.

C.	Special Provision Governing Unimpaired Claims.

Except as otherwise provided in this Plan, nothing under this Plan or the Plan Supplement shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, regarding any Unimpaired Claims, including, all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

D.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Combined Hearing shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

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E.	Voting Classes, Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject this Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted this Plan.

F.	Intercompany Interests.

To the extent Reinstated under this Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the prepetition corporate structure, for the ultimate benefit of the Holders of the New Equity Interests in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims. For the avoidance of doubt, unless otherwise set forth in the Restructuring Steps Plan, to the extent Reinstated pursuant to this Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests immediately prior to the Effective Date.

G.	Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code.

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by one or more of the Classes entitled to vote pursuant to Article III.B of this Plan. The Debtors shall seek Confirmation of this Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

H.	Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date or such other date as fixed by the Bankruptcy Court.

I.	Subordinated Claims and Interests.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments under this Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, and subject to any applicable consent or approval rights under the RSA, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

Article IV.
MEANS FOR IMPLEMENTATION OF THe PLAN

A.	General Settlement of Claims and Interests.

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to this Plan. This Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies by and among the Debtors, the Consenting Noteholders, the DIP Lenders, and each of the Agents/Trustees pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, as well as a finding by the Bankruptcy Court that such settlement and compromise is fair, equitable, reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims against and Interests in the Debtors. Subject to Article VI hereof, all distributions made to Holders of Allowed Claims in any Class are intended to be, and shall be, final.

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B.	Restructuring Transactions.

On or before the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall consummate the Restructuring Transactions, including by issuing all securities, notes, instruments, and other documents required to effectuate the Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are authorized in all respects to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan that are consistent with and pursuant to the terms and conditions of this Plan and the Restructuring Steps Plan, including: (1) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, arrangement, continuance, formation, organization, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of this Plan, the Plan Supplement, and the RSA; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of this Plan, the Plan Supplement, and the RSA and having other terms to which the applicable Entities may agree; (3) the execution, delivery, and filing, if applicable, of appropriate certificates or articles of incorporation, formation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state Law, including any applicable New Organizational Documents; (4) the issuance and distribution of the New Equity Interests; (5) the consummation of the Exit ABL Facility, including the execution, delivery, and filing of all Exit ABL Facility Documents; (6) such other transactions that are required to effectuate the Restructuring Transactions, including any transactions set forth in the Restructuring Steps Plan; (7) the reservation of New Equity Interests on account of the Management Incentive Plan; (8) if applicable, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors by one or more Entities to be wholly owned by the Reorganized Debtors, which purchase, if applicable, may be structured as a taxable transaction for United States federal income tax purposes; and (9) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable Law in connection with this Plan.

The Confirmation Order shall, and shall be deemed to, pursuant to both sections 363 and 1123 of the Bankruptcy Code, authorize, among other things, all of the foregoing actions and all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate this Plan and the Restructuring Transactions herein, including any and all actions required to be taken under applicable non-bankruptcy Law. On the Effective Date, or as soon as reasonably practicable thereafter, the Reorganized Debtors, as applicable, shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions.

C.	Reorganized Debtors.

On the Effective Date, the New Board shall be established and each Reorganized Debtor shall adopt its New Organizational Documents. The Reorganized Debtors shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under this Plan as necessary to consummate this Plan. Cash payments to be made pursuant to this Plan will be made by the Debtors or the Reorganized Debtors, as applicable. The Debtors and Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or the Reorganized Debtors, as applicable, to satisfy their obligations under this Plan. Except as set forth herein or as otherwise provided for in the Restructuring Steps Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of this Plan.

D.	Sources of Consideration for Plan Distributions.

The Debtors and the Reorganized Debtors, as applicable, shall fund distributions under this Plan and the Restructuring Transactions contemplated thereby with: (1) the Debtors’ Cash on hand as of the Effective Date; (2) the New Equity Interests; and (3) the loans under the Exit ABL Facility. Each distribution and issuance referred to in Article VI shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance. The issuance, distribution, or authorization, as applicable, of certain Securities in connection with this Plan, including the New Equity Interests, will be exempt from registration under the Securities Act, as described more fully in Article IV.M hereof.

1. Use of Cash.

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to Holders of Allowed Claims, consistent with the terms of this Plan.

2. New Equity Interests.

Reorganized Nine Energy, as applicable, shall be authorized to issue the New Equity Interests pursuant to the New Organizational Documents. The issuance of the New Equity Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Debtors. On the Effective Date, the New Equity Interests shall be issued and distributed as provided for in the Restructuring Steps Plan (as applicable) pursuant to, and in accordance with, this Plan.

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All of the shares (or comparable units) of New Equity Interests issued pursuant to this Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Equity Interests shall be governed by the terms and conditions set forth in this Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. Any Entity’s acceptance of New Equity Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms.

The issuance of New Equity Interests will be exempt from registration under the Securities Act and under similar federal, state, local, or foreign laws, including in reliance on the exemption set forth in section 1145 of the Bankruptcy Code. Following the Chapter 11 Cases, Reorganized Nine Energy shall remain a public company (i.e., subject to SEC reporting requirements of section 12(b) or 12(g) of the Securities Exchange Act of 1934), and on the Effective Date (or as soon as reasonably practicable thereafter), Reorganized Nine Energy’s New Equity Interests shall be publicly traded on the NYSE Main Board or NYSE American Exchange of the New York Stock Exchange LLC or on the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market of the Nasdaq Stock Market LLC (or any successors to any of the foregoing) with the consent of the Required Consenting Noteholders. Additional information relating to the applicability of the securities law is available in Article IV.L of this Plan.

3. Exit ABL Facility.

On the Effective Date, the Reorganized Debtors shall enter into the Exit ABL Facility, pursuant to the Exit ABL Facility Documents. Confirmation of this Plan shall constitute (a) approval of the Exit ABL Facility and the Exit ABL Facility Documents; and (b) authorization for the Debtors and the Reorganized Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Exit ABL Facility, including executing and delivering the Exit ABL Facility Documents, in each case, without any further notice to or order of the Bankruptcy Court. On the Effective Date, the Exit ABL Facility shall be issued and distributed as provided for in the Restructuring Steps Plan (as applicable) pursuant to, and in accordance with, this Plan.

As of the Effective Date, all of the Liens and security interests to be granted by the Debtors or Reorganized Debtors, as applicable in accordance with the Exit ABL Facility Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first-priority and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit ABL Facility Documents; and (c) shall not be subject to avoidance, recharacterization, or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law. To the extent provided in the Exit ABL Facility Documents, the Exit ABL Facility Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Exit ABL Facility Documents. The Exit ABL Facility Agent shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other law that would be applicable in the absence of this Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit ABL Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall be deemed to not constitute a fraudulent conveyance or fraudulent transfer and shall not otherwise be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy Law.

E.	Corporate Existence.

Except as otherwise provided in this Plan, the Confirmation Order, the Restructuring Steps Plan, the New Organizational Documents, or any agreement, instrument, or other document incorporated therein, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable Law in the jurisdiction in which such Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under this Plan or otherwise, and to the extent such documents are amended in accordance therewith, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings, approvals, or consents required under applicable state, provincial, or federal Law). After the Effective Date, the respective certificate of incorporation and bylaws (or other formation documents) of one or more of the Reorganized Debtors may be amended or modified on the terms therein without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

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On or after the Effective Date, one or more of the Reorganized Debtors may be disposed of, dissolved, wound down, or liquidated without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

F.	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan, including Interests held by the Debtors in any Non-Debtor, shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in this Plan, the Confirmation Order, or any agreement, instrument, or other document incorporated herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to this Plan.

G.	Cancellation of Existing Securities, Agreements, and Interests.

On the Effective Date, except as otherwise provided in this Plan, the Confirmation Order, or other Definitive Documents (including the Plan Supplement and the Exit ABL Facility Documents), as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (including, for the avoidance of doubt, the Senior Secured Notes Indenture, the Prepetition ABL Credit Agreement, and all related collateral and credit documentation), or the Nine Energy Equity Interests, shall, be cancelled, and any rights of any Holder in respect thereof shall be deemed cancelled and of no force or effect, and all prior, present and future obligations and liabilities, actions, suits, accounts or demands, covenants, and indemnities (both actual and contingent), under or in connection with the DIP Credit Agreement and the Prepetition ABL Credit Agreement of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, cancelled, discharged, and of no force or effect, and the Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action.

Notwithstanding anything to the contrary herein, but subject to any applicable provisions of Article VI hereof and the Confirmation Order, the DIP Credit Agreement and the Prepetition ABL Credit Agreement (including, in each case, all documents ancillary thereto), shall continue in effect to: (1) permit Holders of Claims under the DIP Credit Agreement and the Prepetition ABL Credit Agreement to receive their respective Plan Distributions, if any; (2) permit the Reorganized Debtors and the Disbursing Agent, as applicable, to make Plan Distributions on account of the Allowed Claims under the DIP Credit Agreement, and the Prepetition ABL Credit Agreement, as applicable; and (3) permit each of the Agents under the DIP Credit Agreement and the Prepetition ABL Credit Agreement to seek indemnification, compensation, and/or reimbursement of fees and expenses through the exercise of charging Liens, to the extent provided for in the DIP Credit Agreement, and the Prepetition ABL Credit Agreement. Except as provided in this Plan (including Article VI hereof) or the Confirmation Order, on the Effective Date, the Agents and their respective agents, successors, and assigns shall be automatically and fully discharged of all of their duties and obligations associated with the DIP Credit Agreement and the Prepetition ABL Credit Agreement, as applicable. The commitments and obligations (if any) of the Holders of the DIP Claims and Prepetition ABL Claims to extend any further or future credit or financial accommodations to any of the Debtors, any of the Reorganized Debtors, or any of their respective successors or assigns under the DIP Credit Agreement and the Prepetition ABL Credit Agreement, as applicable, shall fully terminate and be of no further force or effect on the Effective Date.

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H.	Corporate Action.

Upon the Confirmation Date, all actions contemplated under this Plan (including the Restructuring Steps Plan and the other documents contained in the Plan Supplement) shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equity holder action, including, as applicable:  (1) adoption or assumption, as applicable, of the employment agreements; (2) selection of the directors, officers, or managers for the Reorganized Debtors in accordance with the New Organizational Documents; (3) the issuance and distribution of the New Equity Interests; (4) implementation of the Restructuring Transactions; (5) the entry into the Exit ABL Facility Documents, as applicable, and the execution, delivery, and filing of any documents pertaining thereto; (6) all other actions contemplated under this Plan (whether to occur before, on, or after the Effective Date); (7) adoption of the New Organizational Documents; (8) the assumption or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; and (9) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in this Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors, as applicable, in connection with this Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security Holders, members directors, officers, or managers of the Debtors or the Reorganized Debtors, as applicable. On or prior to the Effective Date, as applicable the appropriate officers of the Debtors and the Reorganized Debtors shall be authorized and directed to issue, execute, and deliver the agreements, documents, Securities, and instruments contemplated under this Plan (or necessary or desirable to effect the transactions contemplated under this Plan) in the name of and on behalf of the Reorganized Debtors, including the New Equity Interests, the Exit Financing Documents, the New Organizational Documents, any other Definitive Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this Article IV.H shall be effective notwithstanding any requirements under non-bankruptcy Law.

I.	New Organizational Documents.

On or immediately prior to the Effective Date, except as otherwise provided in this Plan and subject to local Law requirements, the New Organizational Documents shall be automatically adopted or amended by the Reorganized Debtors as may be necessary to effectuate the transactions contemplated by this Plan. To the extent required under this Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things (a) authorize the issuance of the New Equity Interests and (b) prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

J.	Directors and Officers of the Reorganized Debtors.

As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the New Organizational Documents. The initial members of the New Board will be identified in the Plan Supplement, to the extent known and determined at the time of filing and shall be consistent with the New Organizational Documents; provided that the composition and identity of the New Board will be determined by the Required Consenting Noteholders in their sole discretion. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors.

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K.	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and their respective officers, directors, members, or managers, as applicable, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of this Plan, the Restructuring Steps Plan, and the Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to this Plan.

L.	Certain Securities Law Matters.

Before the Petition Date the offering, the issuance and distribution of any New Equity Interests and/or the offering, issuance, and distribution of any other debt or equity securities as contemplated herein and/or pursuant to this Plan (any such debt or equity securities, the “Other Securities”) shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

After the Petition Date, pursuant to section 1145 of the Bankruptcy Code and/or other available exemptions from registration, the offering, issuance, and distribution of the New Equity Interests as contemplated herein and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration prior to the offering, issuance, distribution, or sale of Securities.

The New Equity Interests and the Other Securities, if any, to be issued under this Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, and compliance with applicable securities laws and any rules and regulations of the SEC or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments; and (b) any restrictions on the transferability of such New Equity Interests and the Other Securities in the New Organizational Documents.

To the extent any portion of the New Equity Interests and Other Securities, if any, are not eligible for the exemption of registration provided by section 1145 of the Bankruptcy Code, the offering, sale, issuance, and distribution of the New Equity Interests and Other Securities, if any, shall be made in reliance on section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and on equivalent state Law registration exemptions, or, solely to the extent such exemptions are not available, other available exemptions from registration under the Securities Act. The New Equity Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Registration S under the Securities Act, and/or other available exemptions from registration will be considered “restricted securities,” will bear customary legends and transfer restrictions, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act and subject to any restrictions on the transferability of such New Equity Interests in the New Organizational Documents.

Recipients of the New Equity Interests and the Other Securities, if any, are advised to consult with their own legal advisors as to the availability of any exemption from registration under the Securities Act and any applicable Blue-Sky Laws for resales of such securities.

The Reorganized Debtors need not provide any further evidence other than this Plan or the Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the New Equity Interests) with respect to the treatment of the New Equity Interests to be issued under this Plan under applicable securities laws. DTC, any nominee thereof, and any transfer agent for the New Equity Interests shall be required to accept and conclusively rely upon this Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Equity Interests to be issued under this Plan are exempt from registration and/or eligible for DTC, book-entry delivery, settlement, and depository (to the extent applicable). Notwithstanding anything to the contrary in this Plan, no Entity (including DTC, any nominee thereof and any transfer agent for the New Equity Interests) may require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the New Equity Interests and the Other Securities to be issued under this Plan are exempt from registration.

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Following the Effective Date, Reorganized Nine Energy shall remain a public company, and on the Effective Date (or as soon as reasonably practicable thereafter), Reorganized Nine Energy’s New Equity Interests shall be publicly traded on the NYSE Main Board or NYSE American Exchange of the New York Stock Exchange LLC or on the Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market of the Nasdaq Stock Market LLC (or any successors to any of the foregoing).

M.	Section 1146 Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under this Plan or pursuant to (1) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Reorganized Debtors, including the New Equity Interests, (2) the Restructuring Transactions, (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (4) the making, assignment, or recording of any lease or sublease, (5) the grant of collateral as security for the Reorganized Debtors’ obligations under and in connection with the Exit ABL Facility, or (6) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, deed tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, personal property transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate U.S federal, state or local governmental officials or agents shall forego the collection of any such tax, recordation fee or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax, recordation fee or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or governmental assessment.

N.	Employee Compensation and Benefits.

1. Compensation and Benefits Programs.

Except as otherwise set forth herein, on the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall (a) assume all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees who are employees as of the Petition Date or (b) enter into new agreements with such employees on terms and conditions acceptable to the Reorganized Debtors and such employees.

A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to this Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided that any assumption of Compensation and Benefits Programs pursuant to this Plan or any of the Restructuring Transactions shall not (a) trigger or be deemed to trigger any change of control, change in control immediate vesting, termination, or similar provisions therein or (b) trigger or be deemed to trigger an event of “Good Reason” (or a term of like import) as a result of the consummation of the Restructuring Transactions or any other transactions contemplated by this Plan. Notwithstanding the foregoing, pursuant to the Plan, any equity-based awards or other Interest (or the right to obtain or receive any equity-based award or other Interest) provided for in any employment agreements or other plans, programs, or arrangements and granted or contractually promised to a current or former employee, officer, director or contractor under an employment agreement or otherwise, shall not be honored and will be deemed cancelled in consideration of approval of the Plan as of the Effective Date, unless otherwise agreed by the Debtors and the Required Consenting Noteholders; provided, however, that the foregoing shall in no way impact the assumption of all employment agreements, indemnification agreements, or employment-related agreements.

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2. Workers’ Compensation Programs.

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate; and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. All Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law with respect to any such contracts, agreements, policies, programs, and plans; provided further that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy Law.

O.	Director and Officer Liability Insurance.

Notwithstanding anything in this Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in this Plan, Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed.

In addition, after the Effective Date, the Reorganized Debtors will not terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies (including any “tail policy”) in effect or purchased as of the Petition Date, and all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such insurance policies, will be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, officers, or other individuals remain in such positions on or after the Effective Date.

P.	Management Incentive Plan.

Following the Effective Date, the New Board shall adopt the Management Incentive Plan, which will provide for the grants of equity and equity-based awards to employees, directors, consultants, and/or other service providers of the Reorganized Debtors, as determined at the discretion of the New Board. The Reorganized Debtors shall reserve a pool of up to 10.00% of fully-diluted New Equity Interests for the Management Incentive Plan. The awardees, terms, and conditions of the Management Incentive Plan shall be determined at the discretion of the New Board.

Q.	Preservation of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, but subject to Article VIII hereof, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such retained Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of this Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in this Plan, including in Article VIII hereof.

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The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the RSA, this Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available retained Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all retained Causes of Action against any Entity, except as otherwise expressly provided in this Plan. The Reorganized Debtors may settle any such retained Cause of Action without further notice to or action, order, or approval of the Bankruptcy Court. Unless any retained Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in this Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all retained Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such retained Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to this Plan. In accordance with section 1123(b)(3) of the Bankruptcy Code, any retained Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Reorganized Debtor, except as otherwise expressly provided in this Plan, including Article VIII hereof, or pursuant to Bankruptcy Court order. The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such retained Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such retained Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

R.	Cashless Transactions.

Notwithstanding anything to the contrary set forth herein, the treatment of Claims, distributions, and other transactions contemplated hereby, including the funding of the Exit ABL Facility, may, at the election of the applicable participating parties, be effectuated by netting or other form of cashless implementation.

Article V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases.

On the Effective Date, all Executory Contracts and Unexpired Leases that are not otherwise rejected shall be deemed assumed by the applicable Reorganized Debtor, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under sections 365 and 1123 of the Bankruptcy Code, other than as expressly set forth in the RSA, unless such Executory Contract or Unexpired Lease was (a) previously assumed, amended and assumed, assumed and assigned, or rejected by the applicable Debtors; (b) previously expired or terminated pursuant to its own terms; or (c) is the subject of a motion to reject such executory contract or unexpired lease that is pending on the Effective Date; or (d) is identified on the Rejected Executory Contracts and Unexpired Leases List; provided that neither the Restructuring Transactions or any actions contemplated by this Plan shall be deemed a “change of control” or other acceleration event for purposes of any Executory Contract or Unexpired Lease of the Debtors.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the Executory Contracts or Unexpired Leases as set forth in this Plan, the Assumed Executory Contracts and Unexpired Leases List, or the Rejected Executory Contracts and Unexpired Leases List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Except as otherwise specifically set forth herein, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to this Plan are effective as of the Effective Date. Each Executory Contract or Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of this Plan or any order of the Bankruptcy Court authorizing and providing for its assumption. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by a Final Order on or after the Effective Date but may be withdrawn, settled, or otherwise prosecuted by the Reorganized Debtors.

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Except as otherwise provided herein or agreed to by the Debtors, the Required Consenting Noteholders, and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in this Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Assumed Executory Contracts and Unexpired Leases List and Rejected Executory Contracts and Unexpired Leases List at any time through and including forty-five (45) days after the Effective Date.

To the extent any provision of the Bankruptcy Code or the Bankruptcy Rules requires the Debtors to assume or reject an Executory Contract or Unexpired Lease, such requirement shall be satisfied if the Debtors make an election to assume or reject such Executory Contract or Unexpired Lease prior to the deadline set forth by the Bankruptcy Code or the Bankruptcy Rules, as applicable, regardless of whether or not the Bankruptcy Court has actually ruled on such proposed assumption or rejection prior to such deadline.

B.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amounts, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the underlying agreements and/or the ordinary course of business among the parties thereto, as applicable.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Claims and Noticing Agent on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided that nothing herein shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under this Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure amount, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

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The assumption of any Executory Contract or Unexpired Lease pursuant to this Plan or otherwise and full payment of any applicable Cure pursuant to this Article V, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Indemnification Obligations.

All indemnification obligations in place as of the Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, creditors, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date, and (b) shall be assumed by the Reorganized Debtors.

D.	Insurance Policies.

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under this Plan. Unless otherwise provided in this Plan, on the Effective Date, (1) the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims, including all D&O Liability Insurance Policies, and (2) such insurance policies and any agreements, documents, or instruments relating thereto shall revest in the Reorganized Debtors.

E.	Reservation of Rights.

Nothing contained in this Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any of the Reorganized Debtors have any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five (45) days following entry of a Final Order resolving such dispute to alter its treatment of such contract or lease under this Plan.

F.	Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

G.	Contracts and Leases Entered Into After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by such Debtor, will be performed by the applicable Debtor or the Reorganized Debtor liable thereunder in the ordinary course of their business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

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Article VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in this Plan, or as otherwise agreed to by the Debtors or the Reorganized Debtors, as applicable, on or as soon as reasonably practicable after the Effective Date (or, if a Claim or Interest is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim, as applicable, shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class. In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided in this Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in this Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

Notwithstanding the foregoing, (a) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice and (b) Allowed Priority Tax Claims shall be paid in accordance with Article II.B of this Plan and the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy Law or in the ordinary course of business.

B.	Disbursing Agent.

All distributions under this Plan shall be made by the Disbursing Agent on the Effective Date. The Disbursing Agent shall not be required to give any bond or surety or other Security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. Additionally, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

All Plan Distributions to any Disbursing Agent on behalf of the Holders of Claims listed on the Claims Register (or the designees of such Holders, as applicable) shall be deemed completed by the Debtors when received by such Disbursing Agent. Distributions under this Plan shall be made to any such Holders (or the designees of such Holders, as applicable) by the applicable Disbursing Agent.

C.	Rights and Powers of Disbursing Agent.

1. Powers of the Disbursing Agent.

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2. Expenses Incurred On or After the Effective Date.

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent (including the Agents/Trustees) on or after the Effective Date (including taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

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D.	Delivery of Distributions and Undeliverable or Unclaimed Distributions.

1. Record Date for Distribution.

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date (or the designees of such Holders, as applicable). Unless otherwise provided in a Final Order from the Bankruptcy Court, if a Claim is transferred twenty (20) or fewer days before the Distribution Record Date, the Disbursing Agent shall make distributions to the transferee only to the extent practical and, in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

2. Delivery of Distributions in General.

Except as otherwise provided herein or in the Plan Supplement, the Disbursing Agent shall make distributions to Holders of Allowed Claims, as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date; (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Disbursing Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

For the avoidance of doubt, the Distribution Record Date shall not apply to Securities held through DTC, which shall receive distributions in accordance with the applicable procedures of DTC.

3. No Fractional Distributions.

No fractional shares of New Equity Interests shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim, as applicable, would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (½) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (½) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding.

4. Undeliverable Distributions and Unclaimed Property.

In the event that any distribution to any Holder of Allowed Claims or Allowed Interests (as applicable) is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be cancelled, released, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property Laws, or any provisions in any document governing the distribution of such unclaimed property.

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E.	Surrender of Cancelled Instruments or Securities.

On the Effective Date, or as soon as reasonably practicable thereafter, each Holder (and the applicable Agents for such Holder, including the Agents/Trustees) of a certificate or instrument evidencing a Claim or an Interest that has been cancelled in accordance with Article IV.G hereof, shall be deemed to have surrendered such certificate or instrument to the Disbursing Agent. Such surrendered certificate or instrument shall be cancelled solely with respect to the Debtors and any Non-Debtor Affiliates, and such cancellation shall not alter the obligations or rights of any non-Debtor third parties (other than the Non-Debtor Affiliates) in respect of one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim or Interest, which shall continue in effect for the purposes of allowing Holders to receive distributions under this Plan, charging Liens, priority of payment, and indemnification rights. Notwithstanding anything to the contrary in this Plan, the foregoing shall not apply to certificates or instruments evidencing Claims or Interests that are Unimpaired under this Plan.

F.	Manner of Payment.

At the option of the Disbursing Agent, any Cash payment to be made hereunder may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

G.	Compliance with Tax Requirements.

In connection with this Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any taxing authority, and all distributions made pursuant to this Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such tax withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate to comply with such tax withholding and reporting requirements. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

H.	Allocations.

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for U.S. federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest.

I.	No Postpetition Interest on Claims.

Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy and non-bankruptcy Law, postpetition interest shall not accrue or be paid on any prepetition Claims against the Debtors, and no Holder of a prepetition Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such prepetition Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

J.	Setoffs and Recoupment.

Except as expressly provided in this Plan, each Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code, set off and/or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Reorganized Debtor may hold against the Holder of such Allowed Claim to the extent such setoff or recoupment is either (1) agreed in amount among the relevant Reorganized Debtor(s) and the Holder of the Allowed Claim or (2) otherwise adjudicated by the Bankruptcy Court or another court of competent jurisdiction; provided that neither the failure to effectuate a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any and all Claims, rights, and Causes of Action that such Reorganized Debtor or its successor may possess against the applicable Holder. In no event shall any Holder of Claims against, or Interests in, the Debtors be entitled to recoup any such Claim or Interest against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors in accordance with Article XII.G hereof on or before the Effective Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

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K.	Claims Paid or Payable by Third Parties.

1. Claims Paid by Third Parties.

The Debtors or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within five (5) Business Days of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the five (5) Business Day grace period specified above until the amount is fully repaid.

2. Claims Payable by Third Parties.

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy or is found liable for satisfying in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3. Applicability of Insurance Policies.

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Notwithstanding anything to the contrary contained herein (including Article III of this Plan), nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers, under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

Article VII.
PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED, AND DISPUTED CLAIMS

A.	Disputed Claims Process.

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under this Plan, Holders of Claims need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claims shall be subject to, the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. All Proofs of Claim Filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors or Reorganized Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.

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For the avoidance of doubt, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under this Plan. Notwithstanding the foregoing, Entities must File Cure objections as set forth in Article V.B of this Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Allowance of Claims.

After the Effective Date and subject to the terms of this Plan, each of the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim or Interest immediately prior to the Effective Date. The Reorganized Debtors, with the consent of the Required Consenting Stakeholders (not to be unreasonably withheld), may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be Allowed under applicable non-bankruptcy Law.

C.	Claims Administration Responsibilities.

Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to this Plan.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy Law. If the Debtors or Reorganized Debtors, as applicable, dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all Claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

D.	Adjustment to Claims without Objection.

Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to this Plan) on the Claims Register by the Debtors or Reorganized Debtors or the Claims and Noticing Agent without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

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E.	Disallowance of Claims or Interests.

Except as otherwise expressly set forth herein, and subject to the terms hereof, including Article VIII and the DIP Order, all Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code, or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, 553(b), or 724(a) of the Bankruptcy Code, shall be deemed disallowed if: (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

F.	No Distributions Pending Allowance.

Notwithstanding any other provision of this Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim becomes an Allowed Claim; provided that if only the Allowed amount of an otherwise valid Claim or Interest is Disputed, such Claim or Interest shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount pending resolution of the dispute.

G.	Distributions After Allowance.

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Allowed Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the next Distribution Date after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim or Disputed Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

Article VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided herein, the Confirmation Order, or in any contract, instrument, or other agreement or document created pursuant to this Plan or the Plan Supplement, the distributions, rights, and treatment that are provided herein shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whether known or unknown, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted this Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by this Plan, the Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Interests subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property.

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B.	Release of Liens.

Except as otherwise provided in the Exit ABL Facility Documents, this Plan, the Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan and, in the case of a Secured Claim satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with this Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any Cash Collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take such actions as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of the Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

To the extent that any Holder of a Secured Claim that has been satisfied or discharged in full pursuant to this Plan, or any agent for such Holder, has filed or recorded publicly any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps reasonably requested by the Debtors or the Reorganized Debtors, that are necessary or desirable to record or effectuate the cancellation and/or extinguishment of such Liens and/or security interests, including the making of any applicable filings or recordings, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf.

C.	Releases by the Debtors.

Except as otherwise provided in this Plan or the Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claim or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative Claims, asserted or assertable on behalf of any of the Debtors, Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the Debtors’ capital structure, management, ownership, or operation thereof), the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or an Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into or filing of the RSA, the DIP Documents, the DIP Facility, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan, any other Definitive Document, or any Restructuring Transactions before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement or this Plan, the solicitation of votes with respect to this Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

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Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action identified in the Schedule of Retained Causes of Action, (b) any post-Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including any Definitive Document, the Exit ABL Facility, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement this Plan or any Claim or obligation arising under this Plan, or (c) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing this Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

D.	Releases by the Releasing Parties.

Except as otherwise provided in this Plan or the Confirmation Order to the contrary, on and after the Effective Date, in exchange for good and valuable consideration, including the obligations of the Debtors under this Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by this Plan, the adequacy of which is hereby confirmed, pursuant to section 1123(b) of the Bankruptcy Code, in each case except for Claims arising under, or preserved by, this Plan, to the fullest extent permitted under applicable law, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged by each and every Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action arising at any time prior to the Effective Date, including any Avoidance Actions and any derivative claims assert, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, existing on or before the Effective Date, contingent or noncontingent, in law, equity, contract, tort, or otherwise, including any derivative Claims asserted or assertable on behalf of any of the Debtors, that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or recission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in this Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to File the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) relating to any of the foregoing, created or entered into in connection with the RSA, the DIP Facility, the DIP Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan, or the Plan Supplement, before or during the Chapter 11 Cases, or any Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable Law, the filing of the Chapter 11 Cases, the Disclosure Statement, or this Plan, the solicitation of votes with respect to this Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of this Plan and the Restructuring Transactions, including the issuance or distribution of Securities pursuant to the Restructuring Transactions and/or Plan, or the distribution of property under this Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

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Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under this Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the Exit ABL Facility Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement this Plan or any Claim or obligation arising under this Plan, or (b) any Released Party from any claim or Cause of Action arising from an act or omission that is determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is: (a) consensual; (b) essential to the Confirmation of this Plan; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing this Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

E.	Exculpation.

Notwithstanding anything contained in this Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any Claim arising from the Petition Date through the Effective Date related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan, the Plan Supplement, the Restructuring Transactions, the DIP Facility, the DIP Documents, or any wind down transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this Plan or the reliance by any Released Party on this Plan or the Confirmation Order in lieu of such legal opinion) in connection with the RSA and related prepetition transactions, the DIP Facility, the DIP Documents, the Definitive Documents, the New Equity Interests, the Exit ABL Facility, the Exit ABL Facility Documents, the Management Incentive Plan, the Disclosure Statement, this Plan, the Plan Supplement, the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance Claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Restructuring Transactions, the administration and implementation of this Plan, including the issuance or distribution of Securities pursuant to this Plan, or the distribution of property under this Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this Plan.

F.	Injunction.

Except as otherwise expressly provided in this Plan or in the Confirmation Order, or for obligations or distributions issued or required to be paid pursuant to this Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such released Claims, Interests, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests, unless such Holder has timely Filed a motion with the Bankruptcy Court expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action released or settled pursuant to this Plan.

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Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of this Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting or being eligible to accept distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to this Plan (as may be amended, restated, supplemented, or otherwise modified from time to time), shall be deemed to have consented to the injunction provisions set forth in this Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to Article VIII.C, Article VIII.D, and Article VIII.E hereof, without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim not released or subject to exculpation under this Plan, and (ii) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party.

The Bankruptcy Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action.

G.	Protections Against Discriminatory Treatment.

Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

H.	Document Retention.

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

I.	Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date: (1) such Claim has been adjudicated as non-contingent or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

Article IX.
CONDITIONS PRECEDENT TO CONSUMMATION OF THe PLAN

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date of this Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article IX.B hereof:

1. each Definitive Document shall have been executed and/or effectuated, in the form and substance and contain terms and conditions consistent with the RSA or otherwise be approved by the applicable Parties in accordance with the consent rights under the RSA;

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2. the RSA shall be in full force and effect, no termination event or event that would give rise to a termination event under the RSA upon the expiration of the applicable grace period shall have occurred and remain occurring, and the RSA shall not have been validly terminated before the Effective Date;

3. all allowed professional fees and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in a professional fee escrow account, in each case in accordance with and subject to the terms of this Plan and the Confirmation Order;

4. all Restructuring Expenses shall have been paid in full and in cash in accordance with the RSA;

5. the Bankruptcy Court shall have entered the DIP Orders, consistent with the RSA, which orders shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered;

6. the DIP Facility and all the DIP Documents shall be in full force and effect, no event of default under the DIP Documents upon the expiration of the applicable grace period shall have occurred and remain occurring, and the DIP Facility shall not have been validly terminated before the Effective Date;

7. the final version of the Plan Supplement shall have been filed and all of the schedules, documents, and exhibits contained therein shall be consistent in all respects with the RSA and the other Definitive Documents and subject to the consent of the Required Consenting Stakeholders in accordance with their respective consent rights under the RSA;

8. the Bankruptcy Court shall have entered the Confirmation Order, in form and substance consistent with the RSA, and the Confirmation Order shall not have been reversed, stayed, modified, dismissed, vacated, or reconsidered, and shall have become a final and non-appealable order;

9. the New Equity Interests shall have been issued by Reorganized Nine Energy in accordance with this Plan and the RSA;

10. the New Organizational Documents shall have been executed and/or effectuated, and shall be in form and substance consistent with this Plan and the RSA;

11. the Debtors shall have otherwise substantially consummated the Restructuring Transactions, and all transactions contemplated herein, in a manner consistent in all respects with the RSA and the other Definitive Documents;

12. (i) all the Exit ABL Facility Documents and all other documentation related to the Exit ABL Facility shall have been duly executed and delivered by each party thereto; (ii) all conditions precedent to the effectiveness of the Exit ABL Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Exit ABL Facility by the party whose consent is required thereunder, as applicable; and (iii) the Exit ABL Facility shall have been funded and closed, and shall be in full force and effect;

13. no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued any order making illegal or otherwise restricting, limiting, preventing, or prohibiting the consummation of any of the Restructuring Transactions;

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14. there shall not have been instituted or be pending any action, proceeding, application, claim, counterclaim, or investigation by any governmental entity (i) making illegal, enjoining, or otherwise prohibiting the consummation of the Plan contemplated herein and in the Definitive Documents or (ii) imposing a material award, claim, injunction, fine or penalty that both (1) is not dischargeable, as determined by the Bankruptcy Court in the Confirmation Order, and (2) has a material adverse effect on the financial condition or operations of the Reorganized Debtors, taken as whole; and

15. all governmental and third-party approvals and consents, including Bankruptcy Court approval, necessary in connection with the Restructuring Transactions contemplated by the RSA shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired or been waived.

B.	Waiver of Conditions.

The Conditions Precedent may be waived, in whole or in part, with the written consent (email being sufficient) of the Debtors and the Required Consenting Stakeholders.

C.	Substantial Consummation.

“Substantial consummation” of this Plan, as defined by section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

D.	Effect of Failure of Conditions.

If Consummation does not occur, this Plan shall be null and void in all respects and nothing contained in the RSA, this Plan, or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by the Debtors or any Holder of Claims or Interests of any Claim or Interest; (2) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof.

Article X.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF This PLAN

A.	Modification and Amendments.

Except as otherwise specifically provided in this Plan and to the extent permitted by the RSA, the Debtors reserve the right to modify this Plan, with the consent of the Required Consenting Stakeholders, whether such modification is material or immaterial, and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to those restrictions on modifications set forth in this Plan and the RSA, and the requirements of section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and, to the extent applicable, sections 1122, 1123, and 1125 of the Bankruptcy Code, each of the Debtors expressly reserves its respective rights to revoke or withdraw, to alter, amend, or modify this Plan, with the consent of the Required Consenting Stakeholders, with respect to such Debtor, one or more times, after Confirmation, and, to the extent necessary may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify this Plan, or remedy any defect or omission, or reconcile any inconsistencies in this Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of this Plan.

B.	Effect of Confirmation on Modifications.

Entry of the Confirmation Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

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C.	Revocation or Withdrawal of Plan.

To the extent permitted by the RSA, the Debtors reserve the right to revoke or withdraw this Plan prior to the Confirmation Date and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain, and including the Allowance or disallowance, of all or any portion of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected under this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of such Debtor or any other Entity; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by such Debtor or any other Entity.

Article XI.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or relating to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or this Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Cure pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying, or supplementing, after the Effective Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims are accomplished (as applicable) pursuant to the provisions of this Plan;

5. adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

7. enter and implement such orders as may be necessary to execute, implement, or consummate the provisions of this Plan and all contracts, instruments, releases, indentures, and other agreements or documents created or entered into in connection with this Plan, the Confirmation Order, or the Disclosure Statement;

8. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

9. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan or otherwise in connection with the Chapter 11 Cases;

10. issue injunctions, enter and implement other orders, or take such other actions as may be necessary to restrain interference by any Entity with Consummation or enforcement of this Plan;

11. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, releases, injunctions, discharges, exculpations, and other provisions contained in this Plan, including under Article VIII hereof, whether arising prior to or after the Effective Date, and enter such orders as may be necessary or appropriate to implement and enforce such releases, injunctions, exculpations, and other provisions;

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12. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K hereof;

13. enter and implement such orders as are necessary if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

14. determine any other matters that may arise in connection with or relate to this Plan, the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Plan Supplement, or the Disclosure Statement;

15. enter an order concluding or closing the Chapter 11 Cases;

16. adjudicate any and all disputes arising from or relating to distributions under this Plan or any transactions contemplated herein;

17. consider any modifications of this Plan, to Cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

18. determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

20. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21. hear and determine all disputes involving the existence, nature, scope, or enforcement of any exculpations, discharges, injunctions, and releases granted in this Plan, including under Article VIII hereof, regardless of whether such termination occurred prior to or after the Effective Date;

22. enforce all orders previously entered by the Bankruptcy Court; and

23. hear any other matter not inconsistent with the Bankruptcy Code.

As of the Effective Date, notwithstanding anything in this Article IX to the contrary, the New Organizational Documents shall be governed by the jurisdictional provisions therein and the Bankruptcy Court shall not retain jurisdiction with respect thereto.

Article XII.
MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect.

Subject to Article IX.A hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan (including the documents and instruments contained in the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims or Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims or Interests shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan.

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B.	Additional Documents.

Subject to and in accordance with the RSA, on or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary to effectuate and further evidence the terms and conditions of this Plan, subject to the RSA and the consent rights set forth therein. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan.

C.	Payment of Statutory Fees.

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D.	Statutory Committee and Cessation of Fee and Expense Payment.

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

E.	Reservation of Rights.

Except as expressly set forth in this Plan, this Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur. None of the Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

F.	Successors and Assigns.

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, Related Party, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

G.	Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

1. if to the Debtors, to:

Nine Energy Service, Inc.
2001 Kirby Drive, Suite 200

Houston, Texas 77019
Attention: Guy Sirkes, Theodore Moore
E-mail: guy.sirkes@nineenergyservice.com;

      ted.moore@nineenergyservice.com

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with copies to:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

Attention: Chad J. Husnick, P.C.; Seth T. Sanders
E-mail: chad.husnick@kirkland.com;

      seth.sanders@kirkland.com

and

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Ross J. Fiedler
E-mail: ross.fiedler@kirkland.com

2. if to a Consenting Noteholder, to:

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention: Evan R. Fleck; Matthew Brod; Abigail Debold

E-mail: efleck@milbank.com; mbrod@milbank.com;

      adebold@milbank.com

3. if to the Consenting Prepetition ABL Lenders, to:

Paul Hastings LLP

200 Park Avenue

New York, New York 10166

Attention: Jennifer Yount; Roger G. Schwartz; Rafael Alvarado

E-mail: jenniferyount@paulhastings.com;

     rogerschwartz@paulhastings.com;

     rafaelalvarado@paulhastings.com

After the Effective Date, the Reorganized Debtors have the authority to send a notice to Entities that to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

H.	Term of Injunctions or Stays.

Unless otherwise provided in this Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Confirmation Order shall remain in full force and effect from and after the Effective Date in accordance with their terms.

I.	Entire Agreement.

Except as otherwise indicated, this Plan (including the documents and instruments in the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

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J.	Exhibits.

All exhibits and documents included in the Plan Supplement are an integral part of this Plan and are incorporated into and are a part of this Plan as if set forth in full in this Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://dm.epiq11.com/NineEnergy or the Bankruptcy Court’s website at https://www.deb.uscourts.gov/. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the Plan Supplement exhibit or document shall control.

K.	Nonseverability of Plan Provisions.

If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

L.	Votes Solicited in Good Faith.

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on this Plan in good faith and in compliance with section 1125(g) of the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Exculpated Parties, the directors and officers of any of the Debtors, each of the Debtors and Reorganized Debtors, and with respect to the foregoing, the Related Parties thereto, will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under this Plan or any previous plan, and, therefore, no such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable Law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan and any previous plan.

M.	Closing of Chapter 11 Cases.

Upon the occurrence of the Effective Date, the Reorganized Debtors shall be permitted to close all of the Chapter 11 Cases except for one of the Chapter 11 Cases, as determined by the Reorganized Debtors, and all contested matters (if any) relating to each of the Debtors, including objections to Claims, shall be administered and heard in such Chapter 11 Case. The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N.	Waiver or Estoppel.

On the Effective Date, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or with any other Entity, if such agreement was not disclosed in this Plan, the Disclosure Statement, or papers to be Filed with the Bankruptcy Court prior to the Confirmation Date.

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Dated: February 1, 2026	NINE ENERGY SERVICE, INC. on behalf of itself and all other Debtors

	By:	/s/ Guy Sirkes
		Name:	Guy Sirkes
		Title:	Executive Vice President and Chief Financial Officer

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Exhibit B

RSA

Exhibit C

Financial Projections

Introduction1

Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by a liquidation or the need for further financial reorganization of the reorganized debtor or any successor to the debtor. For purposes of demonstrating that the Plan meets this requirement, the Debtors’ management team (“Management”), with the assistance of their restructuring advisors, has prepared these projections (the “Financial Projections”) based on, among other things, the Debtors’ anticipated future financial condition and operational performance.2 The Financial Projections are presented at the Consolidated level, which incorporates all Debtor and non-Debtor subsidiaries and affiliates. The Debtors, with the assistance of their restructuring advisors, developed and refined the business plan and prepared consolidated financial projections of the Company covering the period from April 2026 through December 31, 2028 (the “Projection Period” or the “Forecast Period”).

The Financial Projections assume that the Plan, and all of the transactions contemplated therein, will be consummated in accordance with its terms and the case timeline set forth in the Disclosure Statement. Any significant delay in confirmation of the Plan may have a significant negative impact on the operations and financial performance of the Debtors, including, but not limited to, an increased risk or inability to meet forecasts and the incurrence of higher reorganization expenses.

Although the Financial Projections represent the Debtors’ best estimates and good faith judgment (for which the Debtors believe they have a reasonable basis) of the results of future operations, financial position, and cash flows of the Debtors, they are only estimates and actual results may vary from such Financial Projections.

The Financial Projections are based on the Company’s long-term forecast completed in January 2026. The Financial Projections were not prepared to comply with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants or the rules and regulations of the United States Securities and Exchange Commission, and by their nature are not financial statements prepared in accordance with accounting principles by Generally Accepted Accounting Principles (“GAAP”).

The Financial Projections contain certain statements that are forward-looking statements and are based on estimates and assumptions.

The Financial Projections and any forward-looking statements in the Financial Projections are being made by the Debtors as of the date hereof, unless specifically noted otherwise.

Based upon the Financial Projections, the Debtors believe that the Reorganized Debtors will be able to make all payments required pursuant to the Plan and will have sufficient liquidity to continue operating their business during the Projection Period. Accordingly, the Debtors believe that confirmation of the Plan is not likely to be followed by a liquidation or the need for further reorganization. The Debtors also believe that they will be able to repay or refinance on commercially reasonable terms any and all of the indebtedness under the Plan at or before the maturity of such indebtedness. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

THE DEBTORS’ MANAGEMENT HAS PREPARED THE FINANCIAL PROJECTIONS IN GOOD FAITH AND BELIEVES THE ASSUMPTIONS TO BE REASONABLE.

[1]	Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Plan.
[2]	The Financial Projections do not incorporate or otherwise include any estimates arising from prepetition litigation.

Business Description

The Debtors and their affiliates are a leading oilfield services business that supplies solutions for unconventional oil and gas resource extraction and development across North America and abroad. The Debtors and their affiliates partner with exploration and production customers to design and deploy downhole solutions and technology to prepare horizontal, multistage wells for production.

General Assumptions & Methodology

The Financial Projections are based on the Debtors’ business plan. The Financial Projections were informed by current and projected conditions in the Debtors’ markets and prepared on a holistic basis to reflect the combined results of their entire business, inclusive of Debtor and non-Debtor activity. The Financial Projections consist of the following non-GAAP unaudited pro forma financial statements: (i) projected income statement, (ii) projected balance sheet, and (iii) projected cash flow statement.

The Financial Projections have been prepared using accounting policies that are materially consistent with those applied in the Company’s historical financial statements. The Financial Projections do not reflect the formal implementation of reorganization accounting pursuant to FASB Accounting Standards Codification Topic 852, Reorganizations (“ASC 852”). The Financial Projections (i) are based upon current and projected market conditions in which the Company operates; (ii) are forecasted by the Company’s primary business segments; (iii) assume emergence from the Chapter 11 Cases on the Effective Date under terms substantially similar to those set forth in the Plan; and (iv) reflect capital expenditures related to normal course maintenance and other investments necessary to run the business during the Projection Period. Assumptions have not been made to depreciation and amortization to reflect “fresh start” accounting.

The Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters. Therefore, although the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period may vary from the projected results. The Company reports and uses the Adjusted EBITDA metric to assess the ongoing performance of its core operations, which includes adjustments for one-time, non-recurring, or non-operational items such as cash-based awards and stock-based compensation expense.3

Projected Income Statement Assumptions

Revenue: The Company has four primary revenue-generating segments: (i) Cementing, which consists of creating a cement slurry from customized mixtures that is pumped between the casing and the wellbore of a well; (ii) Completion Tools, which involves composite, hybrid, and dissolvable frac plugs in a variety of sizes to separate the well into discrete segments during plug and perforation (“plug-and-perf”) operations; (iii) Wireline Services, which involves the use of wire-controlled devices to deliver technology into the wellbore and conduct activities, namely plug-and-perf operations; and (iv) Coiled Tubing Services, which consists of the insertion of metal tubing in the form of continuous steel piping into a wellbore for purposes of drilling, removing obstructions and creating a path for operations through milling, and retrieving objects stuck or lost in the wellbore. Additionally, the Debtors and their affiliates continually progress various research and development processes to ensure that they offer the most efficient and cost-effective products in the oil and gas marketplace. These research and development efforts have led to the acquisition of valuable intellectual property.

Cost of Revenues (Exclusive of Depreciation and Amortization): Primarily includes materials installed and consumed while performing services, employee related costs, other costs such as repair and maintenance, vehicle expense, and travel.

General and Administrative Expenses (“G&A”): Expenses include compensation and benefits, selling and marketing expenses, supplies, insurance, and other corporate administrative costs not allocated to cost of revenue.

[3]	“EBITDA” means net earnings/(loss) before interest expense, income tax expense/(benefit), depreciation and amortization. “Adjusted EBITDA” means EBITDA adjusted to exclude one-time, non-recurring, or non-operational items such as cash-based awards and stock based compensation expense.

2

Depreciation and Amortization: Includes depreciation of property, plant, and equipment calculated on a straight-line basis over the estimated useful life and the amortization of software and other long-lived assets.

Other Income/Expense: Other Income/Expense consists of certain other expenses and income that occur during the Projection Period.

Interest Expense: Based on the pro forma capital structure contemplated by the Plan to be implemented on the Effective Date.

Tax Expense: The Financial Projections assume, among other things not listed here, that (1) the Debtors will be a taxpayer through the Forecast Period; and (2) if Section 382(l)(5) of the Internal Revenue Code is available to the Debtors then they will elect out of its application.  Tax projections are inherently uncertain and subject to change, and any change to any of the assumptions made by the Debtors (whether that is to the specific items listed above or to any of the other assumptions that have been made) could result in higher or lower tax liabilities for the Reorganized Debtors than set forth in the Financial Projections.

Projected Balance Sheet Assumptions:

The projected consolidated pro forma balance sheet considers the pro forma capital structure, estimated adjustments to the balance sheet based on cancellation of debt or other liabilities, and exit financing activity, all as set forth in the Plan. Actual balances may vary from those reflected in the opening balance sheet due to variances in projections and potential changes in cash needed to consummate the Plan.

The Financial Projections are based on a new Exit ABL Facility to be issued on the Effective Date pursuant to the Exit ABL Credit Agreement with up to $135 million in commitments at emergence.

The balance sheet does not reflect the impact of “fresh start” accounting, which could result in a change to the projected values of assets and liabilities.

Projected Cash Flow Statement Assumptions:

The Company’s projected cash flow statement reflects the cash required for operating, investing, and financing activities over the Projected Period. Specific items impacting the cash flow statement projections include:

Depreciation and Amortization: Includes depreciation of property, plant, and equipment calculated on a straight-line basis over the estimated useful life and the amortization of software and other long-lived assets.

Changes in Working Capital: Changes in working capital primarily consist of changes in accounts receivable, inventory, accounts payable, prepaid expenses, and other assets and liabilities.

Other Operating Cash Flow Items: Other Operating Cash Flow Items consist primarily of stock based compensation.

Capital Expenditures: Based on the Debtor’s capital plan necessary to maintain operations, as well as capital expenditures related to the growth in the business.

Net Premium Finance Agreement: The Debtors finance their insurance premiums and repay the finance company in monthly installments.

3

Consolidated Income Statement ($ in Millions)	Q2 - Q4 26	FY 2027	FY 2028
Revenue	$413	$554	$571
Cost of Revenues (Excl. Depreciation & Amortization)	(341)	(457)	(470)
Gross Profit	$72	$97	$102
General & Administrative Expenses	38	50	49
Depreciation	17	23	23
Amortization	8	11	11
Income from operations	$9	$14	$19
Other expense / (Income)	(0)	(1)	(1)
(Gain) loss on extinguishment of debt	-	-	-
Interest expense, net	6	7	3
Total other expense	$6	$6	$3
Provision for income taxes	0	1	1
Net income	$3	$7	$16
Memo: Adjusted EBITDA Reconciliation
Depreciation	$17	$23	$23
Amortization	8	11	11
Interest expense, net	6	7	3
Provision for Income Taxes	0	1	1
Other Adjustments	2	2	2
Adjusted EBITDA	$37	$50	$55

4

Consolidated Pro Forma Balance Sheet
($ in Millions)	YE 2026	FY 2027	FY 2028
Assets
Cash	$10	$10	$10
Accounts Receivable	80	84	86
Inventories	53	54	54
Other Current Assets	17	17	17
Net PP&E	60	54	48
Other Assets	85	63	47
Total Assets	$305	$282	$262

Liabilities
Accounts Payable	$42	$44	$44
Other Current Liabilities	32	31	30
Total Current Liabilities	$74	$74	$74

Exit ABL Facility	$63	$39	$6
Other Liabilities	13	5	0
Total Non-Current Liabilities	$76	$44	$6

Total Liabilities	$150	$118	$80

Stockholder’s Equity
Stockholder’s Equity and Retained Earnings	$155	$163	$181
Total Liabilities & Stockholder’s Equity	$305	$282	$262

5

Consolidated Cash Flow Statement
($ in Millions)	Q2 - Q4 26	FY 2027	FY 2028
Cash Flows From Operating Activities

Net Income	$3	$7	$16
Depreciation & Amortization	26	35	34
Other Operating Cash Flow Items	1	2	2
Change in Net Working Capital	(0)	(3)	(1)
Cash Flow from Operating Activities	$31	$41	$50

Cash Flow from Investing Activities
Purchases of PP&E (Capex)	$(11)	$(17)	$(17)
Cash Flow from Investing Activities	$(11)	$(17)	$(17)

Cash Flows from Financing Activities
Proceeds / (Payments) on Revolving Credit Facilities	(20)	(24)	(33)
Payments on Capital Leases	-	-	-
Cash Flow from Financing Activities	$(20)	$(24)	$(33)

Change in Cash, During the Period	$-	$-	$-
Cash, beginning of period	$10	$10	$10
Cash, end of period	$10	$10	$10

6

Exhibit D

Liquidation Analysis

I. INTRODUCTION

Section 1129(a)(7) of the Bankruptcy Code, often called the “Best Interests Test,” requires that a bankruptcy court find, as a condition to confirmation, that the chapter 11 plan provides, with respect to each class of impaired claims, that each holder of an allowed claim or equity interest in such impaired class either (i) has accepted the plan of reorganization or (ii) will receive or retain under the plan on account of such claim or interest, as of the effective date of the plan, property of a value that is not less than the amount such holder would receive or retain if the debtors were to be liquidated under chapter 7 of the Bankruptcy Code on such date.

Accordingly, to demonstrate that the Joint Prepackaged Plan of Reorganization of Nine Energy Service, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”)1 satisfies the “Best Interests Test,” the Debtors’ management team (“Management”), with the assistance of FTI, prepared the following hypothetical liquidation analysis (the “Liquidation Analysis”) in connection with the Plan and the Disclosure Statement.

The Liquidation Analysis provides the estimated recoveries for all Classes of Claims and Interests in a hypothetical liquidation under chapter 7 of the Bankruptcy Code upon disposition of the Debtors’ assets (as an alternative to the Plan). Accordingly, the values discussed in the Liquidation Analysis may be different from amounts referred to in the Plan or the Disclosure Statement. The Liquidation Analysis is based on certain assumptions in the Disclosure Statement and in the accompanying notes to the Liquidation Analysis.

To conduct the Liquidation Analysis, the Debtors and the Advisors have:

●	estimated the cash proceeds (the “Liquidation Proceeds”) that a chapter 7 trustee (the “Trustee”) would generate if each Debtor’s chapter 11 case were converted to a chapter 7 case and the assets of such Debtor’s estate were wound down, liquidated, or sold;

●	determined the distribution (the “Liquidation Distribution”) that each Holder of a Claim or Interest would receive from the Liquidation Proceeds in accordance with the priority scheme dictated in chapter 7 of the Bankruptcy Code; and

●	compared each Holder’s Liquidation Distribution to the estimated distribution under the Plan (the “Plan Distribution”) that such Holder would receive if the Plan were confirmed and consummated.

II. STATEMENT OF LIMITATIONS

The determination of the costs of, and proceeds from, the hypothetical liquidation of the Debtors’ assets in chapter 7 cases is an uncertain process involving the use of estimates and assumptions that, although considered reasonable by the Debtors based upon their reasonable business judgment and input from certain of their advisors, are inherently subject to business, economic, and competitive uncertainties and contingencies beyond the control of the Debtors, Management, and the Debtors’ advisors. Inevitably, some assumptions in the Liquidation Analysis may not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could affect the ultimate results in an actual chapter 7 liquidation. Actual results could vary.

The Debtors prepared the Liquidation Analysis for the sole purpose of providing a reasonable, good faith estimate of the Liquidation Proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code. The Liquidation Analysis is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants.

NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION, OR ALLOWANCE OF ANY CLAIM BY THE DEBTORS. THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH AND USED IN THE LIQUIDATION ANALYSIS. THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY, OR AMEND THE ANALYSIS SET FORTH HEREIN.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan or the Disclosure Statement, as applicable.

III. OVERVIEW AND GENERAL ASSUMPTIONS

Hypothetical chapter 7 recoveries set forth in the Liquidation Analysis were determined through multiple steps and assumptions, as set forth below. These assumptions, and others set forth herein, are made solely for purposes of the Liquidation Analysis. The Liquidation Analysis is based on the Debtors’ January 2026 business plan and unaudited balance sheets as of December 31, 2025, with certain adjustments to reflect anticipated activity to March 31, 2026. These amounts are intended to represent the Debtors’ and the Debtors’ non-Debtor subsidiaries’ (such subsidiaries, the “Non-Debtors”) assets and liabilities as of March 18, 2026 (“Conversion Date”).2 Customer receivables, accounts payable, and inventory are projected as of the Conversion Date and based on the January 2026 business plan. The Debtors’ cash is projected as of the Conversion Date and based on the 13-week cash flow forecast prepared and delivered to the DIP Agent (the “DIP Budget”). The net costs to execute the administration of the wind down of the Estates (the “Wind Down Expenses”) are projected throughout the wind down period and are solely for purposes of the Liquidation Analysis.

The Liquidation Analysis assumes that the Debtors would commence a chapter 7 liquidation on or about the Conversion Date under the supervision of a single court-appointed chapter 7 trustee. The selection of a separate chapter 7 trustee for one or more of the Estates would likely result in higher administrative expenses arising from a duplication of effort by each trustee and their professionals, and, in turn, lessen recovery to Holders of Claims and Interests.

The Liquidation Analysis further assumes that the cessation of the Debtors’ business in a chapter 7 liquidation would, unless otherwise noted, require Non-Debtors to sell or liquidate their assets, as they would not receive support from the Debtors’ U.S. and Canadian operations. The Non-Debtors are therefore assumed to enter their own wind-down processes shortly after the Conversion Date, which may be administered in foreign jurisdictions. After the Non-Debtors’ liabilities are repaid, these liquidations will not generate any net proceeds for distribution to the Debtors’ creditors. Actual costs in connection with formal insolvency proceedings in foreign jurisdictions may be higher than assumed, which could reduce the amounts available to Debtors.

The Prepetition ABL Credit Agreement and Senior Secured Notes Indenture (collectively, the “Prepetition Credit Agreements”) have certain secured and/or guarantee claims over the assets of certain Debtor and Non-Debtor entities. The Liquidation Analysis has been analyzed on an individual entity-by-entity basis, taking into account the security and claims ranking within each individual entity. Since all of the Debtors’ assets are secured or guaranteed under the DIP Facility and Prepetition Credit Agreements, the results have been consolidated and are presented herein as an aggregate liquidation value.

The Liquidation Analysis assumes the DIP Facility (which would be in default in the event of a hypothetical liquidation) would be unavailable as a source of liquidity, the use of Cash Collateral would be limited, and the Debtors would not have funds to support any process other than an orderly and expedited wind-down of the Debtors’ businesses by the Trustee to convert the Debtors’ assets to cash and limit the amount of administrative expenses. There can be no assurance, however, that a liquidation would be completed in a limited timeframe, nor is there any assurance that the recoveries assigned to the Debtors’ assets would be realized. If the Debtors’ use of Cash Collateral is restricted entirely as opposed to merely limited, recoveries in a liquidation would likely be materially less than shown in the Liquidation Analysis.

A wind-down process in an actual liquidation could be significantly longer and more expensive than assumed in the Liquidation Analysis, thereby significantly reducing actual recoveries.

[2]	Projected asset values are from the Debtors’ January 2026 business plan with month-end figures (mid-week or mid-month figures are not available). All book values shown in this Liquidation Analysis are as of month-end March 2026, although the Conversion Date is anticipated to fall in the middle of the month.

2

The Liquidation Analysis reflects the wind-down and liquidation of substantially all the Debtors’ remaining assets and the distribution of available proceeds to Holders of Allowed Claims after the Conversion Date. Unless specified in the assumptions and notes thereto, the Liquidation Analysis does not include estimates for:  (i) any environmental and remediation claims resulting from the shut down or sale of the Company’s locations, (ii) damages as a result of breach or rejection of leases and executory contracts unless specifically noted, (iii) foreign or domestic taxes that may be triggered upon liquidation, the sale of assets, or distributions of dividends, or (iv) recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance action. Additionally, the cessation of the Debtors’ business in a chapter 7 liquidation is likely to trigger certain Claims that otherwise would not exist under the Plan. More detailed assumptions are included below. The Liquidation Analysis assumes that certain services and employees relating to operations, finance, accounting, treasury, information technology (“IT”), and other management will remain to safely shut down operations, monetize the assets, and wind down the estates.

Summary Notes to Liquidation Analysis

1.	Dependence on Assumptions. The Liquidation Analysis depends on a number of estimates and assumptions developed by Management and the Debtors’ restructuring advisors. Although Management and the Debtors’ restructuring advisors believe the assumptions are reasonable, the assumptions are inherently subject to economic, business, regulatory, and competitive uncertainties and contingencies beyond the control of the Debtors or Management. The Liquidation Analysis is also based on the Debtors’ reasonable judgments regarding the resolution of numerous decisions in the liquidation process.

2.	Dependence on a Forecasted Balance Sheet and DIP Budget. The Liquidation Analysis is based on the Debtors’ January 2026 business plan and unaudited balance sheets as of December 31, 2025, with certain adjustments to reflect anticipated activity to the Conversion Date.

3.	Chapter 7 Liquidation Process. The liquidation of the Debtors’ assets is assumed to be completed over a period of approximately six months in chapter 7 cases managed by a chapter 7 trustee. The chapter 7 trustee would manage the Estates to maximize recoveries for creditors as expeditiously as possible and would retain professionals (attorneys, investment bankers, financial advisors, liquidators, accountants, consultants, appraisers, experts, etc.) to assist in the liquidation and wind-down of the Estates. The chapter 7 trustee would oversee the Debtors’ wind-down of operations and collection of outstanding accounts receivable in addition to attempting to sell or otherwise monetize other assets owned by the Debtors to one or multiple buyers. This analysis does not include estimates for environmental and remediation claims resulting from the shutdown of the Debtors’ and Non-Debtors’ facilities. Environmental and remediation claims could be material and reduce actual recoveries compared to this analysis. This analysis assumes that during the first three months of a hypothetical liquidation, the chapter 7 trustee would work to wind down the Debtors’ operations and monetize their assets. This analysis also assumes that during the following three months, the chapter 7 trustee would primarily focus on administrative activities such as claims reconciliation, distributions to Holders of Claims, and other activities necessary to wind down the Estates.

4.	Claims Estimates. In preparing the Liquidation Analysis, the Debtors have preliminarily estimated an amount of Allowed Claims for each Class as of the Conversion Date. Additional Claims were estimated to include certain chapter 7 administrative obligations incurred after the Conversion Date. The estimate of all Allowed Claims in the Liquidation Analysis is based on the estimated book value of those Claims, where applicable. No order or finding has been entered or made by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the estimated amounts of the Allowed Claims set forth in the Liquidation Analysis. The estimate of the amount of the Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of the Allowed Claims under the Plan. The actual amount of the Allowed Claims could be materially different from the amount of Claims estimated in the Liquidation Analysis.

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IV. CONCLUSION

THE DEBTORS HAVE DETERMINED, AS SUMMARIZED IN THE FOLLOWING ANALYSIS, THAT CONFIRMATION OF THE PLAN WILL PROVIDE CREDITORS WITH A RECOVERY THAT IS NOT LESS THAN WHAT THEY WOULD OTHERWISE RECEIVE IN CONNECTION WITH A LIQUIDATION OF THE DEBTORS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

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V. RECOVERY COMPARISON3

The following table compares estimated Plan recoveries versus the Liquidation Analysis recoveries by class:

	Plan of Reorganization		Illustrative Liquidation
Class Claims and Interests	Plan Status	% Recovery	% Recovery Low Case	% Recovery Mid Case	% Recovery High Case	Best Interest Test
(1) Other Secured Claims	Unimpaired	100%	100%	100%	100%	Pass

(2) Other Priority Claims	Unimpaired	100%	0%	0%	0%	Pass

(3) ABL Claims	Unimpaired	100%	100%	100%	100%	Pass

(4) Senior Secured Notes Claims	Impaired	44%	13%	17%	22%	Pass

(5) General Unsecured Claims	Unimpaired	100%	0%	0%	0%	Pass

(6) Intercompany Claims	Unimpaired / Impaired	0%	0%	0%	0%	Pass
(7) Intercompany Interests	Unimpaired / Impaired	0%	0%	0%	0%	Pass

(8) Nine Energy Equity Interests	Impaired	0%	0%	0%	0%	Pass

(9) Section 510(b) Claims	Unimpaired	0%	0%	0%	0%	Pass

3	The estimated percentage recoveries set out in this table assume an implied equity value of $142.5 million. The estimated percentage recoveries do not take into account dilution from any New Common Shares issued pursuant to the Management Incentive Plan, which reserves up to 10% of the New Common Shares for participants under a post-restructuring equity-based management incentive plan to be adopted on the Effective Date.

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LIQUIDATION ANALYSIS RESULTS

			Estimated Recovery %			Estimated Proceeds
USD in million’s Consolidated Net Distributable Assets	Notes	Pro Forma Book Value	Low	Midpoint	High	Low	Midpoint	High
Gross Liquidation Proceeds
Current Assets:
Cash and Cash Equivalents	A	$10.0	100.0%	100.0%	100.0%	$10.0	$10.0	$10.0
Accounts Receivable	B	81.0	79.2%	84.2%	89.2%	64.2	68.2	72.3
Inventory	C	54.0	40.8%	45.7%	50.6%	22.0	24.7	27.4
Prepaid Expenses and Other Current Assets	D	13.1	-%	-%	-%	-	-	-
Notes Receivable	E	2.5	-%	-%	-%	-	-	-
Total Current Assets		$160.6				$96.2	$102.9	$109.6

Long-Term Assets:
Property, Plant, and Equipment, Net	F	$64.1	75.1%	83.8%	92.5%	$48.2	$53.8	$59.4
Operating Lease Right of Use Assets, Net	G	33.2	-%	-%	-%	-	-	-
Financing Lease Right of Use Assets, Net	G	0.0	-%	-%	-%	-	-	-
Intangible Assets	H	67.8	7.3%	8.1%	8.9%	5.0	5.5	6.1
Other Long-Term Assets	I	8.8	-%	-%	-%	-	-	-
Total Long-Term Assets		$173.9				$53.1	$59.3	$65.4
Total Estimated Gross Proceeds		$334.5				$149.3	$162.2	$175.0
Chapter 7 Liquidation Costs
Wind Down Costs	J					$(16.0)	$(14.6)	$(13.1)
Chapter 7 Trustee Fees	K		3.0%	3.0%	3.0%	(4.2)	(4.6)	(5.0)
Professional Fees	L		3.0%	2.5%	2.0%	(4.5)	(4.0)	(3.5)
Total Chapter 7 Liquidation Costs						(24.7)	(23.1)	(21.6)
Net Proceeds available for Distribution						$124.6	$139.0	$153.5
Restricted Cash Proceeds available for Distribution to Other Secured Claims						$1.4	$1.4	$1.4

		Est. Claim	Estimated Recovery %			Estimated Recovery Values
Hypothetical Claims Recovery		Value	Low	Midpoint	High	Low	Midpoint	High
Recovery by Claims Class
DIP Claims	M	$84.2	100.0%	100.0%	100.0%	$84.2	$84.2	$84.2
Senior Secured Notes Claims	N	319.5	12.7%	17.2%	21.7%	40.4	54.9	69.3
Other Secured Claims	O	1.4	100.0%	100.0%	100.0%	1.4	1.4	1.4
Administrative Claims	P	62.7	-%	-%	-%	-	-	-
Other Priority Claims	Q	0.4	-%	-%	-%	-	-	-
General Unsecured Claims	R	21.1	-%	-%	-%	-	-	-
Deficiency Claims		264.6	-%	-%	-%	-	-	-
Intercompany Claims	S	-	-%	-%	-%	-	-	-
Intercompany Interests	T	-	-%	-%	-%	-	-	-
Nine Energy Equity Interest	U	-	-%	-%	-%	-	-	-
Section 510(b) Claims	V	-	-%	-%	-%	-	-	-
Total Recovery (All Classes)		$753.8				$126.0	$140.4	$154.9

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NOTES TO THE LIQUIDATION ANALYSIS

Note A – Cash and Cash Equivalents

●	The Debtors’ cash balance is projected as of the Conversion Date based on the DIP Budget.

●	The Liquidation Analysis assumes that the Debtors will have access to the cash in their accounts upon conversion of the cases to chapter 7. The secured lenders may, however, have the right to sweep this cash to pay down their Claims upon conversion, which could adversely affect the Trustee’s ability to run an orderly liquidation and reduce liquidation recoveries.

●	Cash and Cash Equivalents exclude restricted cash supporting the Debtors’ letters of credit and corporate credit cards, as counterparties are assumed to draw on those amounts to satisfy claims.

●	The Debtors estimate recoveries of 100% for Cash and Cash Equivalents.

Note B – Accounts Receivable

●	Accounts Receivable represent amounts due from customers for services provided or products sold by the Debtors.

●	The analysis assumes that the Trustee would be able to retain the necessary personnel at the Debtors to assist and collecting these receivables. If the Trustee does not have sufficient access to capital or, for any other reason, was not able to retain these key personnel, that could negatively impact the recovery of these receivables.

●	The Debtors estimate recoveries for Customer Receivables to be $64.2 million (79.2%) in the Low Case, $68.2 million (84.2%) in the Mid. Case, and $72.3 million (89.2%) in the High Case.

Note C – Inventory

●	Inventory primarily includes finished goods, raw materials, and work-in-process.

●	Inventory recovery values are based upon a third-party appraisal report and other liquidation-related adjustments.

●	The Inventory liquidation assumptions include, but are not limited to, the following:

o	The analysis is based on book value of inventory as of December 31, 2025, and projected to the Conversion Date based on the financial projections.

o	Inventory assumed to be liquidated over an 8- to 10-week period beginning when the liquidation agent is hired. Recovery values would be negatively impacted if the inventory is forced to be sold over a shorter timeframe.

o	Assumes access to inventory stored at third-party facilities.

o	Key personnel would be retained to assist the liquidation agent.

o	Sales would be on a cash-only basis, buyers would be responsible for shipping costs, and no warranties would be in place on any inventory.

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●	The Debtors estimate recoveries for Inventory to be $22.0 million (40.8%) in the Low Case, $24.7 million (45.7%) in the Mid. Case, and $27.4 million (50.6%) in the High Case.

Note D – Prepaid Expenses and Other Current Assets

●	Prepaid Expenses represent amounts related to prepaid insurance and other pre-paid services.

●	The prepaid invoices relate to insurance, IT, software, and other services that extend over multiple periods and are amortized over the life of the service.

●	The Debtors do not estimate any recoveries for Prepaid Expenses. Any prepaid IT and insurance costs are assumed to be used during the wind-down period.

Note E – Notes Receivable

●	Short-term Notes Receivable reflects an intercompany note with a Non-Debtor entity, for which the Debtors do not estimate any recovery.

Note F – Property, Plant, and Equipment

●	Property, Plant, and Equipment (“PP&E”) primarily includes the Debtors’ owned land, buildings, machinery & equipment, and vehicles included in the fixed assets register as of December 31, 2025.

●	The estimated recoveries were based upon a third-party appraisal report with certain liquidation-related adjustments.

●	The PP&E liquidation assumptions include, but are not limited to, the following:

●	PP&E is not sold as a going concern due to, but not limited to, the assumptions that the Debtors would have limited access to capital and the Trustee would minimize risk by shutting down operations.

●	The Debtors assume facilities begin the process of safely shutting down as of the Conversion Date. The Liquidation Analysis assumes the Debtors have access to all utilities.

●	The recovery values do not include estimated environmental, remediation, and regulatory compliance costs expected to arise at the time of site closures.

●	Personal Property (e.g., machinery, equipment, etc.) is assumed to be liquidated over a three-month period beginning when the liquidation agent is hired. Recovery values would be negatively impacted if the Personal Property is forced to be sold over a shorter timeframe.

●	Real Property (e.g., buildings, land, etc.) is assumed to be liquidated over a three-month period beginning when the liquidation agent is hired. Recovery values would be negatively impacted if the Real Property is forced to be sold over a shorter timeframe.

●	Key personnel would be retained to assist the liquidation agent.

●	The Debtors’ Personal Property would be sold as is, and purchasers would be responsible for arranging and paying for the transportation of purchased machinery and equipment.

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●	The Liquidation Analysis assumes that certain leased PP&E will be reclaimed by the lessors.

●	The Debtors estimate recoveries for Property, Plant, and Equipment to be $48.2 million (75.1%) in the Low Case, $53.8 million (83.8%) in the Mid. Case, and $59.4 million (92.5%) in the High Case.

Note G – Operating Lease Right of Use Assets, Net and Financing Lease Right of Use Assets, Net

●	Operating Lease Right of Use Assets, Net and Financing Lease Right of Use Assets, Net represent long-term operating lease obligations amortized over the life of the leases.

●	Debtors estimate no recoveries for Operating and Financing Lease Right of Use Assets.

Note H – Intangible Assets

●	Intangible Assets represent amounts related to customer relationships, technology, patents, and non-compete agreements.

●	The Debtors estimate recoveries for Intangible Assets to be $5.0 million (7.3%) in the Low Case, $5.5 million (8.1%) in the Mid. Case, and $6.1 million (8.9%) in the High Case.

Note I – Other Long-Term Assets

●	Other Long-Term Assets primarily include investments in Non-Debtor subsidiaries, deferred debt issuance costs, and long-term deposits.

●	The analysis assumes that the liquidation of the Non-Debtor subsidiaries generates no net proceeds available for distribution to the Debtors’ creditors.

●	The Debtors estimate no recoveries for Other Long-Term Assets.

WIND DOWN COSTS

Note J – Wind Down Costs

●	Wind Down Costs include Debtors’ owned and leased facility shutdown costs, and the Debtors’ costs related to the liquidation of inventory, personal property, and real property, and other corporate costs required to wind down the Debtors’ estates. These costs include, but are not limited to: payroll and benefits; retention incentives; taxes; software and systems; insurance; occupancy costs; and administration and overhead costs. The Trustee is assumed to reduce employee and other related expenses upon the conversion of the case and throughout the six-month liquidation timeframe. The Liquidation Analysis includes the cost of an employee retention program equal to 35% of corporate wind-down employee salaries.

●	The Debtors assume the facilities begin the process of safely shutting down as of the Conversion Date. The estimated cost associated with shutting down these facilities was prepared by the Debtors. The estimates of the facilities shutdown costs were prepared solely for the Liquidation Analysis and should not be relied upon for any other purpose. The actual amount of the shutdown costs could be materially different from the estimated amount, and primarily comprise labor (internal and external), utilities, rental equipment, and other site services.

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●	Inventory liquidation costs are costs related to the liquidation of equipment and include, but are not limited to: related employee payroll, benefits, retention bonuses, taxes, and commissions; advertising and promotional costs; occupancy and utilities; third-party warehousing costs; on-site management; and estimated liquidation agent’s commission costs.

●	Personal property liquidation costs are costs related to the liquidation of personal property and include, but are not limited to: related employee payroll, benefits, retention bonuses, and taxes; occupancy and utilities; and on-site management.

●	Real property liquidation costs are costs related to the liquidation of real property and include, but are not limited to: property taxes; insurance; and estimated liquidation agent’s commissions.

●	Corporate wind-down costs are costs related to the wind-down of Debtor entities and include, but are not limited to: payroll and benefits; retention bonuses; occupancy and utilities; software and systems; and insurance.

Note K – Chapter 7 Trustee Fees

●	For purposes of the Liquidation Analysis, these fees are assumed to be 3.0% of Gross Liquidation Proceeds, excluding Cash and Cash Equivalents.

Note L – Chapter 7 Trustee Legal and Financial Advisors

●	The Liquidation Analysis assumes the Trustee will retain attorneys, financial advisors, and liquidators to assist in the liquidation.

●	The chapter 7 professional fees include estimates for such professionals that will assist the Trustee during the liquidation period. These advisors will, among other things, assist in marketing the Debtors’ assets and resolving other matters relating to the wind-down of the Debtors’ Estates.

●	The Liquidation Analysis estimates professional fees at 2.0% to 3.0% of Gross Liquidation Proceeds, excluding Cash & Cash Equivalents.

CLAIMS

Note M – DIP Claims

●	The DIP Facility represents the postpetition obligations incurred by the Debtors related to the senior secured superpriority asset-based debtor-in-possession revolving credit facility, which will roll up the prepetition ABL Obligations in full.

●	Subject to (a) the Carve Out (as defined in the DIP Orders) and (b) certain security interests and liens in favor of the holders of the prepetition Senior Secured Notes with respect to Collateral which constitutes “Notes Priority Collateral” (as defined in the Crossing Liens Intercreditor Agreement),[4] including certain real property, fixtures, intellectual property and equity pledges, the DIP Facility holds (i) a first-priority security interest and lien on substantially all Collateral of the Debtors and certain previously unencumbered property of the Debtors including, without limitation, the proceeds of avoidance actions and (ii) superpriority administrative expense claim status in the chapter 11 cases.

4	“Crossing Liens Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of January 30, 2023, by and among, inter alios, the Prepetition ABL Lender, the Senior Secured Notes Trustee, and certain of the Debtors (as the same may be amended, restated, amended and restated, supplemented or otherwise modified).

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●	The DIP Facility claim amounts include, among other things, the outstanding principal, fees, and accrued but unpaid interest arising under the DIP Facility.

●	The Debtors estimate this amount to be approximately $84.2 million based on the DIP Budget with an estimated recovery of 100% in the Low Case, 100% in the Mid. Case, and 100% in the High Case.

Note N – Senior Secured Notes Claims

●	The prepetition Senior Secured Notes hold a first-priority lien and security interest on substantially all assets of Nine Energy Service, Inc., and its U.S. subsidiaries, subject to the first-priority liens granted in favor of the Prepetition ABL Lender in “ABL Priority Collateral” (as defined in the Crossing Liens Intercreditor Agreement and which includes, among other things, certain cash, accounts receivable, and inventory of the Debtors).

●	The Senior Secured Notes Claim amounts include, among other things, the outstanding principal, fees and accrued but unpaid interest arising under the Senior Secured Notes Claims.

●	The Debtors estimate the Senior Secured Notes Claims amount to be approximately $319.5 million with an estimated recovery of 12.7% in the Low Case, 17.2% in the Mid. Case, and 21.7% in the High Case.

Note O – Other Secured Claims

●	Other Secured Claims includes a supersedeas bond collateralized by a letter of credit.

●	The Debtors estimate 100% recovery for Other Secured Claims.

Note P – Administrative Claims

●	Administrative Claims include postpetition accounts payable, 503(b)(9) claims, and other Administrative Claims as of the Conversion Date in the aggregate amount of at least approximately $62.7 million.

●	The cessation of the business in a liquidation would likely incur other Claims including postpetition contract rejection Claims. The Liquidation Analysis does not attempt to value such liabilities, unless specified herein.

●	The Debtors estimate no recovery for Administrative Claims.

Note Q – Other Priority Claims

●	The Debtors estimate no recovery for Other Priority Claims.

Note R – General Unsecured Claims

●	The Debtors estimate no recovery on account of either General Unsecured Claims in a hypothetical chapter 7 liquidation (other than from contingent litigation recoveries that have not been estimated for purposes of this Liquidation Analysis and which would be subject to a chapter 7 recovery waterfall).

●	General Unsecured Claims include estimated liquidated damages from expected facility lease rejections and litigation claims.

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Note S – Intercompany Claims

●	The Debtors estimate no recovery for Intercompany Claims.

Note T – Intercompany Interests

●	The Debtors estimate no recovery for Intercompany Interests.

Note U – Section 510(b) Claims

●	The Debtors estimate no recovery for Section 510(b) Claims.

Note V – Nine Energy Equity Interests

●	No recovery is assumed on account of Equity Interests for Nine Energy.

NO ORDER OR FINDING HAS BEEN ENTERED OR MADE BY THE BANKRUPTCY COURT ESTIMATING OR OTHERWISE FIXING THE AMOUNT OF CLAIMS AT THE ESTIMATED AMOUNTS OF ALLOWED CLAIMS SET FORTH IN THE LIQUIDATION ANALYSIS. THE ESTIMATE OF THE AMOUNT OF ALLOWED CLAIMS SET FORTH IN THE LIQUIDATION ANALYSIS SHOULD NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE LIQUIDATION ANALYSIS, INCLUDING, WITHOUT LIMITATION, ANY DETERMINATION AS TO THE VALUE OF ANY DISTRIBUTION TO BE MADE ON ACCOUNT OF ALLOWED CLAIMS UNDER THE PLAN. THE ACTUAL AMOUNT OF ALLOWED CLAIMS COULD BE MATERIALLY DIFFERENT FROM THE AMOUNT OF CLAIMS ESTIMATED IN THE LIQUIDATION ANALYSIS.

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Exhibit E

Valuation Analysis

Valuation Analysis1

THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

At the Debtors’ request, Moelis & Company LLC (“Moelis”) performed a valuation analysis to estimate the enterprise value of the Reorganized Debtors on a going concern basis as of March 31, 2026 an assumed Effective Date (the “Enterprise Value”).

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, Moelis’ view, as of January 31, 2026, was that the Enterprise Value of the Reorganized Debtors, as of an assumed Effective Date, for purposes of Moelis’ valuation analysis, of March 31, 2026 (the “Assumed Effective Date”), would be in a range between $185 million and $240 million. After adjusting for assumed net debt of $73 million, the implied equity value (the “Equity Value”) would be in a range between $112 million and $167 million.

Moelis’ views are necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis as of the date of its analysis (January 31, 2026). It should be understood that, although subsequent developments may affect Moelis’ views, Moelis does not have any obligation to update, revise, or reaffirm its analysis or its estimate.

Moelis’ analysis is based, at the Debtors’ direction, on a number of assumptions, including, among other assumptions, that: (a) the Debtors will be reorganized in accordance with the Plan which will be effective on the Assumed Effective Date; (b) the Reorganized Debtors will achieve the results set forth in the financial projections attached as Exhibit C to this Disclosure Statement (the “Financial Projections”) for 2026 through 2028 (the “Projection Period”) provided to Moelis by the Debtors; (c) the Reorganized Debtors’ capitalization and available cash will be as set forth in the Plan and this Disclosure Statement (in particular, the pro forma indebtedness of the Reorganized Debtors as of the Assumed Effective Date will be $73 million); and (d) the Reorganized Debtors will be able to obtain all future financings, on the terms and at the times, necessary to achieve the results set forth in the Financial Projections. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, Moelis assumed that there will be no material change in economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis, as of the Assumed Effective Date.

[1]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in Plan or the Disclosure Statement, as applicable.

Moelis assumed, at the Debtors’ direction, that the Financial Projections prepared by the Debtors’ management were reasonably prepared on a basis reflecting the Debtors’ best currently available estimates and judgments of the Debtors’ management as to the future financial and operating performance of the Reorganized Debtors. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual enterprise value and/or equity value of the Reorganized Debtors may be materially higher or lower than the estimated range herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the enterprise value and/or equity value of the Reorganized Debtors.

The estimated Enterprise Value and Equity Value set forth above represent hypothetical enterprise value and equity value of the Reorganized Debtors as the continuing operators of the business and assets of the Debtors, after giving effect to the Plan, based on consideration of certain valuation methodologies as described below. The estimated Enterprise Value and Equity Value in this section do not purport to constitute an appraisal or necessarily reflect the actual market values that might be realized through a sale or liquidation of the Reorganized Debtors, their securities or their assets, which may be materially higher or lower than the estimated value ranges herein. The actual value of an operating business such as the Reorganized Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (a) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that Moelis deemed relevant; (b) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities, and prospects of the Reorganized Debtors, including the Financial Projections, furnished to Moelis by the Debtors; (c) reviewed the projected capitalization of the Reorganized Debtors; (d) conducted discussions with members of senior management and representatives of the Debtors concerning the matters described in clauses (a) and (c) of this paragraph, as well as their views concerning the Debtors’ business and prospects before giving effect to the Plan, and the Reorganized Debtors’ business and prospects after giving effect to the Plan; (e) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (f) reviewed a draft of the Plan dated January 31, 2026; (g) reviewed publicly available financial data for certain transactions that Moelis deemed relevant; and (h) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance- sheet, tax-related or otherwise) of the Reorganized Debtors, nor was Moelis furnished with any such evaluation or appraisal. Moelis also assumed, with the Debtors’ consent, that the final form of the Plan does not differ in any respect material to its analysis from the draft of the Plan that Moelis reviewed.

The estimated Enterprise Value and Equity Value in this section do not constitute a recommendation to any Holder of a Claim or Interest as to how such Holder of a Claim or Interest should vote or otherwise act with respect to the Plan. Moelis has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated Enterprise Value and Equity Value set forth herein do not constitute an opinion as to fairness from a financial point of view to any Holder of a Claim or Interest of the consideration to be received by such Holder of a Claim or Interest under the Plan, if any, or of the terms and provisions of the Plan.

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Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by Moelis, which consisted of: (a) a selected publicly traded companies analysis; (b) a selected transactions analysis; and (c) a discounted unlevered cash flow analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description. As such, Moelis’ valuation analysis must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to enterprise value.

A.	Selected Publicly Traded Companies Analysis The selected publicly traded companies analysis is based on the enterprise values of selected publicly traded energy services companies that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors. For example, such characteristics may include similar size and scale of operations, energy market sub-sector exposure, service line and product mix, operating margins, growth rates and geographical exposure. Under this methodology, certain financial multiples that measure financial performance and value are calculated for each selected company and then applied to certain financial metrics for the Reorganized Debtors to imply an enterprise value for the Reorganized Debtors. Moelis used, among other measures, enterprise value (defined as market value of equity, plus book value of debt and book value of preferred stock and minority interests if any, less cash, subject to adjustments for other items where appropriate) for each selected company as a multiple of such company’s publicly available consensus projected earnings before interest, taxes, depreciation, and amortization plus adjustments, as applicable (“Adjusted EBITDA”) for calendar year 2026 and 2027.

Although the selected companies were used for comparison purposes, no selected publicly traded company is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected publicly traded companies to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values of the selected publicly traded companies and the Reorganized Debtors. The selection of appropriate companies for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information.

B.	Selected Transactions Analysis. The selected transactions analysis is based on the implied enterprise values of companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Reorganized Debtors. Under this methodology, a multiple is derived using the enterprise value of each such target, calculated as the consideration paid and the net debt assumed in the selected precedent transaction. The Enterprise Value is then compared to a financial metric, in this case Adjusted EBITDA. Such multiples were then applied to the Reorganized Debtors’ Adjusted EBITDA projected for calendar year 2026 to imply an enterprise value for the Reorganized Debtors. Moelis analyzed various merger and acquisition transactions that have occurred in the energy services sector since 2020.

Although the selected precedent transactions were used for comparison purposes, no company included in the selected precedent transaction analysis is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected precedent transactions to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values implied by the selected precedent transactions analysis and the Reorganized Debtors. The selection of appropriate transactions for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information. In addition, other factors not directly related to a company’s business operations can affect a valuation in a transaction, including, among others factors: (a) the market environment is not identical for transactions occurring at different periods of time; and (b) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price.

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C.	Discounted Unlevered Cash Flow Analysis. The discounted cash flow (“DCF”) analysis is a valuation methodology that estimates the value of a business or asset by calculating the present value of expected future cash flows to be generated by that business or asset. Moelis’ DCF analysis used the Financial Projections’ estimated debt-free, after-tax cash flows through December 31, 2028. These cash flows were then discounted at a range of estimated weighted average costs of capital (“Discount Rate”) for the Reorganized Debtors. For the period after the Projection Period, Moelis determined an estimated terminal value of the Reorganized Debtors which was then discounted at the Discount Rate. Moelis utilized the multiples method which estimates a range of values for the Reorganized Debtors at the end of the Projection Period based on applying a range of terminal multiples to final year Adjusted EBITDA. In estimating a range of terminal multiples for its DCF analysis, Moelis took into account the trading multiples of selected publicly traded companies.

To determine the Discount Rate, Moelis used the estimated cost of equity and the estimated after-tax cost of debt for the Reorganized Debtors, assuming a targeted, long-term, debt-to-total capitalization ratio (based on debt-to-capitalization ratios of the selected publicly traded companies and the proposed capital structure contemplated by the Plan). Moelis calculated the cost of equity based on (a) the capital asset pricing model, which assumes that the expected equity return is a function of the risk-free rate, equity risk premium, and the correlation of the stock performance of the selected publicly traded companies to the return on the broader market, and (b) an adjustment related to the estimated equity market capitalization of the Reorganized Debtors, which reflects the historical equity risk premium of small, medium, and large equity market capitalization companies. Moelis utilized the U.S. statutory tax rate when calculating the Discount Rate. Moelis calculated the cost of debt utilizing its judgment and based on the size, industry, and end-uses for the Reorganized Debtors and on corporate credit spreads in the market environment as of the date of its analysis.

Reorganized Debtors - Valuation Considerations

The estimated Enterprise Value and Equity Value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the ranges set forth herein. Accordingly, none of the Debtors, Moelis or any other person assumes responsibility for the accuracy of such estimated Enterprise Value. Depending on the actual financial results of the Debtors or changes in the economy and the financial markets, the equity value of the Reorganized Debtors as of the Assumed Effective Date may differ from the estimated Equity Value set forth herein. In addition, the market prices, to the extent there is a market, of Reorganized Debtors’ securities will depend upon, among other things, prevailing interest rates, conditions in the economy and the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), changes in federal and state regulations, and other factors that generally influence the prices of securities.

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Exhibit F

Organizational Chart

Nine Energy Service, Inc. (Delaware)
Nine Energy Canada Inc. (Alberta, Canada)
CDK Perforating, LLC (Texas)
Crest Pumping Technologies, LLC (Delaware)
Nine Downhole Technologies, LLC (Delaware)
Nine Energy Service, LLC (Delaware)
RedZone Coil Tubing, LLC (Texas)
Frac Technology AS (Norway)
Nine Downhole Norway AS (Norway)
MOTI Holdco, LLC (Delaware)
Magnum Oil Tools GP, LLC (Texas)
99.99%
.01%
Magnum Oil Tools International, LTD (Texas)
Legend
ABL Facility Borrower
ABL Facility Guarantor
Senior Secured Notes Issuer
Senior Secured Notes Guarantor
Excluded Subsidiary under ABL Facility
Debtor